Exhibit 4.2

INDENTURE OF TRUST

by and between

GOAL CAPITAL FUNDING TRUST 2007-1

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

as Trustee and as Eligible Lender Trustee

Dated as of June 7, 2007

GOAL CAPITAL FUNDING TRUST 2007-1

Reconciliation and tie between Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and Indenture of Trust, dated as of June 7, 2007.

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
310(a)(1)	7.23
310(a)(2)	7.23
310(b)	7.23, 7.09
311(a)	7.08
311(b)	7.08
312(a)	2.03, 4.03
312(b)	9.16
312(c)	9.16
313(a)	4.15
313(b)	4.15
313(c)	4.15, 8.04
314(a)(1)	4.15
314(a)(2)	4.15
314(a)(3)	4.15
314(a)(4)	4.16
314(b)	5.13
314(c)	2.02, 5.12
314(d)(1)	5.12
315(b)	8.04
317(a)(1)	4.17, 6.10
317(a)(2)	7.24
317(b)	2.12
318(a)	9.09
318(c)	9.09

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

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(continued)

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(continued)

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(continued)

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(continued)

-v-

INDENTURE OF TRUST

THIS INDENTURE OF TRUST, dated as of June 7, 2007 (this “Indenture”), is by and between GOAL CAPITAL FUNDING TRUST 2007-1 (the “Issuer”), a statutory trust duly organized and existing under the laws of the State of Delaware (the “State”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trustee hereunder (together with its successors, the “Trustee”) and as eligible lender trustee (together with its successors, the “Eligible Lender Trustee”) under the Eligible Lender Trust Agreement (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

W I T N E S S E T H

WHEREAS, the Issuer represents that it is duly created as a statutory trust under the laws of the State and that by proper action has duly authorized the execution and delivery of this Indenture, which Indenture provides for the issuance of student loan asset-backed notes and the payments to the Noteholders and any Counterparty; and

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, it is hereby agreed among the parties hereto, the Registered Owners of the Notes (the Registered Owners evidencing their consent by their acceptance of the Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

NOW, THEREFORE, the Issuer, and, as applicable, the Eligible Lender Trustee, in consideration of the premises and acceptance by the Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, of the execution and delivery of any Derivative Product by a Counterparty, of the acknowledgement by the Trustee of the granting clauses set forth herein and the agreement of the Trustee to perform its duties pursuant to this Indenture to the best of its ability, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby grant, convey, pledge, transfer, assign and deliver to the Trustee, for the benefit of the Registered Owners of the Notes and, subject to Section 9.20 hereof, any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product), all of the moneys, rights and properties described in the granting clauses A through F below (the “Trust Estate”), as follows:

GRANTING CLAUSE A

The Available Funds (other than moneys released from the lien of the Trust Estate as provided herein);

GRANTING CLAUSE B

All moneys and investments held in the Funds and Accounts created under Section 5.01 hereof, including all proceeds thereof and all income thereon;

GRANTING CLAUSE C

The Financed Eligible Loans (other than Financed Eligible Loans released from the lien of the Trust Estate as provided herein) and all obligations of the obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date;

GRANTING CLAUSE D

The rights of the Issuer and/or the Eligible Lender Trustee, as applicable, in and to the Eligible Lender Trust Agreement, any Servicing Agreement, any Subservicing Agreement, the Student Loan Purchase Agreements, the Administration Agreement, the Guarantee Agreements and any other Basic Document as the same relate to the Financed Eligible Loans;

GRANTING CLAUSE E

The rights of the Issuer in and to any Derivative Product; provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to its Derivative Product; and

GRANTING CLAUSE F

All proceeds from any property described in these Granting Clauses and any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustee and its successors or assigns;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Notes, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder (including, subject to Section 9.20 hereof, payments due and payable to any Counterparty) or on the Notes, and for the performance of and compliance with the obligations, covenants and conditions of this Indenture, as if all the Notes and other Obligations (as defined herein) at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

PROVIDED, HOWEVER, that if the Issuer shall pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner provided in this Indenture, and shall make all required payments into the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture (other than Sections 4.12, 4.13 (in the case of Section 4.13, only for a period of 90 days after the Issuer has paid or provided for the payments of the amounts described herein) and 7.05 hereof) and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND USE OF PHRASES

Capitalized terms used herein and not otherwise defined shall have the meanings set forth below or in Appendix B, as applicable, unless the context clearly requires otherwise:

“Account” shall mean any of the accounts created and established within any Fund pursuant to this Indenture.

“Acquisition Fund” shall mean the Fund by that name created in Section 5.01(a) hereof and further described in Section 5.02 hereof, including any Accounts and Subaccounts created therein.

“Add-On Consolidation Loan” means an Eligible Loan for which the applicable borrower is eligible solely under Section 428C(a)(3)(B)(i)(II) or (III) of the Higher Education Act.

“Add-On Consolidation Loan Account” shall mean the Account by that name created in Section 5.01(a) hereof within the Acquisition Fund and further described in Section 5.02 hereof, including any Subaccounts created therein.

“Additional Trust Loan” means an Eligible Loan for which the applicable borrower (a) is eligible under Section 428C(a)(3)(B)(i) of the Higher Education Act and (b) is a borrower under an Eligible Loan currently held within the Trust Estate.

“Adjusted Pool Balance” shall mean, as determined by the Administrator for any Quarterly Distribution Date, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance, the Specified Reserve Fund Balance for that Quarterly Distribution Date and any amounts on deposit in the Capitalized Interest Fund; or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, that Pool Balance.

“Administration Agreement” shall mean the Administration Agreement, dated as of the date hereof, among the Issuer, the Administrator, the Trustee and the Delaware Trustee, as supplemented, amended or otherwise modified from time to time.

“Administration Fee” shall mean an amount equal to 0.05% per annum, based on the aggregate principal amount of the Financed Eligible Loans at any time, as determined by the Administrator.

“Administrator” shall mean Goal Financial, LLC in its capacity as administrator of the Issuer and the Financed Eligible Loans, or any successor thereto in accordance with the Administration Agreement.

“Administrator’s Distribution Date Certificate” shall have the meaning set forth in Section 4.15(c) hereof.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Auction Rate Notes” shall mean the Class B-1 Notes.

“Authorized Denominations” shall mean (a) with respect to LIBOR Rate Notes, minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof and (b) with respect to Auction Rate Notes,” “Authorized Denominations” as defined in Appendix B.

“Authorized Representative” shall mean, when used with reference to the Issuer, the Administrator and any Person duly authorized by the Trust Agreement to act on the Issuer’s behalf.

“Available Funds” shall mean, with respect to any Distribution Date or any Monthly Allocation Date, the sum of the following amounts received to the extent not previously distributed: (a) all collections received by any Servicer or Subservicer on the Financed Eligible Loans (including late fees received by any Servicer or Subservicer with respect to the Financed Eligible Loans and payments from any Guaranty Agency received with respect to the Financed Eligible Loans) but net of any collections in respect of principal on the Financed Eligible Loans applied by the Issuer to repurchase guaranteed loans from the Guaranty Agencies or any Servicer or Subservicer in accordance with its Guarantee Agreement, Servicing Agreement or Subservicing Agreement, as applicable; (b) any Interest Benefit Payments and Special Allowance Payments received by the Trustee or the Eligible Lender Trustee with respect to Financed Eligible Loans; (c) all Liquidation Proceeds; (d) the aggregate Purchase Amounts received for Financed Eligible Loans repurchased by the Depositor or purchased by a Servicer, Subservicer or Goal Financial or for serial loans sold to another eligible lender pursuant to the applicable Servicing Agreement or Subservicing Agreement; (e) the aggregate amounts, if any, received from the Depositor, any Servicer or any Subservicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Benefit Payments and Special

Allowance Payments, with respect to the Financed Eligible Loans pursuant to a Student Loan Purchase Agreement, Servicing Agreement or Subservicing Agreement, respectively; (f) other amounts received by a Servicer or a Subservicer pursuant to its role as Servicer or Subservicer under the applicable Servicing Agreement or Subservicing Agreement, respectively, and payable to the Issuer in connection therewith; (g) all interest earned or gain realized from the investment of amounts in any Fund or Account; (h) any payments received under the Derivative Products from the Counterparties in respect of any applicable Distribution Date and (i) any other amounts deposited to the Collection Fund. “Available Funds” shall be determined pursuant to the terms of this definition by the Administrator and reported to the Trustee. The Trustee may conclusively rely on such determinations without further duty to review or examine such information.

“Basic Documents” shall mean the Trust Agreement, this Indenture, the Servicing Agreements, any Subservicing Agreement, the Administration Agreement, the Student Loan Purchase Agreements, the Guarantee Agreements, the Eligible Lender Trust Agreement, the Derivative Products, the Note Depository Agreements, the Auction Agent Agreement, the Broker-Dealer Agreements and other documents and certificates delivered in connection with any thereof.

“Benefit Plan” shall mean (i) an employee benefit plan (as defined in Section 3(3) of ERISA), which is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code), which is subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in the entity.

“Book-Entry Note” shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 hereof.

“Broker” shall mean a broker, which may be an Affiliate of the Administrator, that is engaged in the business of procuring or writing derivative instruments.

“Business Day” shall mean (a) with respect to calculating LIBOR of a specified maturity or GBP-LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business; (b) with respect to calculating EURIBOR of a specified maturity, any day on which TARGET, and banks in New York, New York and London, England, are open for the transaction of international business; (c) for the purposes of the Auction Rate Notes, the definition of “Business Day” set forth in Appendix B hereto; and (d) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or in the city in which the principal office of the Trustee identified in accordance with Section 9.01 hereof is located are authorized or permitted by law, regulation or executive order to remain closed.

“Capitalized Interest Fund” shall mean the Fund by that name created in Section 5.01(b) hereof and further described in Section 5.03 hereof.

“Carry-Over Amount” means (a) with respect to the Class B-1 Notes, the “Carry-Over Amount” as defined in Appendix B and (b) with respect to the Class C-1 Notes, the Class C Carry-Over Amount.

“Certificateholder” shall mean a holder of a Trust Certificate.

“Certificate of Insurance” shall mean any Certificate evidencing that a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

“Certificate of Trust” shall mean the certificate filed with the Secretary of State of the State establishing the Issuer under State law.

“Class” shall mean a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” or “each Class of Notes” thus mean each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5, the Class B-1 Notes and the Class C-1 Notes.

“Class A Noteholder” shall mean the Person in whose name a Class A Note is registered in the Note registration books of the Trustee.

“Class A Noteholders’ Interest Distribution Amount” shall mean, for any Distribution Date for any Class of the Class A Notes, the Class A-1 Noteholders’ Interest Distribution Amount, the Class A-2 Noteholders’ Interest Distribution Amount, the Class A-3 Noteholders’ Interest Distribution Amount, the Class A-4 Noteholders’ Interest Distribution Amount or the Class A-5 Noteholders’ Interest Distribution Amount, as applicable, in each case to the extent payable on such Distribution Date.

“Class A Notes” shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

“Class A Obligations” shall mean Class A Notes and any Derivative Product the priority of payment of which is equal to that of Class A Notes.

“Class A Percentage” shall mean, for any Quarterly Distribution Date, 100% less the Class B Percentage.

“Class A Principal Distribution Amount” shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class A Percentage.

“Class A-1 Maturity Date” shall mean the Quarterly Distribution Date occurring in June, 2021.

“Class A-1 Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-1 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-1 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

“Class A-1 Noteholder” shall mean the Person in whose name a Class A-1 Note is registered in the Note registration books maintained by the Trustee.

“Class A-1 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-1 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-1 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-1 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

“Class A-1 Notes” shall mean the $237,000,000 Student Loan Asset-Backed Notes, Senior Class A-1, issued by the Issuer pursuant to this Indenture substantially in the form of Exhibit B-1 hereto.

“Class A-1 Rate” shall mean, for any Interest Accrual Period, the applicable Three-Month LIBOR (as determined by the Trustee) plus 0.02%. For the first Interest Accrual Period, the Class A-1 Rate shall be determined by reference to the following formula:

x + ((a/b) * (y-x)) plus 0.02%, as determined by the Trustee.

where:

x = Three-Month LIBOR,

y = Four-Month LIBOR,

a = the actual number of days from the maturity date of Three-Month LIBOR to the first Quarterly Distribution Date, and

b = the actual number of days from the maturity date of Three-Month LIBOR and the maturity date of Four-Month LIBOR.

“Class A-2 Maturity Date” shall mean the Quarterly Distribution Date occurring in March, 2024.

“Class A-2 Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-2 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-2 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

“Class A-2 Noteholder” shall mean the Person in whose name a Class A-2 Note is registered in the Note registration books maintained by the Trustee.

“Class A-2 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-2 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-2 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-2 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

“Class A-2 Notes” shall mean the $155,000,000 Student Loan Asset-Backed Notes, Senior Class A-2, issued by the Issuer pursuant to this Indenture substantially in the form of Exhibit B-1 hereto.

“Class A-2 Rate” shall mean, for any Interest Accrual Period, the applicable Three-Month LIBOR (as determined by the Trustee) plus 0.06%. For the first Interest Accrual Period, the Class A-2 Rate shall be determined by reference to the following formula:

x + ((a/b) * (y-x)) plus 0.06%, as determined by the Trustee.

where:

x = Three-Month LIBOR,

y = Four-Month LIBOR,

a = the actual number of days from the maturity date of Three-Month LIBOR to the first Quarterly Distribution Date, and

b = the actual number of days from the maturity date of Three-Month LIBOR and the maturity date of Four-Month LIBOR.

“Class A-3 Maturity Date” shall mean the Quarterly Distribution Date occurring in September, 2028.

“Class A-3 Note Interest Shortfall” shall mean with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-3 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-3 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-3 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-3 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

“Class A-3 Noteholder” shall mean the person in whose name a Class A-3 Note is registered in the Note registration books maintained by the Trustee.

“Class A-3 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-3 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-3 Notes immediately prior to such Quarterly Distribution Date and (b) the Class A-3 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

“Class A-3 Notes” shall mean the $279,000,000 Student Loan Asset-Backed Notes, Senior Class A-3, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-1 hereto.

“Class A-3 Rate” shall mean, for an applicable Interest Accrual Period, the applicable Three-Month LIBOR (as determined by the Trustee) plus 0.09%. For the first Interest Accrual Period, the Class A-3 Rate shall be determined by reference to the following formula:

x + ((a/b) * (y-x)) plus 0.09%, as determined by the Trustee.

where:

x = Three-Month LIBOR,

y = Four-Month LIBOR,

a = the actual number of days from the maturity date of Three-Month LIBOR to the first Quarterly Distribution Date, and

b = the actual number of days from the maturity date of Three-Month LIBOR and the maturity date of Four-Month LIBOR.

“Class A-4 Maturity Date” shall mean the Quarterly Distribution Date occurring in March, 2036.

“Class A-4 Note Interest Shortfall” shall mean with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-4 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-4 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-4 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-4 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

“Class A-4 Noteholder” shall mean the Person in whose name a Class A-4 Note is registered in the Note registration books maintained by the Trustee.

“Class A-4 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-4 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-4 Notes

immediately prior to such Quarterly Distribution Date and (b) the Class A-4 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator

“Class A-4 Notes” shall mean the $331,000,000 Student Loan Asset-Backed Notes, Senior Class A-4A, issued by the Issuer pursuant to this Indenture substantially in the form of Exhibit B-1 hereto.

“Class A-4 Rate” shall mean, for an applicable Interest Accrual Period, the applicable Three-Month LIBOR (as determined by the Trustee) plus 0.12%. For the first Interest Accrual Period, the Class A-4 Rate shall be determined by reference to the following formula:

x + ((a/b) * (y-x)) plus 0.12%, as determined by the Trustee.

where:

x = Three-Month LIBOR,

y = Four-Month LIBOR,

a = the actual number of days from the maturity date of Three-Month LIBOR to the first Quarterly Distribution Date, and

b = the actual number of days from the maturity date of Three-Month LIBOR and the maturity date of Four-Month LIBOR.

“Class A-5 Maturity Date” shall mean the Quarterly Distribution Date occurring in March, 2042.

“Class A-5 Note Interest Shortfall” shall mean with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-5 Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-5 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-5 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-5 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

“Class A-5 Noteholder” shall mean the Person in whose name a Class A-5 Note is registered in the Note registration books maintained by the Trustee.

“Class A-5 Noteholders’ Interest Distribution Amount” shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-5 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-5 Notes immediately prior to such Quarterly Distribution Date and (b) the Class A-5 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such

Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

“Class A-5 Notes” shall mean the $118,000,000 Student Loan Asset-Backed Notes, Senior Class A-5, issued by the Issuer pursuant to this Indenture substantially in the form of Exhibit B-1 hereto.

“Class A-5 Rate” shall mean, for an applicable Interest Accrual Period, the applicable Three-Month LIBOR (as determined by the Trustee) plus 0.16%. For the first Interest Accrual Period, the Class A-5 Rate shall be determined by reference to the following formula:

x + ((a/b) * (y-x)) plus 0.16%, as determined by the Trustee.

where:

x = Three-Month LIBOR,

y = Four-Month LIBOR,

a = the actual number of days from the maturity date of Three-Month LIBOR to the first Quarterly Distribution Date, and

b = the actual number of days from the maturity date of Three-Month LIBOR and the maturity date of Four-Month LIBOR.

“Class B Carry-Over Amounts” shall mean, for any Distribution Date relating to the Class B-1 Notes, any unpaid Carry-Over Amounts with respect to such Notes.

“Class B Maturity Date” shall mean the Quarterly Distribution Date occurring in March, 2042.

“Class B Note Interest Shortfall” shall mean, with respect to any Auction Rate Distribution Date for the Class B-1 Notes, the excess, if any, of (a) the Class B Noteholders’ Interest Distribution Amount on the immediately preceding Auction Rate Distribution Date for the Class B-1 Notes over (b) the amount of interest actually distributed to the Class B Noteholders on such preceding Auction Rate Distribution Date, plus interest accrued on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the interest rate borne by the Class B-1 Notes for the related Interest Accrual Period, from such immediately preceding Auction Rate Distribution Date to the current Auction Rate Distribution Date, as determined by the Administrator

“Class B Noteholder” shall mean the Person in whose name a Class B-1 Note is registered in the Note registration books maintained by the Trustee.

“Class B Noteholders’ Interest Distribution Amount” shall mean, with respect to any Auction Rate Distribution Date for the Class B-1 Notes, the sum of (a) the amount of interest accrued at the Class B Rate for the related Interest Accrual Period on the Outstanding Amount of the Class B-1 Notes immediately prior to such Auction Rate Distribution Date; and (b) the Class B

Note Interest Shortfall for such Auction Rate Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

“Class B Obligations” shall mean the Class B-1 Notes.

“Class B Percentage” shall mean, for any Quarterly Distribution Date, (a) prior to the Stepdown Date or with respect to any Quarterly Distribution Date on which a Subordinate Principal Trigger Event described in clause (a) of the definition of “Subordinate Principal Trigger Event” is in effect, zero; or (b) on and after the Stepdown Date and provided that no Subordinate Principal Trigger Event described in clause (a) of the definition of “Subordinate Principal Trigger Event” is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate Outstanding Amount of the Class B-1 Notes and the denominator of which is the aggregate Outstanding Amount of the Class A Notes and the Class B-1 Notes, in each case determined on the Determination Date by the Administrator for that Quarterly Distribution Date.

“Class B Principal Distribution Amount” shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class B Percentage.

“Class B Rate” shall mean, for any Interest Accrual Period for the Class B-1 Notes, the Auction Note Interest Rate applicable to such Class for such Interest Accrual Period, and, for the first Interest Accrual Period, the Initial Rate for such Class.

“Class B-1 Notes” shall mean the $45,000,000 Student Loan Asset-Backed Notes, Subordinate Class B-1, issued by the Issuer pursuant to this Indenture substantially in the form of Exhibit B-2 hereto.

“Class C Carry-Over Amount” shall mean (a) for any Quarterly Distribution Date on which a Junior Subordinate Interest Trigger Event is in effect, the Class C Noteholders’ Interest Distribution Amount that would otherwise be paid to Class C Noteholders in accordance with Section 5.04(c)(vi) hereof, plus (b) for any Quarterly Distribution Date, any previously due but unpaid Class C Carry-Over Amounts.

“Class C Maturity Date” shall mean the Quarterly Distribution Date occurring in June, 2042.

“Class C Note Interest Shortfall” shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class C Noteholders’ Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class C Noteholders on such preceding Quarterly Distribution Date (including as Carry-Over Amounts), plus interest on the amount of such excess interest due to the Class C Noteholders, to the extent permitted by law, at the interest rate borne by the Class C-1 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

“Class C Noteholder” shall mean the Person in whose name a Class C Note is registered in the Note registration books maintained by the Trustee.

“Class C Noteholders’ Interest Distribution Amount” shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class C Rate for the related Interest Accrual Period on the Outstanding Amount of the Class C-1 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class C Note Interest Shortfall for such Quarterly Distribution Date other than any Class C Note Interest Shortfall related to a Junior Subordinate Interest Trigger Event, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

“Class C-1 Notes” shall mean the $35,000,000 Student Loan Asset-Backed Notes, Junior Subordinate Class C-1, issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-1 hereto.

“Class C Obligations” shall mean the Class C-1 Notes.

“Class C Rate” shall mean, for any Interest Accrual Period, the applicable Three-Month LIBOR (as determined by the Trustee) plus 0.40%. For the first Interest Accrual Period, the Class C Rate shall be determined by reference to the following formula:

x + ((a/b) * (y-x)) plus 0.40%, as determined by the Trustee.

where:

x = Three-Month LIBOR,

y = Four-Month LIBOR,

a = the actual number of days from the maturity date of Three-Month LIBOR to the first Quarterly Distribution Date, and

b = the actual number of days from the maturity date of Three-Month LIBOR and the maturity date of Four-Month LIBOR.

“Clearing Agency” shall mean DTC, Euroclear or Clearstream, as applicable, or another organization registered as a “clearing agency” pursuant to applicable law. The initial Clearing Agency for the Notes shall be DTC and the nominee for such Clearing Agency shall be “Cede & Co.”

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” shall mean Clearstream Banking, société anonyme, Luxembourg.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section which are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

“Collection Fund” shall mean the Fund by that name created in Section 5.01(c) hereof and further described in Section 5.04 hereof.

“Collection Period” shall mean the period beginning on June 7, 2007 and ending on August 31, 2007, and, thereafter, the three calendar months immediately following the end of the previous Collection Period.

“Commission” shall mean the Securities and Exchange Commission.

“Contract of Insurance” shall mean the contract of insurance between the Eligible Lender Trustee and the Secretary.

“Counterparty” shall mean the counterparties to any Derivative Product entered into pursuant to Section 3.03 hereof, including the Interest Rate Cap Counterparty.

“Counterparty Payments” shall mean any payment to be made to, or for the benefit of, the Issuer under a Derivative Product.

“Cumulative Rate of Default” shall mean the percentage equivalent of a fraction, (a) the numerator of which is the cumulative principal amount of all defaulted Financed Eligible Loans and (b) the denominator of which is the sum of (i) the amount calculated pursuant to clause (a) of the definition of Pool Balance as of the Cutoff Date for the initial pool of Financed Eligible Loans, plus (ii) the initial principal balance of the Financed Eligible Loans acquired with funds on deposit in the Acquisition Fund after the Date of Issuance (including accrued interest thereon to the extent such interest is expected to be capitalized).

“Custodian” shall mean the DTC Custodian which shall have the meaning specified in Section 2.02 hereof.

“Cutoff Date” shall mean (i) with respect to the initial pool of Financed Eligible Loans, two days before the Date of Issuance; and (ii) with respect to subsequently acquired Eligible Loans, the date on which such loans are transferred to the Issuer.

“Date of Issuance” shall mean the date hereof.

“DBRS” shall mean DBRS, Inc., or its successor.

“Delaware Trustee” shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely in its capacity as the trustee of the Issuer under the Trust Agreement.

“Delaware Trustee Fee” shall mean (a) the Delaware Trustee’s initial setup fee plus the initial $4,000 annual fee and (b) an annual fee equal to $4,000, payable on the Quarterly Distribution Date occurring in June of each year, beginning in 2008; provided, however, that if the Issuer receives the initial invoice for such fee later than 15 days prior to any such Quarterly

Distribution Date, such fee shall be payable on the next Quarterly Distribution Date that is at least 15 days after receipt by the Issuer of such invoice.

“Department” shall mean the United States Department of Education, an agency of the Federal government.

“Department Rebate Fund” shall mean the Fund by that name created in Section 5.01(j) hereof and further described in Section 5.14 hereof, including any Accounts and Subaccounts created therein.

“Department Rebate Interest Amount” means, with respect to any date of determination, the greater of (a)(i) the expected amount of interest paid by borrowers on the Financed Eligible Loans first disbursed on or after April 1, 2006 that exceeds the Special Allowance Payment support levels applicable to such Financed Eligible Loans under the Higher Education Act since the prior Department Rebate Payment Date less (ii) the amount of accrued Interest Subsidy Payments or Special Allowance Payments due to the Issuer since the prior Department Rebate Payment Date and (b) $0.00.

“Department Rebate Payment Date” means the quarterly date that (i) the Department Rebate Interest Amount is due and payable to the Department or (ii) the Department offsets the Department Rebate Interest Amount from Interest Subsidy Payments or Special Allowance Payments due to the Issuer.

“Depositor” shall mean Goal Capital Funding, LLC, and its successors and assigns and any other Person or Persons as may become a Depositor pursuant to the terms of the Trust Agreement.

“Derivative Product” shall mean the Interest Rate Cap Agreement and any derivative product entered into subsequent to the Date of Issuance subject to the provisions of Section 3.03 hereof.

“Derivative Value” shall mean the value of a Derivative Product, if any, to the Counterparty, provided that such value is defined and calculated in substantially the same manner as amounts are defined and calculated pursuant to the applicable provisions of an ISDA Master Agreement.

“Determination Date” shall mean, with respect to any Distribution Date or Monthly Allocation Date, the second Business Day preceding such Distribution Date or Monthly Allocation Date.

“Definitive Notes” shall mean any definitive Notes issued pursuant to Section 2.11 hereof.

“Depositor Eligible Lender Trustee” shall mean The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), in its capacity as eligible lender trustee for the Depositor.

“Distribution Date” shall mean (i) for an Auction Rate Note, each related Auction Rate Distribution Date and (ii) for a LIBOR Rate Note, and, to the extent specified herein, with respect to certain amounts owed under the Auction Rate Notes and to other parties, each Quarterly Distribution Date.

“Distribution Shortfall” shall have the meaning set forth in Section 5.02 hereof.

“DTC” shall mean The Depository Trust Company, a New York corporation.

“Eligible Lender” shall mean any Person designated by the Secretary as an “eligible lender” with respect to Eligible Loans under the Higher Education Act.

“Eligible Lender Trust Agreement” shall mean the Eligible Lender Trust Agreement, dated as of the date hereof, between the Issuer and The Bank of New York Trust Company, N.A., as Eligible Lender Trustee, as amended, supplemented or otherwise modified from time to time.

“Eligible Lender Trustee” shall mean The Bank of New York Trust Company, N.A., in its capacity as eligible lender trustee hereunder and under the terms of the Eligible Lender Trust Agreement.

“Eligible Loan” shall mean any consolidation loan made to finance post-secondary education that is made under the Higher Education Act, provided that if, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including, without limitation, their benefits, any provisions, or the servicing thereof, are materially different from loans so authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute Eligible Loans unless a Rating Confirmation is obtained.

“Eligible Loan Acquisition Certificate” shall mean a certificate signed by an Authorized Representative of the Issuer in substantially the form attached as Exhibit A hereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” shall mean the Euroclear System operated by Euroclear Bank S.A./N.V., or any successor thereto.

“European Clearing Systems” shall mean Euroclear or Clearstream.

“Event of Bankruptcy” shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

“Event of Default” shall have the meaning specified in Article VI hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Financed” or “Financing” when used with respect to Eligible Loans, shall mean or refer to Eligible Loans (a) acquired by the Issuer with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the Trust Estate and (b) Eligible Loans substituted or exchanged for Financed Eligible Loans, but does not include Eligible Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

“Fiscal Year” shall mean the fiscal year of the Issuer (initially January 1 through December 31) as established from time to time.

“Fitch” shall mean Fitch, Inc., its successors and assigns.

“Four-Month LIBOR” shall mean, with respect to any Interest Accrual Period, LIBOR for such Interest Accrual Period calculated using an Index Maturity of four months.

“Funds” shall mean each of the Funds created pursuant to Section 5.01 hereof.

“Future Distribution Fund” shall mean the Fund by that name created in Section 5.01(k) hereof and further described in Section 5.15 hereof, including any Accounts and Subaccounts created therein.

“Goal Eligible Purchaser” shall mean Goal Financial or any of its Affiliates other than any Affiliate that has at any time owned an interest in any of the Financed Eligible Loans.

“Goal Financial” means Goal Financial, LLC, a California limited liability company.

“Guarantee” or “Guaranteed” shall mean, with respect to an Eligible Loan, the insurance or guarantee by a Guaranty Agency pursuant to such Guaranty Agency’s Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Higher Education Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to such Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by such Guaranty Agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular Eligible Loan.

“Guarantee Agreements” shall mean a guaranty or lender agreement between the Eligible Lender Trustee and any Guaranty Agency, and any amendments thereto.

“Guaranty Agency” shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the Eligible Lender Trustee maintains a Guarantee Agreement.

“Higher Education Act” shall mean the Higher Education Act of 1965, as amended, or any successor federal act and all regulations, directives, bulletins and guidelines promulgated from time to time thereunder.

“Highest Priority Obligations” shall mean at any time when Class A Obligations are Outstanding, the Class A Obligations, and at any time when no Class A Obligations are Outstanding and Class B Obligations are Outstanding, the Class B Obligations, and at any time when no Class A Obligations or Class B Obligations are Outstanding and Class C Obligations are Outstanding, the Class C Obligations.

“Indenture” shall mean this Indenture of Trust, including all supplements and amendments hereto.

“Independent” shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor and any Affiliate of any of the foregoing Persons; (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons; and (c) is not connected with the Issuer, any such other obligor, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

“Independent Certificate” shall mean a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable provisions of this Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Index Maturity” shall mean, (i) with respect to the determination of Three-Month LIBOR, three months, and (ii) with respect to the determination of Four-Month LIBOR, four months.

“Initial Pool Balance” shall mean the sum of (i) the balance on deposit in the Prefunding Account and the Add-On Consolidation Loan Account on the Date of Issuance, plus (ii) the amount calculated pursuant to clause (a) of the definition of Pool Balance as of the Cutoff Date for the initial pool of Financed Eligible Loans.

“Insurance” or “Insured” or “Insuring” shall mean, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of all or a portion of the principal of and accrued interest on such Eligible Loan.

“Interest Accrual Period” shall mean (a) with respect to each Quarterly Distribution Date and each Class of LIBOR Rate Notes, the period from and including the immediately preceding Quarterly Distribution Date for such Class of the Notes (or in the case of the initial such period, the Date of Issuance), to but excluding such Quarterly Distribution Date and (b) with respect to each Class of Auction Rate Notes, “Interest Accrual Period” as defined in Appendix B hereto.

“Interest Benefit Payment” shall mean an interest payment on Eligible Loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

“Interest Rate Cap Agreement” shall mean the Confirmation and Credit Support Annex, each dated June 1, 2007 and effective as of June 7, 2007, between the Issuer and the Interest Rate Cap Counterparty.

“Interest Rate Cap Counterparty” shall mean Bank of America, N.A., or any successor or assignee thereof.

“Investment Securities” shall mean:

(a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

(b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated “A-1+” by S&P and “F1” or higher by Fitch and has the required ratings from Moody’s corresponding to the duration of such investment set forth below;

(c) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 24 months or less, but more than 12 months, with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated “A” or higher by S&P and “A” or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated “A-1+” by S&P and “F1” or higher by Fitch and has the required ratings from Moody’s corresponding to the duration of such investment set forth below;

(d) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of more than 24 months with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated “AA” or higher by S&P and “AA” or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated “A-1+” by S&P, “P-1” by Moody’s and “F1” or higher by Fitch and has the required ratings from Moody’s corresponding to the duration of such investment set forth below;

(e) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Farmers Home Administration; Federal Home Loan Banks provided such obligation is rated “AAA” by S&P, “Aaa” by Moody’s and “AAA” by Fitch; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

(f) repurchase agreements and reverse repurchase agreements, other than overnight repurchase agreements and overnight reverse repurchase agreements, with banks, including the Trustee and any of its affiliates, which are members of the Federal Deposit Insurance Corporation or firms which are members of the Securities Investors Protection Corporation, in each case whose outstanding, unsecured debt securities are rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch, if commercial paper is outstanding, commercial paper which is rated “A-1+” by S&P and “F1” or higher by Fitch and has the required ratings from Moody’s corresponding to the duration of such investment set forth below;

(g) overnight repurchase agreements and overnight reverse repurchase agreements at least 101% collateralized by securities described in subparagraph (a) of this definition and with a counterparty, including the Trustee and any of its affiliates, that has senior debt rated “AA” or higher by S&P and “A” or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated “A-1+” by S&P and “F1” or higher by Fitch and has the required ratings from Moody’s corresponding to the duration of such investment set forth below, or a counterparty approved in writing by S&P, Moody’s and Fitch, respectively;

(h) investment agreements or guaranteed investment contracts, which may be entered into by and among the Issuer and/or the Trustee and any bank, bank holding company, corporation or any other financial institution, including the Trustee and any of its affiliates, whose outstanding (i) commercial paper is rated “A-1+” by S&P and “F1” or higher by Fitch for agreements or contracts with a maturity of 12 months or less and has the required ratings from Moody’s corresponding to the duration of such investment set forth below; (ii) unsecured long-term debt is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated “A-1+” by S&P and “F1” or higher by Fitch for agreements or contracts with a maturity of 24 months or less, but more than 12 months and has the required ratings from Moody’s corresponding to the duration of such investment set forth below, or (iii) unsecured long-term debt which is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated “A-1+” by S&P and “F1” or higher by Fitch for agreements or contracts with a maturity of more than 24 months and has the required ratings from Moody’s corresponding to the duration of such investment set forth below, or, in each case, by an insurance company whose claims-paying ability is so rated;

(i) “tax exempt bonds” as defined in Section 150(a)(6) of the Code, other than “specified private activity bonds” as defined in Section 57(a)(5)(C) of the Code, that are rated in the highest category by S&P and Fitch for long-term or short-term debt or shares of a so-called money market or mutual fund rated “AAAm/AAAm-G” or higher by S&P, and “AA/F1+” or higher by Fitch and has the required ratings from Moody’s corresponding to the duration of such investment set forth below, that do not constitute “investment property” within the meaning of Section 148(b)(2) of the Code, provided that the fund has all of its assets invested in obligations of such rating quality;

(j) commercial paper, including that of the Trustee and any of its affiliates, which is rated in the single highest classification, “A-1+” by S&P and “F1” or higher by Fitch and has the required ratings from Moody’s corresponding to the duration of such investment set forth below, and which matures not more than 270 days after the date of purchase;

(k) investments in a money market fund rated at least “AAAm” or “AAAm-G” by S&P, “Aaa” by Moody’s and “AA” or “F1” or higher by Fitch, including funds for which the Trustee or an affiliate thereof acts as investment advisor or provides other similar services for a fee; and

(l) any other investment with a Rating Confirmation from each Rating Agency.

Each Investment Security or the provider of such Investment Security (other than those described in paragraphs (a), (e) and (k) of this definition) shall have the following Moody’s long-term and or short-term ratings corresponding to the duration of such investment:

MAXIMUM MATURITY	MINIMUM RATINGS
One Month	“A2” or “Prime-1”

Three Months	“A1” and “Prime-1”

Six Months	“Aa3” and “Prime-1”

Greater than Six Months	“Aaa” and “Prime-1”

“ISDA Master Agreement” shall mean the ISDA Master Agreement, as amended from time to time, and as in effect with respect to any Derivative Product.

“Issuer” shall mean Goal Capital Funding Trust 2007-1, a statutory trust organized and existing under the laws of the State, and any successor thereto.

“Issuer Derivative Payment” shall mean any payment required to be made by or on behalf of the Issuer to a Counterparty pursuant to a Derivative Product.

“Issuer Order” shall mean a written order signed in the name of the Issuer by an Authorized Representative.

“Junior Subordinate Interest Trigger Event” shall mean, on any Quarterly Distribution Date, the Cumulative Rate of Default for the Financed Eligible Loans exceeds 25%.

“LIBOR” shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having the applicable Index Maturity as it appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Trustee. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the applicable Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the applicable Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period and the applicable Index Maturity.

“LIBOR Determination Date” shall mean, for each Interest Accrual Period, the second Business Day before the beginning of that Interest Accrual Period.

“LIBOR Rate Notes” shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class C-1 Notes.

“Liquidated Financed Eligible Loan” shall mean any defaulted Financed Eligible Loan liquidated by any Servicer or Subservicer (which shall not include any Financed Eligible Loan on which payments are received from a Guaranty Agency) or which such Servicer or Subservicer has, after using all reasonable efforts to realize upon such Financed Eligible Loan, determined to charge off.

“Liquidation Proceeds” shall mean, with respect to any Liquidated Financed Eligible Loan which became a Liquidated Financed Eligible Loan in accordance with any Servicer’s or Subservicer’s customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, net of the sum of any amounts expended by such Servicer or Subservicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan.

“Maturity” when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Note Final Maturity Date, by earlier prepayment or purchase, by declaration of acceleration, or otherwise.

“Minimum Purchase Amount” shall mean, on any Quarterly Distribution Date, an amount that would be sufficient to (a) reduce the Outstanding Amount of each Class of the Notes on such

Quarterly Distribution Date to zero; (b) pay to the respective Registered Owners the Class A Noteholders’ Interest Distribution Amount, the Class B Noteholders’ Interest Distribution Amount and the Class C Noteholders’ Interest Distribution Amount payable on such Quarterly Distribution Date; (c) pay any Servicing Fees, Administration Fees, Trustee Fees and Delaware Trustee Fees due and owing; (d) pay any Issuer Derivative Payments due and owing; and (e) pay any Carry-Over Amounts.

“Monthly Allocation Date” shall mean the twenty-fifth (25th) day of each calendar month, commencing in June of 2007, or, if such day is not a Business Day, the immediately succeeding Business Day.

“Monthly Interest Allocation” means, with respect to any Monthly Allocation Date and any Class of Notes (a) for each Class of Notes on which interest is paid more frequently than intervals of 60 days an amount equal to the interest that will become payable on such Class of Notes on such Monthly Allocation Date or prior to the following Monthly Allocation Date, and (b) for each Class of Notes on which interest is paid at intervals of 60 days or less frequently (i) if such Monthly Allocation Date is a Distribution Date for such Class of Notes, the amount of interest payable with respect to such Class of Notes on such Distribution Date, less the amount of funds previously deposited to the Future Distribution Fund for the payment of interest to such Class of Notes on such Distribution Date and (ii) if such Monthly Allocation Date is not a Distribution Date for such Class of Notes, an amount equal to the result of (x) the amount of interest payable on the following Distribution Date on which interest is required to be paid on such Class of Notes, less the amount of funds previously deposited to the Future Distribution Fund for the payment of interest to such Class of Notes, divided by (y) the number of Monthly Allocation Dates, during the period from (and including) the current Monthly Allocation Date to the following Distribution Date on which interest is required to be paid to such Class of Notes (including any Monthly Allocation Date occurring on such Distribution Date, if applicable); provided, that, in the event the Administrator does not know on the Monthly Allocation Date the rate at which interest will accrue on any Class of Notes for any period prior to the next Monthly Allocation Date, those Notes will be assumed to bear interest for such period at a rate determined by the Administrator.

“Monthly Issuer Derivative Payment Allocation” means, with respect to any Monthly Allocation Date and any Derivative Product, (a) for each Derivative Product under which Issuer Derivative Payments are paid more frequently than every 60 days an amount equal to the Issuer Derivative Payments (excluding Termination Payments other than Priority Termination Payments) that will become payable under such Derivative Product on such Monthly Allocation Date or prior to the following Monthly Allocation Date and (b) for each Derivative Product under which Issuer Derivative Payments are paid every 60 days or less frequently (i) if Issuer Derivative Payments are required to be paid with respect to such Derivative Product on such Monthly Allocation Date, the amount of Issuer Derivative Payments (excluding Termination Payments other than Priority Termination Payments) payable on such Monthly Allocation Date, less the amount of funds previously deposited to the Future Distribution Fund for the payment of such Issuer Derivative Payments and (ii) if such Monthly Allocation Date is not a date on which Issuer Derivative Payments with respect to such Derivative Product are required to be paid, an amount equal to the result of (x) the amount of Issuer Derivative Payments (excluding Termination Payments other than Priority Termination Payments) payable on the next following date on which Issuer Derivative Payments are required to be paid with respect to such Derivative Product, less the amount of funds previously deposited to the Future Distribution Fund for the payment of such Issuer Derivative Payments, divided by (y) the number of Monthly Allocation Dates, during the period from (and including) the current Monthly Allocation Date to the next following date on which Issuer Derivative Payments are required to be paid with respect to such Derivative Product (including any Monthly Allocation Date occurring on such date); provided, that, in the event that the Administrator does not know on the Monthly Allocation Date the amount of Issuer Derivative Payments for any period prior to the next Monthly Allocation Date, the Issuer Derivative Payments will be assumed to be an amount determined by the Administrator .

“Moody’s” shall mean Moody’s Investors Service, Inc., its successors and assigns.

“Note Depository Agreement” shall mean, the Blanket Letter of Representations, dated June 7, 2007, from the Issuer to DTC.

“Note Final Maturity Date” for a Class of the Notes shall mean the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date, the Class B Maturity Date or the Class C Maturity Date, as applicable.

“Noteholder” shall mean, (a) with respect to a book-entry Note, the Person who is the owner of such book-entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency); and (b) with respect to any Note held in definitive form pursuant to Section 2.11 hereof, the Person in whose name such Note is registered in the Note registration books of the Trustee.

“Notes” shall mean, collectively, the Class A Notes, the Class B-1 Notes and the Class C-1 Notes.

“Obligations” shall mean, collectively, the Class A Obligations, the Class B Obligations and the Class C Obligations.

“Opinion of Counsel” shall mean (a) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Delaware Trustee, the Issuer, the Depositor or an Affiliate of the Depositor and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, as trustee, shall comply with any applicable requirements of the Trust Indenture Act and shall be in form and substance satisfactory to the Trustee; and (b) with respect to the Depositor, the Administrator, a Servicer or a Subservicer, one or more written opinions of counsel who may be an employee of or counsel to the Depositor, the Administrator, a Servicer or a Subservicer, which counsel shall be acceptable to the Trustee and the Delaware Trustee.

“Optional Purchase Date” shall have the meaning set forth in Section 10.03 hereof.

“Other Assets” shall mean any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” shall mean, when used in connection with any Note at any time, that such Note has been executed and delivered pursuant to this Indenture and at such time remains unpaid as to principal or interest, excluding Notes which have been replaced pursuant to Section 2.03 or 2.04 hereof, and when used in connection with a Derivative Product, that such Derivative Product has not expired or been terminated, unless provision has been made for such payment pursuant to Section 10.02 hereof.

“Outstanding Amount” shall mean, as of any date of determination, the aggregate principal balance of all the Notes or the applicable Class or Classes of Notes, as the case may be, Outstanding at such date of determination.

“Paying Agent” shall mean, with respect to the Notes, the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 7.11 hereof and is authorized by the Trustee, on behalf of the Issuer, to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency, or political subdivision thereof.

“Pool Balance” shall mean as of any date (a) the aggregate principal balance of the Financed Eligible Loans on such date (including accrued interest thereon to the extent such interest is expected to be capitalized), after giving effect to the following, without duplication: (i) all payments received by the Issuer through such date from or on behalf of obligors on such Financed Eligible Loans; (ii) all Purchase Amounts on Financed Eligible Loans received by the Issuer through such date from the Depositor, a Servicer, Subservicer or Goal Financial; (iii) all Liquidation Proceeds and Realized Losses on Financed Eligible Loans liquidated through such date; (iv) the aggregate amount of adjustments to balances of Financed Eligible Loans permitted to be effected by any Servicer or Subservicer under the applicable Servicing Agreement or Subservicing Agreement, if any, recorded through such date; and (v) the aggregate amount by which reimbursements by Guarantee Agencies of the unpaid principal balance of defaulted Financed Eligible Loans through such date are reduced from 100%, as required by the risk sharing provisions of the Higher Education Act; plus (b) moneys on deposit in the Prefunding Account and the Add-On Consolidation Loan Account of the Acquisition Fund (excluding amounts that will become Available Funds on the next Quarterly Distribution Date). The Pool Balance shall be calculated by the Administrator and certified to the Trustee, upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

“Prefunding Account” shall mean the Account by that name created in Section 5.01(a) hereof within the Acquisition Fund and further described in Section 5.02 hereof, including any Subaccounts created therein.

“Principal Distribution Amount” shall mean, with respect to each Quarterly Distribution Date, the excess, if any, of (i) the aggregate Outstanding Amount of the Class A Notes and the Class B-1 Notes, over (ii) the Adjusted Pool Balance.

“Principal Office” shall mean the office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Indenture.

“Priority Termination Payment” shall mean, with respect to a Derivative Product, any termination payments payable by the Issuer under such Derivative Product if a Rating Confirmation shall have been delivered with respect to the treatment of such termination payments as “Priority Termination Payments.” There shall be no Priority Termination Payments payable with respect to the Interest Rate Cap Agreement.

“Program” shall mean the Issuer’s program for the purchase of Eligible Loans, as the same may be modified from time to time.

“Purchase Amount” with respect to any Financed Eligible Loan shall mean the amount required to prepay in full such Financed Eligible Loan under the terms thereof including all accrued interest thereon, it being acknowledged that any accrued and unpaid Interest Benefit Payments or Special Allowance Payments will continue to be payable to the Trustee and constitute part of the Trust Estate.

“Quarterly Distribution Date” shall mean the twenty-fifth (25th) day of each March, June, September and December, or, if such day is not a Business Day, the immediately succeeding Business Day, commencing in September of 2007.

“Rating” shall mean one of the rating categories of Fitch, Moody’s, DBRS and S&P or any other Rating Agency, provided Fitch, Moody’s, DBRS and S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

“Rating Agency” shall mean each of Fitch, Moody’s, DBRS and S&P and their successors and assigns or any other rating agency requested by the Issuer to maintain a Rating on any of the Notes.

“Rating Confirmation” shall mean a letter from each Rating Agency then providing a Rating for any of the Notes, confirming that a proposed action, failure to act, or other event specified therein will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend, withdraw or qualify the Ratings then applicable to the Notes.

“Realized Loss” shall mean the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Financed Eligible Loan over Liquidation Proceeds with respect to such Financed Eligible Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

“Record Date” shall mean, with respect to a Distribution Date, the close of business on the day preceding such Distribution Date.

“Redemption Date” shall mean a date on which any Note is redeemed in accordance with Section 2.13 of this Indenture.

“Reference Banks” shall mean, with respect to a determination of LIBOR for any Interest Accrual Period by the Trustee or the Auction Agent, as applicable, four major banks in the London interbank market selected by the Administrator.

“Registered Owner” shall mean any Noteholder, and, with respect to a Derivative Product, any related Counterparty, unless the context otherwise requires.

“Regulation AB” shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1110-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Regulations” shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Eligible Loans.

“Replacement Transaction” shall mean a transaction with a replacement Counterparty that assumes the existing Counterparty’s position under Derivative Product on substantially the same terms as the existing Derivative Product or with any amendments to which the parties thereto may consent and with respect to which a Rating Confirmation is obtained.

“Reserve Fund” shall mean the Fund by that name created in Section 5.01(d) hereof and further described in Section 5.05 hereof, including any Accounts and Subaccounts created therein.

“S&P” shall mean Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

“Secretary” shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof under the Higher Education Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Cooperation Annex” shall mean the Securitization Cooperation Annex set forth in Annex A hereto.

“Servicer” shall mean (a) Great Lakes Educational Loan Services, Inc., (b) ACS Education Services, Inc. or (c) any other servicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other servicer.

“Servicer’s Report” shall mean the servicer reports to be furnished to the Issuer by any Servicer or Subservicer pursuant to the applicable Servicing Agreement or Subservicing Agreement.

“Servicing Agreement” shall mean (a) that certain servicing agreement, dated as of the date hereof, between the Issuer and Great Lakes Educational Loan Services, Inc., (b) that certain servicing agreement, dated as of the date hereof, between the Issuer and ACS Education Services, Inc., and (c) any other servicing agreement between the Issuer and a Servicer, so long as the Issuer obtains a Rating Confirmation as to each other servicing agreement, in each case as amended, amended and restated or otherwise modified pursuant to the terms thereof.

“Servicing Fee” shall mean the fees and expenses due to any Servicer or Subservicer under the terms of the applicable Servicing Agreement or Subservicing Agreement.

“Similar Law” shall mean any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

“Special Allowance Payments” shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

“Specified Reserve Fund Balance” shall mean, with respect to any Quarterly Distribution Date, the greater of (a) 0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period; and (b) 0.15% of the Initial Pool Balance, provided that in no event will such balance exceed the sum of the Outstanding Amount of the Notes; and provided further, that such Specified Reserve Fund Balance may be reduced with a Rating Confirmation. The Specified Reserve Fund Balance shall be calculated by the Administrator and certified to the Trustee, upon which certification the Trustee may conclusively rely with no duty to further examine or determine such information.

“State” shall mean the State of Delaware.

“Stepdown Date” shall mean the earlier to occur of (a) the Quarterly Distribution Date in June 2013 and (b) the first date on which all of the Class A Notes are no longer Outstanding.

“Student Loan Purchase Agreement” shall mean, collectively, (a) the Loan Purchase Agreement, dated as of the date hereof, between the Issuer, the Depositor, the Eligible Lender Trustee and the Depositor Eligible Lender Trustee and (b) each additional student loan purchase agreement entered into between the Issuer and the Depositor for the purchase of Eligible Loans which constitute Additional Trust Loans, in each case as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Student Loan Repurchase Agreement” shall mean the Student Loan Repurchase Agreement, dated as of the date hereof, between the Issuer and Goal Financial, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Subaccount” shall mean any of the subaccounts which may be created and established within any Account by this Indenture.

“Subordinate Principal Trigger Event” shall mean, on any Quarterly Distribution Date (a) while any of the Class A Notes are Outstanding, that the Outstanding Amount of the Class A Notes and the Class B-1 Notes, and after giving effect to distributions to be made on that

Quarterly Distribution Date, would exceed the Adjusted Pool Balance as of the end of the related Collection Period or (b) the Financed Eligible Loans have not been sold pursuant to Sections 10.03 or 10.04 hereof when permitted or required by such Sections.

“Subservicer” shall mean any subservicer selected by the Issuer, provided that the Issuer may select an affiliate of the Issuer as a subservicer only if Rating Confirmation with respect to such subservicer is obtained.

“Subservicing Agreement” shall mean any subservicing agreement between a Servicer and a Subservicer, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Supplemental Indenture” shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

“Telerate Page 3750” shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Termination Payment” shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-affected party or non-defaulting party, after the occurrence of a termination event or event of default specified in such Derivative Product, including any Priority Termination Payment.

“Three-Month LIBOR” shall mean, with respect to any Interest Accrual Period, LIBOR for such Interest Accrual Period calculated using an Index Maturity of three months.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement, dated as of the date hereof, by and between the Depositor and the Delaware Trustee, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Trust Auction Date” shall have the meaning set forth in Section 10.04 hereof.

“Trust Certificate” shall mean a trust certificate evidencing beneficial ownership in the Issuer, substantially in the form of Exhibit A to the Trust Agreement.

“Trust Estate” shall mean the property described as such in the granting clauses hereto.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.05 hereof.

“Trustee” shall mean The Bank of New York Trust Company, N.A., acting in its capacity as Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

“Trustee Fee” shall mean an amount equal to the annual amount set forth in the Trustee’s applicable fee schedule, dated April 17, 2007, as amended, supplemented or otherwise modified from time to time. Such fee shall be in satisfaction of the Trustee’s compensation as trustee under this Indenture and as eligible lender trustee under the Eligible Lender Trust Agreement.

“U.S. Dollars” shall mean dollars in United States currency.

“Verification Agent” shall mean The Bank of New York Trust Company, N.A., in its capacity as verification agent under the Verification Agent Agreement, or any other Person providing similar services as to which a Rating Confirmation has occurred.

“Verification Agent Agreement” shall mean the Verification Agreement, dated as of the date hereof, by and among the Issuer, the Administrator, and the Verification Agent, as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

Words importing the masculine gender include the feminine gender, and words importing the feminine gender include the masculine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture.

ARTICLE II

NOTE DETAILS AND FORM OF NOTES

Section 2.01 Note Details. The Notes, together with the certificate of authentication, shall be in substantially the forms set forth in Exhibits B-1 and B-2 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Representatives executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the Date of Issuance. The terms of the Notes set forth in Exhibits B-1 through B-2 hereto are part of the terms of this Indenture.

Section 2.02 Execution, Authentication and Delivery of Notes. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative. Any Note may be signed (manually or by facsimile) or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office or position, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office or position.

The Trustee shall upon Issuer Order authenticate and deliver the U.S. Dollar-denominated Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5

Notes, Class B-1 Notes and Class C-1 Notes in an aggregate principal amount of $1,200,000,000. The aggregate principal amount of Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.04 hereof.

Each Note shall be dated the date of its authentication. The LIBOR Rate Notes shall be issuable as registered notes in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof and the Auction Rate Notes shall be issued in minimum denominations of $50,000 and any integral multiple thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication in accordance with Section 2.05 hereof.

Each Class of Notes will be represented by a book-entry note certificate (“U.S. Note Certificate”) deposited on the Date of Issuance with The Bank of New York Trust Company, N.A., as custodian for DTC (the “DTC Custodian”), and registered in the name of “Cede & Co.” as initial nominee for DTC.

Section 2.03 Registration, Transfer and Exchange of Notes; Persons Treated As Registered Owners. The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Trustee which is hereby appointed the transfer agent of the Issuer for the Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes, including any Paying Agent. Upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same Note Final Maturity Date.

Notes may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of fully registered Notes of the same Class, interest rate and Note Final Maturity Date in Authorized Denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any Authorized Denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such fully registered Note.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, a Benefit Plan or a governmental plan, non-U.S. plan, or church plan that is subject to any Similar Law; or (b) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation of any Similar Law.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to Section 2.07 hereof.

Section 2.04 Lost, Stolen, Destroyed and Mutilated Notes. Upon receipt by the Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Trustee shall authenticate and deliver, a replacement Note of the same interest rate, Class, Note Final Maturity Date and denomination in lieu of such lost, stolen, destroyed or mutilated Note or (b) if such lost, stolen, destroyed or mutilated Note shall have matured and within 15 days be due and payable, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

Section 2.05 Trustee’s Authentication Certificate. The Trustee’s authentication certificate upon any Notes shall be substantially in the form attached to the Notes. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee; and such certificate of the Trustee upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

Section 2.06 Cancellation and Destruction of Notes by the Trustee. Whenever any Outstanding Notes shall be delivered to the Trustee for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 2.03 hereof, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Trustee and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Trustee to the Issuer.

Section 2.07 Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.08 Issuance of Notes. The Issuer shall have the authority, upon complying with the provisions of this Article, to issue and deliver the Notes which shall be secured by the Trust Estate. In addition, the Issuer may enter into any Derivative Products it deems necessary or desirable with respect to any or all of the Notes.

Section 2.09 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Trustee on behalf of DTC, as the initial Clearing Agency, by the Issuer, or on behalf of the Issuer. Such Notes shall initially be registered on the Note Register in the name of the nominee of each initial Clearing Agency, and no Noteholder shall receive a definitive, fully registered note representing such Noteholder’s interest in such Note, except as provided in Section 2.11 hereof. Unless and until Definitive Notes have been issued to Noteholders pursuant to Section 2.11 hereof:

(a) the provisions of this Section shall be in full force and effect;

(b) the Trustee, as registrar, and its respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Noteholders;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d) the rights of Noteholders shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Noteholders and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the Note Depository Agreements; and unless and until Definitive Notes are issued pursuant to Section 2.11 hereof, the initial Clearing Agencies will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants;

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

(f) upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, a Benefit Plan or a governmental plan, non-U.S. plan, or church plan that is subject to any Similar Law, such Noteholder shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in a non-exempt prohibited transaction of Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Section 2.10 Notices to Clearing Agency. Whenever a notice or other communication is required under this Indenture to be given to Noteholders, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.11 hereof, the Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

Section 2.11 Definitive Notes. If (a) the Administrator advises the Trustee in writing that a Clearing Agency (i) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise), (ii) announces an intention to cease business permanently (or does so and no alternative clearing system acceptable to the Trustee is then available), or (iii) at any time, is unwilling or unable to continue as, or ceases to be, a clearing agency registered under all applicable laws, and a successor clearing agency which is registered as a clearing agency under all applicable laws is not appointed by the Administrator within 90 days of such event, (b) the Administrator at its option advises the Trustee in writing that it elects to terminate the book-entry system through that Clearing Agency or (c) after the occurrence of an Event of Default, Noteholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the applicable Notes advise the applicable Clearing Agency (which shall then notify the Trustee) in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of such Noteholders, then the Trustee shall cause such Clearing Agency to notify all Noteholders cleared through such Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes to Noteholders requesting the same. Upon surrender to the Trustee of the typewritten Notes representing the Book-Entry Notes by a Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of such Clearing Agency, which shall include, without limitation, the identity and payment instructions for all Noteholders of the applicable Notes. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the holders of the Definitive Notes as Noteholders.

Upon acquisition or transfer of a Definitive Note by, for or with the assets of, a Benefit Plan or a governmental plan, non-U.S. plan, or church plan that is subject to any Similar Law, such Noteholder shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in a non-exempt prohibited transaction of Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

Section 2.12 Payment of Principal and Interest.

(a) The LIBOR Rate Notes shall accrue interest as provided in the form of LIBOR Rate Note set forth in Exhibit B-1 hereto. The Auction Rate Notes shall accrue interest as provided in Appendix B hereto and as provided in the form of Auction Rate Note set forth in Exhibit B-2 hereto. Such interest shall be payable with respect to each Class of the Notes on each Distribution Date as specified in Section 5.04(c) hereof, subject to Section 4.01 hereof. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the Distribution Date shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to Section 2.11 hereof, with respect to Notes registered on the Record Date in the names of the nominees of the Clearing Agencies, payment shall be made by wire transfer in immediately available funds to the account designated by such nominees and except for the final installment of principal payable with respect to such Note on a Quarterly Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below. The amount of interest distributable to Noteholders of LIBOR Rate Notes, for each $1,000 in principal amount, will be calculated by applying the applicable interest rate for the Interest Accrual Period to the principal amount of $1,000, multiplying that product by the actual number of days in the Interest Accrual Period divided by 360, and rounding the resulting percentage figure to the fifth decimal point. Interest on the Auction Rate Notes shall be computed as set forth in Appendix B hereto. The terms of and definitions related to the Auction Rate Notes are found in Article I hereof and Appendix B hereto.

(b) The principal of each Note shall be payable in installments on each Quarterly Distribution Date as provided in Section 5.04(c) hereof. Notwithstanding the foregoing, the entire unpaid principal amount of each Class of the Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such Class of Notes or on the date on which an Event of Default shall have occurred and be continuing if the Trustee or the Registered Owners of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 6.02 hereof. The Trustee shall notify the Person in whose name a Note is registered at or prior to the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such

Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

(c) The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes or any Derivative Product in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes or any Derivative Product;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payments due under the Notes or any Derivative Product if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.13 Redemption of the Notes.

(a) Mandatory Redemption of the Notes From Sale of Financed Eligible Loans. The Notes shall be subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 hereof on any Quarterly Distribution Date, in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

(b) Redemption of the Auction Rate Notes. The Auction Rate Notes of any class shall be subject to redemption pursuant to Section 5.04(e) hereof. The redemption price for any Auction Rate Notes shall be 100% of the outstanding principal balance of such Auction Rate Notes plus interest accrued thereon through the Redemption Date.

(c)	Notice of Redemption.

(i) In respect of the redemption of Notes (other than Auction Rate Notes) pursuant to Section 2.13(a) hereof, preferably five, but not less than two Business Days prior to the Quarterly Distribution Date on which the Notes are to be redeemed, the Trustee shall cause notice of such redemption to be given by mailing (or so long as the Notes are in book-entry form, emailing or faxing to the Securities Depositary) a copy of the notice by first-class mail to the Administrator and Registered Owners of the Notes at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of such Notes.

(ii) With respect to the redemption of Auction Rate Notes pursuant to Section 2.13(a) or Section 2.13(b) hereof, notice of such redemption shall be given by the Trustee by first-class mail (or email or fax in the case of Book-Entry Notes) postage prepaid, mailed no later than 10 days prior to the Redemption Date to the Registered Owners of Auction Rate Notes to be redeemed at the address of such Registered Owner appearing in the note register; but neither failure to give such notice nor any defect in any notice so given shall affect the validity of the proceedings for redemption of any Auction Rate Note not affected by such failure or defect. So long as any such Auction Rate Notes are maintained in book-entry form, the Trustee shall treat the Clearing Agency as the sole Registered Owner of such Auction Rate Notes. All notices of redemption shall state (i) the Redemption Date, (ii) the redemption price, (iii) the name (including class designation), Final Maturity Date and CUSIP number of each of the Auction Rate Notes to be redeemed, (iv) the principal amount of Auction Rate Notes of each Class to be redeemed, and, if less than all Outstanding Auction Rate Notes of a Class are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Auction Rate Notes of each class to be redeemed, (v) that, on the Redemption Date, the redemption price on each such Auction Rate Note will become due and payable and that interest on each such Auction Rate Note shall cease to accrue on and after such date, (vi) the place or places where such Auction Rate Notes are to be surrendered for payment of the redemption price thereof, and (vii) if it be the case, that such Auction Rate Notes are to be redeemed by the application of certain specified trust moneys and for certain specified reasons. Within 60 days after any Redemption Date, a second notice of redemption shall be given by the Trustee, in the manner described above, to the Registered Owner of an Auction Rate Note that was not presented for redemption within 30 days after the Redemption Date. Following provision of notice, the redemption price will become due and payable on the Redemption Date, and interest shall cease to accrue on the Auction Rate Notes to be redeemed. Upon surrender of any such Auction Rate Note for redemption in accordance with such notice, such Auction Rate Note shall be paid at the redemption price. If any Auction Rate Note called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price and, to the extent lawful, interest thereon shall, until paid, bear interest from the Redemption Date at the interest rate borne by the Auction Rate Note on the Redemption Date. Any Auction Rate Note which is to be redeemed only in part shall be surrendered to the Trustee (with, if the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Registered Owner thereof or his, her or its attorney duly authorized in writing) and an Authorized Representative shall execute and the Trustee shall authenticate and deliver to the Registered Owner of such Auction Rate Note, without service charge to such Registered Owner (such charge to be paid by the Issuer), a new Auction Rate Note or Notes of the same Class, of any Authorized Denomination or Denominations, in aggregate outstanding principal balance equal to the unredeemed portion of the principal of the Auction Rate Note so surrendered. Any Auction Rate Note with respect to which a partial distribution of principal is made shall remain Outstanding in the then current outstanding principal balance. The Trustee shall retain a record of the outstanding principal balance of each Auction Rate Note any portion of the principal of which has been distributed.

Section 2.14 Tax-Treatment of the Notes. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, solely for federal, state and local income and franchise tax purposes, the Notes shall qualify as indebtedness secured by the pledge of the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, agree to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness.

ARTICLE III

PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;

AND DERIVATIVE PRODUCTS

Section 3.01 Parity and Priority of Lien. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners of any and all of the Obligations, each of which shall be of equal rank to each other Obligation, without preference, priority or distinction over any other Obligation, except as expressly provided in this Indenture with respect to certain payment and other priorities.

Section 3.02 Other Obligations. The Available Funds and other moneys, Financed Eligible Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto, prior to, of equal rank with or subordinate to the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Eligible Loan is found to have been subject to a lien at the time such Financed Eligible Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Eligible Loan from the Trust Estate for a purchase price equal to its principal amount plus interest accrued thereon or shall replace such Financed Eligible Loan with another Eligible Loan with substantially identical characteristics which replacement Eligible Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien or charge on the Financed Eligible Loans which would be on a parity with, subordinate to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this Section shall require the Issuer to pay, discharge or make provision for any such lien, charge, claim or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Trustee, the same will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Obligations) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

Section 3.03 Derivative Products; Counterparty Payments; Issuer Derivative Payments. The Issuer hereby authorizes and directs the Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, payments to a Counterparty and (b) the Trustee may receive, from time to time, Counterparty Payments for the account of the Issuer. No Derivative Product shall be entered into subsequent to the Date of Issuance unless the Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative Product will not adversely affect the Rating on any of the Notes. With respect to any Derivative Products, the Issuer shall cause all Counterparty Payments and all other amounts payable to the Issuer from each Counterparty to be deposited into the Collection Fund. As promptly as possible upon the occurrence of an event of default or termination event under any Derivative Product, the Issuer shall hire or appoint a Broker in order to obtain a Replacement Transaction according to the terms of the related Derivative Product, and such Broker shall accept its appointment by a written assumption in a form acceptable to the Issuer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Broker as it and such Broker shall agree.

ARTICLE IV

PROVISIONS APPLICABLE TO THE NOTES;

DUTIES OF THE ISSUER

Section 4.01 Payment of Principal and Interest. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured, except as specifically provided in this Indenture with respect to certain payment and other priorities, by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Counterparty have any right to possession or control of any Financed Eligible Loans, which shall be held only by the Trustee or its agent or bailee.

Section 4.02 Covenants as to Additional Conveyances. At any and all times, the Issuer will duly execute, acknowledge and deliver, or will cause to be done, executed and delivered, all and every such further acts, conveyances, transfers and assurances in law as the Trustee shall reasonably require for the better conveying, transferring and pledging and confirming unto the Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

Section 4.03 Further Covenants of the Issuer.

(a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder.

(b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant and condition on its part to be kept, observed and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, including but not limited to the Basic Documents to which it is a party, the Guarantee Agreements and the Certificate of Insurance, and will punctually perform all duties required by the Trust Agreement and the laws of the State.

(c) The Issuer shall be operated on the basis of its Fiscal Year.

(d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true and proper entries will be made of all dealings, business and affairs of the Issuer which relate to the Notes and any Derivative Product.

(e) The Issuer, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the Financed Eligible Loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 66-2/3% in collective aggregate principal amount of the Notes at the time Outstanding, and unless such Registered Owners shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

(f) [Reserved].

(g) The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to the applicable Servicing Agreement or Subservicing Agreement.

(h) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Eligible Loans and the proceeds and collections therefrom, and neither the Trustee nor any Registered Owner shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit and the Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Trustee shall have and retain possession or control of the Financed Eligible Loans pursuant to Section 5.02 hereof (which Financed Eligible Loans may be held by the Trustee’s agent or bailee) so long as such loans are subject to the lien of this Indenture.

(i) The Issuer shall notify the Trustee and each Rating Agency in writing prior to entering into any Derivative Product other than any Derivative Product entered into on or about the date hereof.

Section 4.04 Enforcement of Servicing Agreements and Subservicing Agreements. The Issuer shall comply with, shall require each Servicer to comply with and shall cause each Servicer to require the Subservicers to comply with the following whether or not the Issuer is otherwise in default under this Indenture:

(a) cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements and Subservicing Agreements, including the prompt payment of all amounts due the Issuer thereunder, including, without limitation, all principal and interest payments, and Guarantee payments which relate to any Financed Eligible Loans and cause each Servicer and each Subservicer to specify whether payments received by it represent principal or interest;

(b) not permit the release of the obligations of any Servicer or Subservicer under the applicable Servicing Agreement or Subservicing Agreement except in conjunction with amendments or modifications permitted by paragraph (g) below;

(c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Trustee and the

Registered Owners under or with respect to each Servicing Agreement and Subservicing Agreement;

(d) at its own expense, duly and punctually perform and observe each of its obligations to each Servicer or Subservicer under the applicable Servicing Agreement or Subservicing Agreement in accordance with the terms thereof;

(e) give the Trustee and each Rating Agency prompt written notice of each default on the part of any Servicer or Subservicer of its obligations under the applicable Servicing Agreement or Subservicing Agreement coming to the Issuer’s attention;

(f) not waive any default by any Servicer or Subservicer under the applicable Servicing Agreement or Subservicing Agreement without the written consent of the Trustee and the giving of written notice to each Rating Agency; and

(g) not consent or agree to or permit any amendment or modification of any Servicing Agreement or Subservicing Agreement which would in any manner materially adversely affect the rights or security of the Registered Owners. The Issuer and the Trustee shall be entitled to receive and rely upon a certificate of an authorized officer of the Administrator that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners.

Section 4.05 Procedures for Transfer of Funds. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

Section 4.06 Additional Covenants with Respect to the Higher Education Act. The Issuer covenants that it will cause the Trustee to be, or replace the Trustee with, an Eligible Lender under the Higher Education Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Eligible Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to a Servicer, a Subservicer or a Guaranty Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of Guaranteed Eligible Loans.

The Issuer, or the Administrator on behalf of the Issuer, shall be responsible for each of the following actions with respect to the Higher Education Act:

(a) the Issuer, or the Administrator on behalf of the Issuer, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations under any Certificates of Insurance, including but not limited to the payment of all of the fees owed with respect the Financed Eligible Loans, and the Issuer, or the

Administrator on behalf of the Issuer, shall be responsible for dealing with the Guaranty Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

(b) the Issuer, or the Administrator on behalf of the Issuer, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

(c) the Issuer, or the Administrator on behalf of the Issuer, shall cause the Financed Eligible Loans to be serviced by entering into a Servicing Agreement or other agreement with a Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans;

(d) the Issuer, or the Administrator on behalf of the Issuer, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder with respect to the Financed Eligible Loans; and

(e) the Issuer, or the Administrator on behalf of the Issuer, shall cause all Available Funds, including the benefits of the Guarantee Agreements, the Interest Benefit Payments and the Special Allowance Payments, to flow to the Trustee. The Trustee shall have no liability for actions taken at the direction of the Issuer or the Administrator, except for negligence or willful misconduct in the performance of its express duties hereunder. The Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans.

Section 4.07 Financed Eligible Loans; Collections Thereof; Assignment Thereof. The Issuer, through one or more Servicers or Subservicers, shall diligently collect all principal and interest payments on all Financed Eligible Loans, and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans; provided, however, the Issuer may offer interest rate reductions with respect to the Financed Eligible Loans which result in rates of interest not less than those shown in the cash flow analyses provided to each Rating Agency on or about the Date of Issuance, and provided further that such rates of interest may be further reduced if a Rating Confirmation is obtained, based on new cash flow analyses containing such assumptions as the Issuer shall reasonably determine. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the appropriate Servicer or Subservicer. The Issuer will comply with the Higher Education Act and Regulations which apply to the Program and to such Financed Eligible Loans.

Section 4.08 Appointment of Agents, Direction to Trustee, Etc. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No manager, member of the board of directors or officer of the Administrator, either singly or collectively, shall be personally liable for any act or omission not willfully fraudulent or mala fide. The Issuer hereby directs the Trustee to enter into this Indenture, the Administration Agreement and the Auction Agent Agreement. The Issuer hereby directs the Eligible Lender Trustee to enter into this Indenture, the Guarantee Agreements and the Eligible Lender Trust Agreement.

Section 4.09 Capacity to Sue. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

Section 4.10 Continued Existence; Successor to Issuer. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with Article X hereof); (b) consolidate with or merge into another entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions in clauses (a), (b) and (c) above shall not apply to a transaction if the transferee or the surviving or resulting entity, if other than the Issuer, by proper written instrument for the benefit of the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture.

If a transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section.

Section 4.11 Amendment of Student Loan Purchase Agreements. The Issuer shall notify the Trustee in writing of any proposed amendments to any existing Student Loan Purchase Agreement. No such amendment shall become effective unless and until the Trustee consents thereto in writing. The consent of the Trustee shall not be unreasonably withheld and shall not be withheld if the Trustee receives an opinion of counsel acceptable to it that such an amendment is required by the Higher Education Act and a certificate of an authorized officer of the Administrator that such amendment is not materially prejudicial to the Registered Owners; provided that any such amendment will be deemed not to be materially prejudicial to the Registered Owners if a Ratings Confirmation is obtained with respect to such amendment.

Section 4.12 Representations; Negative Covenants.

(a) The Issuer hereby makes the following representations and warranties to the Trustee on which the Trustee relies in authenticating the Notes and on which the Registered Owners have relied in purchasing the Notes. Such representations and warranties shall survive the transfer and assignment of the Trust Estate to the Trustee.

(i) Organization and Good Standing. The Issuer is duly organized and validly existing under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

(ii) Due Qualification. The Issuer is duly qualified to do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer’s business and operations or in which the actions as required by this Indenture require or will require such qualification.

(iii) Authorization. The Issuer has the power, authority and legal right to create and issue the Notes, to execute, deliver and perform this Indenture and to grant the Trust Estate to the Trustee and the creation and issuance of the Notes, execution, delivery and performance of this Indenture and grant of the Trust Estate to the Trustee have been duly authorized by the Issuer by all necessary statutory trust action.

(iv) Binding Obligation. This Indenture, assuming due authorization, execution and delivery by the Trustee, the Notes in the hands of the Registered Owners thereof, assuming due authentication by the Trustee, and the Derivative Products constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

(v) No Violation. The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

(vi) No Proceedings. There are no proceedings, injunctions, writs, restraining orders or investigations to which the Issuer or any of its affiliates is a party pending, or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture.

(vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture have been taken or obtained on or prior to the Date of Issuance.

(viii) Place of Business. The Issuer’s place of business and chief executive office is located in Wilmington, Delaware and the Issuer has had no other chief executive office.

(ix) Tax and Accounting Treatment. The Issuer intends to treat the Notes as its indebtedness for federal income tax and financial accounting purposes.

(x) Taxes. The Issuer has filed (or caused to be filed) all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity’s properties or assets for which there is not an adequate reserve reflected in such entity’s current financial statements.

(xi) Legal Name. The legal name of the Issuer is “Goal Capital Funding Trust 2007-1” and has not changed since its inception. The Issuer has no trade names, fictitious names, assumed names or “dba’s” under which it conducts its business and has made no filing in respect of any such name.

(xii) Business Purpose. The Issuer has acquired the Financed Eligible Loans conveyed to it under a Student Loan Purchase Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other Person. The Issuer has no subsidiaries, has adopted and operated consistently with all requirements for statutory trusts under the laws of the State with respect to its operations and has engaged in no other activities other than those specified in this Indenture and the Student Loan Purchase Agreements and in accordance with the transactions contemplated herein and therein.

(xiii) Compliance with Laws. The Issuer is in compliance with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

(xiv) Valid Business Reasons; No Fraudulent Transfers. The transactions contemplated by this Indenture are in the ordinary course of the Issuer’s business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Trustee without any intent to hinder, delay or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

(xv) No Management of Affairs of Depositor. The Issuer is not and will not be involved in the day-to-day management of the Depositor, the Administrator or any of their respective Affiliates.

(xvi) No Transfers with Depositor or Affiliates. Other than the acquisition of assets and the transfer of any Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any transactions with the Depositor or any of its Affiliates, except as provided herein with respect to the Administration Agreement or the payment of distributions to the Depositor.

(xvii) Ability to Perform. There has been no material impairment in the ability of the Issuer to perform its obligations under this Indenture.

(xviii) Financial Condition. No material adverse change has occurred in the Issuer’s financial status since the date of its formation.

(xix) Event of Default. No Event of Default has occurred and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

(xx) Acquisition of Financed Eligible Loans Legal. The Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Depositor.

(xxi) No Material Misstatements or Omissions. No information, certificate of an officer, statement furnished in writing or report delivered to the Trustee, a Servicer, a Subservicer or any Registered Owner by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

(b) The Issuer will not:

(i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

(ii) claim any credit on, or make any deduction from, the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

(iii) except as otherwise provided herein, dissolve or liquidate in whole or in part, except with the prior written consent of the Trustee, and to the extent Notes remain Outstanding, approval of the Registered Owners and a Rating Confirmation;

(iv) permit the validity or effectiveness of this Indenture, any Supplement or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

(v) except as otherwise provided herein, permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof;

(vi) permit the lien of this Indenture not to constitute a valid first priority, perfected security interest in the Trust Estate;

(vii) incur or assume any indebtedness or guarantee any indebtedness of any Person whether secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

(viii) operate such that it would be consolidated with its Depositor or any other affiliate and its separate existence disregarded in any federal or state proceeding;

(ix) act as agent of the Depositor or, except as provided in its Student Loan Purchase Agreement, allow the Depositor to act as its agent;

(x) allow the Depositor or any other affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses; provided, that nothing in this Section 4.12(b)(x) shall prevent the Depositor or the Administrator from paying the expenses relating to the issuance of the Notes or the organizational expenses of the Trust incurred pursuant to the Trust Agreement; or

(xi) consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

(c) The Issuer makes the following representations and warranties as to the Trust Estate which is granted to the Trustee hereunder on such date, on which the Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Trustee pursuant to this Indenture:

(i) Financed Eligible Loans. Each Financed Eligible Loan acquired by the Issuer shall constitute an Eligible Loan and shall satisfy any representations and warranties made with respect thereto in an applicable Student Loan Purchase Agreement. Notwithstanding the definition of “Eligible Loans” herein, the Issuer covenants that no more than 20% of each purchase of Eligible Loans will be made up of Eligible Loans delinquent by more than 30 days.

(ii) Transfer Not Subject To Bulk Transfer Act. Each grant of the Financed Eligible Loans by the Issuer pursuant to this Indenture is not subject to any bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

(iii) No Transfer Taxes Due. Each grant of the Financed Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Depositor to any federal, state or local government.

Section 4.13 Additional Covenants. So long as any of the Notes are Outstanding:

(a) The Issuer shall not engage in any business or activity other than in connection with transactions contemplated by the Basic Documents.

(b) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

(c) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

(d) The Issuer shall not form, or cause to be formed, any subsidiaries.

(e) The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

(f) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to applicable law) inside or outside the State at such place or places as may be designated from time to time by the provisions of the Trust Agreement.

(g) All actions of the Issuer shall be taken by an Authorized Representative.

(h) The Issuer shall not amend, alter, change or repeal any provision contained in this Section without (i) the prior written consent of the Trustee and (ii) an applicable Rating Confirmation (a copy of which shall be provided to the Trustee).

(i) The Issuer shall not amend its Certificate of Trust or its Trust Agreement subsequent to the date hereof without first obtaining a Rating Confirmation.

(j) Any audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer’s assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer’s assets.

(k) The Issuer will strictly observe legal formalities in its dealings with the Depositor and any other affiliate of the Issuer and funds and other assets of the Issuer will not be commingled with those of the Depositor or any other affiliate of the Issuer. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Depositor or any other affiliate has independent access. None of the Issuer’s funds will at any time be pooled with any funds of the Depositor or any other affiliate.

(l) The Issuer will maintain an arm’s length relationship with the Depositor (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in this Indenture, a Student Loan Purchase Agreement, a Servicing Agreement or a Subservicing Agreement, the Issuer will not hold itself out to be responsible for the debts of the Depositor or the decisions or actions respecting the daily business and affairs of the Depositor.

Section 4.14 Providing of Notice. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or a Student Loan Purchase Agreement, or of any failure on the part of the Depositor to observe or perform in any material respect any covenant, representation or warranty of the Depositor set forth in its Student Loan Purchase Agreement, shall promptly notify the Trustee, the appropriate Servicer or Subservicer and each Rating Agency of such failure.

Section 4.15 Certain Reports.

(a) The Issuer will:

(i) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; and

(ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

(b) The Trustee shall mail to each Registered Owner, within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, a brief report as of such December 31 that complies with Section 313(a) of the Trust Indenture Act if required by said section. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act. A copy of each such report required pursuant to Section 313(a) or (b) of the Trust Indenture Act shall, at the time of such transmission to Registered Owners, be filed by the Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Trustee of such listing.

(c) Not later than the second Business Day preceding each Quarterly Distribution Date, the Administrator will prepare and provide a certificate containing substantially the information appearing in Exhibit D hereto (the “Administrator’s Distribution Date Certificate”), or containing such information as the Commission may from time to time by rules or regulations prescribe, to the Trustee. The Trustee shall provide a copy of any Administrator’s Distribution Date Certificate to any Noteholder who requests such in writing.

(d) The Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section, with no further duty to know, determine or examine such reports or comply with the prescribed timing, rules and regulations of the Commission.

Section 4.16 Statement as to Compliance. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from an Authorized Representative including (a) a current list of the Authorized Representatives, and (b) a statement indicating whether or not to the knowledge of the signers thereof the Issuer is in compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 4.17 Representations of the Issuer Regarding the Trustee’s Security Interest. The Issuer hereby represents and warrants for the benefit of the Trustee and the Registered Owners as follows:

(a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the State of New York) in the Financed Eligible Loans in favor of the Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from Issuer.

(b) Pursuant to the Higher Education Act, a security interest in student loans is perfected in the same manner as “accounts” within the meaning of the applicable UCC as in effect in the States of Delaware and New York for the purposes of perfecting a security interest in the Financed Eligible Loans.

(c) The Issuer (or the Eligible Lender Trustee on behalf of the Issuer) owns and has good and marketable title to the Financed Eligible Loans free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person, other that those granted pursuant to this Indenture.

(d) For sale of loan participations, swaps and other “payment intangibles” (within the meaning of the applicable UCC), the Issuer has received all consents and approvals required by the terms of the Financed Eligible Loans to the sale of the Financed Eligible Loans hereunder to the Trustee.

(e) All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership and security interest in the Trust Estate, including the Financed Eligible Loans, have been made or will be made on or about the Date of Issuance. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the Financed Eligible Loans (other than the security interest created in favor of the Trustee) to be created.

(f) Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Eligible Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Eligible Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

Section 4.18 Further Covenants of the Issuer Regarding the Trustee’s Security Interest. The Issuer hereby covenants for the benefit of the Trustee and the Registered Owners as follows:

(a) The representations and warranties set forth in Section 4.17 hereof shall survive the termination of this Indenture.

(b) The Trustee shall not waive any of the representations and warranties set forth in Section 4.17 hereof.

(c) The Issuer shall take all steps necessary, and shall cause each Servicer and Subservicer, if any, to take all steps necessary and appropriate, to maintain the perfection and priority of the Trustee’s security interest in the Financed Eligible Loans.

Section 4.19 [Reserved].

Section 4.20 Statements to Noteholders. On each Distribution Date, the Issuer will provide to the Trustee, and the Trustee will forward, or cause to be forwarded, to each Registered Owner, a statement setting forth information with respect to the Notes on such Distribution Date and the Student Loans as of the end of the preceding Collection Period, including the following:

(a) the amount of principal payments made with respect to each Class of the Notes on such Distribution Date;

(b) the amount of interest payments made with respect to each Class of the Notes on such Distribution Date;

(c) the Pool Balance as of the end of the preceding Collection Period;

(d) the Outstanding Amount of each Class of the Notes on such Distribution Date;

(e) the interest rate for each Class of the Notes on such Distribution Date; and

(f) the number and Principal Balance of Financed Eligible Loans that are delinquent or for which claims have been made with a Guaranty Agency as of the end of the preceding Collection Period.

Section 4.21 Verification Agent’s Certificate. The Verification Agent Agreement provides that, prior to each Monthly Allocation Date and each Distribution Date, the Verification Agent shall deliver to the Trustee a certificate certifying as to whether the Issuer Orders to transfer moneys on such date pursuant to Section 5.04 are accurate. In the event that such certificate delivered by the Verification Agent indicates that any such Issuer Order is not accurate, then the Trustee shall transfer moneys on such date based on the applicable information that the Verification Agent has certified to be the correct information; provided that the Trustee shall not transfer moneys based on such certificate from the Verification Agent if either: (i) the Administrator shows, to the reasonable satisfaction of the Trustee, that such certification of the Verification Agent is incorrect, in which case the Trustee shall transfer moneys on such date based on information provided by the Administrator; or (ii) the Administrator shows, to the reasonable satisfaction of the Verification Agent, that such certification of the Verification Agent is incorrect and the Verification Agent provides a corrected certification to the Trustee, in which case the Trustee shall transfer moneys on such date based on such corrected certificate.

ARTICLE V

FUNDS

Section 5.01 Creation and Continuation of Funds and Accounts. There are hereby created and established the following Funds to be held and maintained by the Trustee for the benefit of the Registered Owners:

(a) Acquisition Fund, including a Prefunding Account and an Add-On Consolidation Loan Account;

(b) Capitalized Interest Fund;

(c) Collection Fund;

(d) Reserve Fund;

(e) [Reserved];

(f) [Reserved];

(g) [Reserved];

(h) [Reserved];

(i) [Reserved];

(j) Department Rebate Fund; and

(k) Future Distribution Fund.

The Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable.

Section 5.02 Acquisition Fund. There shall be deposited into the Acquisition Fund from proceeds of the Notes an amount equal to $1,149,715,383. There shall be deposited into the Prefunding Account from the proceeds of the Notes deposited to the Acquisition Fund an amount equal to $140,360,612.46. There shall be deposited into the Add-On Consolidation Loan Account of the Acquisition Fund from the proceeds of the Notes deposited to the Acquisition Fund an amount equal to $30,000,000. Any remaining amounts shall be paid to the Depositor

Moneys on deposit in the Prefunding Account of the Acquisition Fund shall be used, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire Eligible Loans, including any Add-On Consolidation Loans, at a price not in excess of 100% of the outstanding principal balance of such Eligible Loans, plus accrued interest and any applicable premium. Moneys on deposit in the Add-On Consolidation Loan Account of the Acquisition

Fund shall be used, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire any Add-On Consolidation Loans at a price not in excess of 100% of the outstanding principal balance of such Eligible Loans, plus accrued interest. Any such Eligible Loan Acquisition Certificate shall state that such proposed use of moneys in the Prefunding Account or the Add-On Consolidation Loan Account of the Acquisition Fund, as applicable, is in compliance with the provisions of this Indenture.

To the extent that (a) on any Monthly Allocation Date, the amount of Available Funds on deposit in the Collection Fund is insufficient to make one or more of the payments described in Sections 5.04(b)(i) through (iii), (b) on any Quarterly Distribution Date, the amount of Available Funds on deposit in the Collection Fund and, to the extent applicable, amounts distributed from the Future Distribution Fund, are insufficient to make one or more of the payments and deposits described in Sections 5.04(c)(i) through (v) (other than Termination Payments) or (c) on any Auction Rate Distribution Date, the amount of Available Funds on deposit in the Future Distribution Fund is insufficient to make one or more of the payments described in Sections 5.04(d)(i) and (ii) (any such shortfall, a “Distribution Shortfall”), the Administrator shall instruct the Trustee in writing to withdraw from the Acquisition Fund (first, from the Prefunding Account and second, from the Add-On Consolidation Loan Account) and deposit in the Collection Fund on such date an amount of money (but not Eligible Loans) equal to such Distribution Shortfall less any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof for application to cover such Distribution Shortfall.

Notwithstanding the foregoing (i) on the Quarterly Distribution Date occurring in September, 2007, the Trustee shall transfer to the Collection Fund any funds on deposit in the Prefunding Account and terminate the Prefunding Account and (ii) on May 30, 2008, the Trustee shall transfer to the Collection Fund any funds on deposit in the Add-On Consolidation Loan Account and terminate the Add-On Consolidation Loan Account, in each case without direction from or notice to the Issuer; provided, however, that, with respect to the foregoing clauses (i) and (ii), it is understood and agreed that, if the Issuer or the Administrator on behalf of the Issuer determines in its sole discretion on any date prior to the applicable date specified in such clauses that no Add-On Consolidation Loans or Additional Trust Loans, as applicable, will be available for acquisition pursuant to this Section on or after such date, the Issuer or the Administrator on behalf of the Issuer may direct the Trustee to transfer to the Collection Fund the remaining moneys or funds on deposit in the applicable Account on the Business Day next succeeding such date. Any moneys transferred to the Collection Fund in accordance with this paragraph shall be deemed to be Available Funds on deposit on the Collection Fund.

While the Issuer will be the beneficial owner of the Financed Eligible Loans, it is understood and agreed that the Eligible Lender Trustee will be the legal owner thereof and the Trustee will have a security interest in the Financed Eligible Loans for and on behalf of the Registered Owners. In the case of a single Financed Eligible Loan evidenced by a separate note, each such note will be held in the name of the Trustee for the account of the Issuer, for the benefit of the Registered Owners.

Except (i) as provided in Sections 5.12, 10.03 and 10.04 hereof, (ii) for consolidation or serialization purposes, (iii) for transfers to a Guaranty Agency, (iv) for transfers to any Servicer or a Subservicer pursuant to its repurchase obligation under the applicable Servicing Agreement or Subservicing Agreement, (v) for transfers to a Depositor pursuant to its repurchase obligation under its Student Loan Purchase Agreement, (vi) for transfers to Goal Financial pursuant to its purchase obligation under the Student Loan Repurchase Agreement or (vii) when the Issuer does not have sufficient moneys in the Acquisition Fund to fund any applicable Add-On Consolidation Loan or Additional Trust Loan (in which case the Issuer may sell the Financed Eligible Loan to which such Add-On Consolidation Loan or Additional Trust Loan relates), Financed Eligible Loans shall not be sold, transferred or otherwise disposed of by the Issuer through the Trustee free from the lien of this Indenture while any of the Class A Notes are Outstanding. The Issuer hereby certifies, upon which the Trustee may conclusively rely, that any Financed Eligible Loan sold pursuant to this Indenture shall not be sold for a price less than the Purchase Amount of such Financed Eligible Loan. The Issuer shall provide notice to Moody’s if the principal amount of Financed Eligible Loans sold pursuant to this Indenture exceeds 10% of the Initial Pool Balance.

Section 5.03 Capitalized Interest Fund. There shall be deposited into the Capitalized Interest Fund moneys from proceeds of the Notes in an amount equal to $45,000,000.

In the event of a Distribution Shortfall on any date, the Administrator shall instruct the Trustee in writing to withdraw from the Capitalized Interest Fund and deposit in the Collection Fund on such date an amount of money equal to such Distribution Shortfall less any amounts transferred on such date to the Collection Fund in accordance with the third paragraph of this Section 5.03 for application to cover any Distribution Shortfall (in the case of any deficiency in the transfers described in Sections 5.04(b)(i) through (iii), in the order of priority specified in Section 5.04(b), in the case of any deficiency in the transfers described in Sections 5.04(c)(i) through (v), in the order of priority specified in Section 5.04(c) and, in the case of any deficiency in the transfers described in Sections 5.04(d)(i) and (ii), in the order of priority specified in Section 5.04(d)).

On the Quarterly Distribution Date in December of 2007, the Trustee shall transfer any amounts in excess of $35,000,000 on deposit in the Capitalized Interest Fund to the Collection Fund. On the Quarterly Distribution Date in June of 2008, the Trustee shall transfer any amounts in excess of $25,000,000 on deposit in the Capitalized Interest Fund to the Collection Fund. On the Quarterly Distribution Date in December of 2008, the Trustee shall transfer any amount in excess of $15,000,000 on deposit in the Capitalized Interest Fund to the Collection Fund. On the Quarterly Distribution Date in June of 2009, the Trustee shall transfer any remaining amounts on deposit in the Capitalized Interest Fund to the Collection Fund; provided, however, that if less than 60.0% of the Financed Eligible Loans are in repayment status on such Quarterly Distribution Date, the remaining amounts on deposit shall be retained in the Capitalized Interest Fund (unless otherwise required to be transferred to the Collection Fund to cover a Distribution Shortfall) until the Quarterly Distribution Date in June of 2010; on which date any remaining amounts in the Capitalized Interest Fund shall be transferred to the Collection Fund.

Section 5.04 Collection Fund.

(a) Deposits to Collection Fund. There shall be deposited to the Collection Fund (i) all Available Funds, and all other moneys and investments derived from assets on deposit in and transfers from the Capitalized Interest Fund (as described in Section

5.03 hereof), the Acquisition Fund (as described in Section 5.02 hereof), the Supplemental Interest Fund (as described in Section 5.07 hereof) and the Reserve Fund (as described in Section 5.05 hereof) and the Department Rebate Fund (as described in Section 5.14 hereof), (ii) all Counterparty Payments, (iii) amounts deposited pursuant to Sections 10.03 and 10.04 hereof and (iv) any other amounts deposited thereto upon receipt of an Issuer Order. Moneys on deposit in the Collection Fund shall be used to make the payments described below and in Section 6.02. The Trustee may conclusively rely on all written instructions of the Administrator described in this Indenture with no further duty to examine or determine the information contained in any Administrator’s Distribution Date Certificate or Issuer Order.

(b) Monthly Allocations. The Administrator shall instruct the Trustee in writing no later than the second Business Day preceding each Monthly Allocation Date (based on the information contained in a certificate of the Administrator (in the form set forth as Exhibit C hereto) and the related Servicer’s Report, if applicable), prior to an Event of Default that results in an acceleration of the Outstanding Obligations pursuant to Section 6.08 hereof, to make the following deposits and distributions from Available Funds on deposit in the Collection Fund (including any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof, the Acquisition Fund pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Section 5.05(b) and (c) hereof) in the following order of priority on the following Monthly Allocation Date, and the Trustee shall comply with such instructions:

(i) amounts payable under any joint sharing agreement to which the Issuer is a party;

(ii) pro rata, to (A) the Guaranty Agencies, fees and expenses insofar as the same relate to Financed Eligible Loans and other fees and expenses with respect to the Trust Estate, and (B) in accordance with Section 5.14 hereof, to the Department Rebate Fund, the amount necessary to increase the balance of the Department Rebate Fund up to the Department Rebate Interest Amount on such Monthly Allocation Date;

(iii) to each Servicer, the Servicing Fee due with respect to the preceding calendar month;

(iv) to the Future Distribution Fund, pro rata, for payment to the Trustee, the Delaware Trustee, the Auction Agent and the Broker-Dealers, an amount equal to the fees due to such parties on such Monthly Allocation Date or prior to the next Monthly Allocation Date;

(v) to the Future Distribution Fund, for payment to the Administrator, an amount equal to the Administration Fees due to the Administrator on such Monthly Allocation Date;

(vi) to the Future Distribution Fund, for payment to the Class A Noteholders and the Counterparties (if any), an amount equal to (x) the Monthly

Interest Allocation for such Monthly Allocation Date with respect to the Class A Notes and (y) the Monthly Issuer Derivative Payment Allocation for such Monthly Allocation Date, pro rata, based on the respective amounts described in clauses (x) and (y); and

(vii) to the Future Distribution Fund, for payment to the Class B Noteholders, an amount equal to the Monthly Interest Allocation for such Monthly Allocation Date with respect to the Class B-1 Notes.

(c) Payments on Quarterly Distribution Dates. Prior to an Event of Default that results in an acceleration of the Outstanding Obligations pursuant to Section 6.08 hereof, the Administrator shall instruct the Trustee in writing no later than the second Business Day preceding each Quarterly Distribution Date (based on the information contained in a certificate of the Administrator (in the form set forth as Exhibit D hereto) and the related Servicer’s Report, if applicable), to make the payments and deposits required pursuant to this subsection (c) on such Quarterly Distribution Date after payments or allocations are made pursuant to Section 5.04(b) hereof and only to the extent such payments and deposits will not be made from funds on deposit in the Future Distribution Fund on such Quarterly Distribution Date), in the order of priority described in this subsection (c), from Available Funds on deposit in the Collection Fund received during the most recently ended Collection Period to the extent remaining after making the payments and deposits required pursuant to Section 5.04(b) hereof (plus any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof, the Acquisition Fund pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Sections 5.05(b) and (c) hereof), and the Trustee shall comply with such instructions; provided, however, that if funds distributed from the Future Distribution Fund on such Quarterly Distribution Date and Available Funds received during the most recently ended Collection Period are not sufficient to make the payments or deposits required pursuant to clauses (i) through (vi) of this subsection (c), then, after any required transfers from the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, any other Available Funds on deposit in the Collection Fund, which the Administrator would have deemed Available Funds for the Collection Period in which such Quarterly Distribution Date occurs, may be used to make the payments or deposits required pursuant to clauses (i) through (vi) of this subsection (c):

(i) to pay to the Trustee, the Delaware Trustee, and to the extent the Quarterly Distribution Date is also an Auction Rate Distribution Date, the Broker-Dealer and the Auction Agent, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Trustee Fee, the Delaware Trustee Fee, the Broker-Dealer fees and the Auction Agent fees, respectively, due on such Quarterly Distribution Date, in each case, together with such fees remaining unpaid from prior Quarterly Distribution Dates;

(ii) to pay to the Administrator, the Administration Fee due on such Quarterly Distribution Date and all unpaid Administration Fees from prior Quarterly Distribution Dates;

(iii) (A) to pay to each Class of Class A Noteholders for which the Quarterly Distribution Date is a Distribution Date, the portion of the Class A Noteholders’ Interest Distribution Amount payable to such Class on such Distribution Date and (B) if applicable, to pay the Counterparty under a Derivative Product any Issuer Derivative Payments owed to such Counterparty on such Quarterly Distribution Date (excluding Termination Payments other than Priority Termination Payments), pro rata, based on amounts owed to each such party, without preference or priority of any kind;

(iv) to pay to each Class of Class B Noteholders for which the Quarterly Distribution Date is a Distribution Date, the portion of the Class B Noteholders’ Interest Distribution Amount payable to such Class on such Distribution Date;

(v) to pay to the Class C Noteholders, unless a Junior Subordinate Interest Trigger Event is in effect, the Class C Noteholders’ Interest Distribution Amount payable on such Quarterly Distribution Date;

(vi) to the Class A Noteholders, the Class A Principal Distribution Amount in the following order:

(A) to pay to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full;

(B) to pay to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full;

(C) to pay to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full;

(D) to pay to the Class A-4 Noteholders the Class A-4 Notes have been paid in full; and

(E) to pay to the Class A-5 Noteholders until the Class A-5 Notes have been paid in full;

(vii) on and after the Stepdown Date, to allocate to the Class B Noteholders the Class B Principal Distribution Amount, which shall be deposited in the Future Distribution Fund for payment on the next related Auction Rate Distribution Date for which notice of redemption can be given for the Class B-1 Notes;

(viii) to deposit to the Reserve Fund, the amount, if any, necessary to reinstate the balance of the Reserve Fund up to the Specified Reserve Fund Balance;

(ix) During the occurrence of a Subordinate Principal Trigger Event, first, to the Class A Noteholders, as a payment of principal, in the priority and manner set forth in subclauses (A) through (E) of clause (vi) above, until the Class A Notes have been paid in full, and second to the Class B Noteholders, as a payment of principal, which payment shall be deposited in the Future Distribution Fund for payment on the next related Auction Rate Distribution Date for which notice or redemption can be given for such Class B-1B Notes;

(x) to the Class B Noteholders, any Class B Carry-Over Amounts payable to such Class on such Quarterly Distribution Date; provided, however, if such Quarterly Distribution Date is not an Auction Rate Distribution Date, any Class B Carry-Over Amounts payable to the Class B Noteholders shall be deposited in the Future Distribution Fund for payment on the next related Auction Rate Distribution Date;

(xi) to the Class C Noteholders, first, any Class C Carry-Over Amounts payable to such Class on such Quarterly Distribution Date and, second, any remaining funds until the principal amount of the Class C-1 Notes is paid in full;

(xii) to pay to the Counterparties (if any), pro rata, based on amounts owing to each such Counterparty without preference or priority of any kind, any accrued and unpaid Termination Payments due to each such Counterparty under the applicable Derivative Product; and

(xiii) subject to the remaining provisions of this Section, to pay to the Certificateholders any remaining funds.

Amounts properly distributed to the Certificateholders pursuant to clause (xiii) of this subsection (c) shall be deemed released from the Trust Estate and the security interest therein granted to the Trustee, and the Issuer shall in no event thereafter be required to refund any such distributed amounts.

In the event Available Funds received during the immediately preceding Collection Period and on deposit in the Collection Fund (and any other amounts in the Collection Fund available therefor in accordance with this Indenture, including without limitation any applicable amounts from the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund ) are not sufficient to make the payments and deposits described in clauses (i) through (v) of this subsection (c) for a Quarterly Distribution Date, the Administrator shall, or shall direct the Trustee to, notify the Rating Agencies by sending the Rating Agencies a copy of the Administrator’s Distribution Date Certificate for such Distribution Date. The Issuer hereby agrees that the amounts paid to the Trustee and the Delaware Trustee pursuant to clause (i) above and the Administration Fee pursuant to clause (iii) above, shall not in any one Fiscal Year exceed the amount or percentage designated therefor in the cash flows provided to each Rating Agency on or about the Date of Issuance, unless the Issuer, after furnishing each Rating Agency with revised cash flows, shall have received a Rating Confirmation.

In the event that a Termination Payment is owed by the Issuer to any Counterparty and a Replacement Transaction is procured by the Issuer under which the replacement Counterparty makes a payment to the Issuer, the Issuer will pay that amount directly to the original Counterparty to the extent that a Termination Payment is owed by the Issuer to that Swap Counterparty. If after making that payment, the original Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (xii) of this subsection (c).

(d) Payments on Auction Rate Distribution Dates. On each Auction Rate Distribution Date for a Class of the Auction Rate Notes, (a) amounts deposited in the Future Distribution Fund to pay Auction Agent Fees due and owing on such Auction Rate Distribution Date shall be paid to the Auction Agent and amounts deposited in the Future Distribution Date to pay Broker-Dealer Fees due and owing on such Auction Rate Distribution Date shall be paid to the Broker-Dealers, (b) amounts deposited in the Future Distribution Fund to pay the Class B Noteholders’ Interest Distribution Amount, principal on the Class B-1 Notes (if notice of redemption for such Class had been properly given for such Auction Rate Distribution Date) and the Class B Carry-Over Amount and allocable to the Class B-1 Notes shall be paid to the Noteholders of the Class B-1 Notes. In addition, on each Auction Rate Distribution Date, amounts transferred from the Capitalized Interest Fund to the Collection Fund pursuant to Section 5.03 hereof, the Acquisition Fund pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Section 5.05(b) hereof shall be applied by the Trustee to make the payments described in the following clauses (i) and (ii) (in that order of priority) to the extent any such amounts remain unpaid after giving effect to the application of funds on deposit in the Future Distribution Fund that have been allocated to pay such amounts on such Auction Rate Distribution Date:

(i) to pay to the Auction Agent and the Broker-Dealers, pro rata, to the Auction Agent and the Broker-Dealers, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Auction Agent Fees and the Broker-Dealer Fees, respectively, due on such Auction Rate Distribution Date, in each case, together with such fees remaining unpaid from prior Auction Rate Distribution Dates; and

(ii) if the date is a Distribution Date for the Class B-1 Notes, to pay to the Class B-1 Noteholders, the Class B Noteholders’ Interest Distribution Amount payable to the Class B-1 Noteholders on such Distribution Date.

If any amount described in the preceding clauses (i) and (ii) would remain unpaid after giving effect to the application of funds described in the preceding sentence, then the Administrator shall instruct the Trustee in writing no later than the second Business Day preceding such Auction Rate Distribution Date (based on information contained in a certificate of the Administrator (in the form set forth in Exhibit D hereto)), to apply, on such Auction Rate Distribution Date, Available Funds then on deposit in the Collection Fund that are expected to be allocated to the Future Distribution Fund on the next following Monthly Allocation Date to pay such amounts. For purposes of determining the amount of funds expected to be allocated to the Future Distribution Fund for payment of any amount on the next following Monthly Allocation Date as required by the preceding sentence, the Administrator shall assume that the amount of Available Funds on the next Monthly Allocation Date will equal the amount of Available Funds on such date of determination and shall determine the amount of funds that would be available to make such payment if such Available Funds were applied pursuant to Section 5.04(b) on such date of determination using a good faith estimate of any amounts required to be paid or deposited pursuant to Section 5.04(b) that are not then determinable).

(e) Determination, Allocation and Payment of Principal Distribution Amount. The Class A Principal Distribution Amount and the Class B Principal Distribution Amount will be allocated for the Notes only on Quarterly Distribution Dates. If a Class of LIBOR Rate Notes is allocated some or all of the Class A Principal Distribution Amount on a Quarterly Distribution Date, that Class will be paid such amount on such Quarterly Distribution Date. If principal payments are allocated to any Class of Auction Rate Notes on a Quarterly Distribution Date, such allocations will be used to redeem such Class on the first Auction Rate Distribution Date for such Class on or immediately following the Quarterly Distribution Date for which notice of redemption can be given pursuant to Section 2.13(c) hereof.

(f) Allocations of Funds Among Registered Owners of Auction Rate Notes. If less than all of the Auction Rate Notes of a given Class are to be paid or allocated principal in an amount sufficient to cover the full amount payable to such Class, the particular Auction Rate Notes of such Class to be paid shall be selected by the Trustee by random lots of $50,000. If there are any amounts available to pay principal to a Class of the Auction Rate Notes that are not in $50,000 increments, the Trustee shall retain such amounts in the Future Distribution Fund to pay principal to the applicable Class of Auction Rate Notes.

Section 5.05 Reserve Fund.

(a) On the Date of Issuance, the Trustee shall deposit $2,761,717 from the proceeds of the Notes into the Reserve Fund. Thereafter, the Trustee shall transfer to the Reserve Fund from the Collection Fund all amounts designated for transfer thereto pursuant to Section 5.04(c)(viii) hereof.

(b) In the event of a Distribution Shortfall on any date, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund and deposit in the Collection Fund on such date an amount of money equal to such Distribution Shortfall less any amounts transferred on such date to the Collection Fund in accordance with Sections 5.02 and 5.03 hereof, for application to cover such Distribution Shortfall. Additionally, if on the Note Final Maturity Date for a Class of Notes, and after giving effect to the distribution of the Available Funds on such Note Final Maturity Date, the principal amount of such Class of Notes will not be reduced to zero, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Note Final Maturity Date an amount equal to the amount needed to reduce the principal amount of such Class of Notes to zero and to deposit such amount in the Collection Fund for application to payment of the Outstanding Amount of such Class of Notes.

(c) After giving effect to subsection (b) of this Section, if the amount on deposit in the Reserve Fund on any Quarterly Distribution Date is greater than the Specified Reserve Fund Balance for such Quarterly Distribution Date, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Quarterly Distribution Date an amount equal to such excess and to deposit such amount in the Collection Fund.

(d) On the final Distribution Date upon termination of the trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder to Noteholders, the Trustee, each Servicer, the Administrator, the Delaware Trustee or the Counterparties (other than Termination Payments), to the extent that Available Funds on deposit in the Collection Fund are insufficient to pay any unpaid Termination Payments, amounts remaining in the Reserve Fund shall be used to make such Payments. Any amount remaining on deposit in the Reserve Fund after such payments have been made shall be released to the Issuer. The Issuer shall in no event be required to refund any amounts properly distributed pursuant to this subsection (d).

(e) Anything in this Section to the contrary notwithstanding, if the market value of securities and cash in the Reserve Fund is on any Quarterly Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, and to pay any unpaid Issuer Derivative Payments, such amount will be so applied on such Quarterly Distribution Date and the Administrator shall instruct the Trustee in writing to make such payments.

Section 5.06 [Reserved].

Section 5.07 [Reserved].

Section 5.08 [Reserved].

Section 5.09 [Reserved].

Section 5.10 [Reserved].

Section 5.11 Investment of Funds Held by Trustee. The Trustee shall invest money held for the credit of any Fund or Account or Subaccount held by the Trustee hereunder as directed in writing (or orally, confirmed in writing) by an Authorized Representative of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund or Account will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Trustee shall invest amounts held hereunder in those Investment Securities described in clause (k) of the definition of the Investment Securities. All such investments shall be held by (or by any custodian on behalf of) the Trustee for the benefit of the Issuer; provided that on the Business Day preceding each Quarterly Distribution Date all interest and other investment income collected (net of losses and investment expenses) on funds on deposit therein (other than in any Currency Account) shall be deposited into the Collection Fund and shall be deemed to constitute a portion of the Available

Funds. The Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Investment Securities and the Trustee shall not take such discretionary acts without such written direction.

The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund or Account or Subaccounts or combination thereof, and the Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from an Authorized Representative of the Issuer, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Trustee shall advise the Administrator in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Administrator), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than the par value thereof, plus accrued but unpaid interest at the time thereof.

Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

Section 5.12 Release.

(a) The Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent the terms hereof permit the sale, disposition or transfer of such Financed Eligible Loans.

(b) Subject to the payment of its fees and expenses pursuant to Sections 7.05 and 7.07 hereof, the Trustee may, and, when required by the provisions of this Indenture, shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article shall be bound to ascertain the

Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(c) The Trustee shall, at such time as there are no Notes Outstanding and all sums due the Trustee pursuant to Sections 7.05 and 7.07 hereof and all amounts payable to each Servicer, each Subservicer, the Administrator, the Delaware Trustee and the Counterparties have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Funds and Accounts.

(d) Subject to the provisions of this Indenture, the Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order, an Opinion of Counsel and Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the Trust Indenture Act or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the Trust Indenture Act does not require any such Independent Certificates.

(e) Each Registered Owner, by the acceptance of a Note, acknowledges that from time to time the Trustee shall release the lien of this Indenture on any Financed Eligible Loan to be sold or transferred pursuant to Section 5.02 hereof, and each Registered Owner, by the acceptance of a Note, consents to any such release.

Section 5.13 Opinions as to Trust Estate. On or before March 31 in each calendar year, beginning in 2008, the Issuer will furnish to the Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until January 1 in the following calendar year.

Section 5.14 Department Rebate Fund. On each Monthly Allocation Date, the Trustee shall deposit into the Department Rebate Fund from the Collection Fund pursuant to Section 5.04(b) hereof the amount necessary to bring the balance of the Department Rebate Fund to the Department Rebate Interest Amount for such date. On each Department Rebate Payment Date, upon written instructions from the Administrator to the Trustee, the Trustee shall (i) pay to the Department an amount equal to the Department Rebate Interest Amount due on such Department Rebate Payment Date, first, from amounts on deposit in the Department Rebate Fund and, second, from the Collection Fund pursuant to Section 5.04(b) hereof or (ii) if the Department has deducted the Department Rebate Interest Amount from Interest Subsidy Payments or Special Allowance Payments due to the Issuer, transfer the amounts on deposit in the Department Rebate Fund to the Collection Fund.

Section 5.15 Future Distribution Fund. The Administrator (prior to an Event of Default that results in an acceleration of the Outstanding Obligations pursuant to Section 6.08 hereof) shall instruct the Trustee in writing no later than the second Business Day preceding any Distribution Date on which any amount described in Sections 5.04(b)(iv) through (vii) and 5.04(c)(vi), (vii) and (x) shall become due and payable (based on information contained in a certificate of the Administrator (in the form set forth in Exhibit D hereto)), to pay any such amount then due on the related Distribution Date from funds on deposit in the Future Distribution Fund (if any) that have been previously allocated for the payment of such amount and the Trustee shall comply with such instructions.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default Defined. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, “Events of Default”:

(a) default in the due and punctual payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) days; provided, however, that a default in the due and punctual payment of any interest on any Class B Note shall not be an Event of Default if any Class A Notes are Outstanding; provided, further, that a default in the due and punctual payment of any interest on any Class C Note shall not be an Event of Default if any Class A Notes or Class B-1 Notes are Outstanding;

(b) default in the due and punctual payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date; provided, however, that a default in the due and punctual payment of principal on any Class B-1 Note shall not be an Event of Default if any Class A Notes are Outstanding; provided, further, that a default in the due and punctual payment of principal on any Class C Note shall not be an Event of Default if any Class A Notes or Class B-1 Notes are Outstanding;

(c) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer to be kept, observed and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to the Issuer; and

(d) the occurrence of an Event of Bankruptcy.

Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 9.01 hereof or such other address as may hereafter be given as the principal office of the Issuer in writing to the Trustee by an Authorized Representative of the Issuer. The Trustee may give any such notice in its discretion and shall give such notice if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

Section 6.02 Remedy on Default; Possession of Trust Estate. Subject to Sections 7.05 and 7.07 hereof, upon the happening and continuance of any Event of Default that results in an acceleration of the Outstanding Obligations pursuant to Section 6.08 hereof, the Trustee or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then-existing Trust Estate for that purpose, and collect and receive all charges, income and Available Funds of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows:

FIRST, to the Trustee and the Delaware Trustee, any Trustee Fee and any Delaware Trustee Fee, respectively, together with any expenses then due and owing;

SECOND, to each Servicer, Auction Agent and Broker-Dealer pro rata, any Servicing Fees, Auction Agent Fees and Broker-Dealer Fees, respectively, due to such party and remaining unpaid;

THIRD, to the Administrator, any portion of the Administration Fee due and unpaid; and

FOURTH, pro rata, based on amounts due and owing, (i) to the Counterparties, pro rata, without preference or priority of any kind, in proportion to their respective entitlements under the applicable Derivative Products (excluding all Termination Payments other than Priority Termination Payments); and (ii) to the Class A Noteholders of each class for amounts due and unpaid on each such Class of the Class A Notes for interest, pro rata, without preference or priority of any kind, according to the amounts due and payable on each such Class of the Class A Notes for such interest;

FIFTH, to Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal;

SIXTH, to the Class B Noteholders for amounts due and unpaid for interest, according to the amounts due and payable on the Class B-1 Notes for such interest;

SEVENTH, to the Class B Noteholders for amounts due and unpaid on the Class B-1 Notes for principal, according to the amounts due and payable on the Class B-1 Notes for principal;

EIGHTH, to the Class C Noteholders for amounts due and unpaid for interest, according to the amounts due and payable on the Class C-1 Notes for such interest;

NINTH, to the Class A Noteholders, pro rata, any Class A Carry-Over Amounts due and payable;

TENTH, to the Class B Noteholders, pro rata, any Class B Carry-Over Amounts due and payable;

ELEVENTH, to the Class C Noteholders, first, any Class C Carry-Over Amounts due and payable, and second, amounts due and unpaid on the Class C-1 Notes for principal, pro rata, without preference or priority of any kind, according to the amounts due and payable on the Class C-1 Notes for principal;

TWELFTH, to the Counterparties, if any, in proportion to the respective entitlements under the applicable Derivative Product Agreement, pro rata, without preference or priority of any kind, for any Termination Payments due and any other unpaid Issuer Derivative Payments;

THIRTEENTH, to the Certificateholders.

The Trustee may fix a record date and payment date for any payment to Registered Owners pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Registered Owner and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.03 Remedies on Default; Advice of Counsel. Upon the happening of any Event of Default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

Section 6.04 Remedies on Default; Sale of Trust Estate. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Trustee, proper for the purpose which may be designated in such request. In addition, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners of the Obligations in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding.

Notwithstanding the foregoing, the Trustee is prohibited from selling the Financed Eligible Loans following an Event of Default, other than a default in the payment of any principal or interest on any Note, unless:

(a) The Registered Owners of all of the Highest Priority Obligations at the time Outstanding consent to such a sale;

(b) The proceeds of such a sale will be sufficient to discharge all the Outstanding Obligations pursuant to Article X hereof at the date of such a sale; or

(c) The Issuer, or the Administrator on behalf of the Issuer, determines that the collections on the Financed Eligible Loans would not be sufficient on an ongoing basis to make all payments on such Obligations as such payments would have become due if such Obligations had not been declared due and payable, and the Trustee obtains the consent of the Registered Owners of at least 66-2/3% of the aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

Such a sale shall also require the consent of all the Registered Owners of each Class of Notes that are not the Highest Priority Obligations unless the proceeds of such a sale would be sufficient to discharge such Class of Notes pursuant to Article X hereof at the date of such a sale.

Section 6.05 Appointment of Receiver. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Trustee or of the Registered Owners under this Indenture or otherwise, then as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

Section 6.06 Restoration of Position. In case the Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Trustee and the Registered Owners shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies and powers of the Trustee and of the Registered Owners shall continue as though no such proceeding had been taken.

Section 6.07 Application of Sale Proceeds. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Trustee and not otherwise appropriated, shall be applied by the Trustee as set forth in Section 6.02 hereof.

Section 6.08 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations may declare all the Outstanding Obligations to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by the Registered Owners), and upon any such declaration the unpaid principal amount of such Outstanding Obligations, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Registered Owners of Obligations representing a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on all Obligations and all other amounts that would then be due hereunder or upon such Obligations if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Administrator, any Servicer, any Subservicer, the Delaware Trustee and their agents and counsel; and

(b) all Events of Default, other than the nonpayment of the principal of the Obligations that has become due solely by such acceleration, have been cured or waived as provided in Section 6.14 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 6.09 Remedies Not Exclusive. The remedies herein conferred upon or reserved to the Trustee or the Registered Owners of Obligations are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Trustee or to the Registered Owners of Obligations, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Trustee or of any Registered Owner of Obligations to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

Section 6.10 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(a) default is made in the payment of any installment of interest, if any, on any Notes when such interest becomes due and payable and such default continues for a period of five (5) days; or

(b) default is made in the payment of the principal of any Notes at their Note Final Maturity Date,

then the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Registered Owners, the whole amount then due and payable on such Notes for principal and interest, with interest upon any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may upon receiving indemnification satisfactory to the Trustee institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such Class and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to Notes occurs and is continuing, the Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Registered Owners of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.11 Direction of Trustee. Upon the happening of any Event of Default, the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners shall not be entitled to cause the Trustee to take any proceedings which in the Trustee’s opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations, but the Trustee shall be entitled to assume that the action requested by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting Registered Owners unless the Registered Owners of more than 50% of the collective aggregate principal amount of the non-assenting Registered Owners of such Obligations, in writing, show the Trustee how they will be prejudiced. Provided, however, that anything in this Indenture to the contrary notwithstanding, the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of all other Obligations then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section shall be expressly subject to the provisions of Sections 7.01(c), 7.05 and 7.07 hereof.

Section 6.12 Right to Enforce in Trustee. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Trustee, unless and until such Registered Owner shall have previously given to the Trustee written notice of a default hereunder, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Obligations then Outstanding shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Trustee to take any such action hereunder, and the Trustee for 30 days after receipt of such notification, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding.

Section 6.13 Physical Possession of Obligations Not Required. In any suit or action by the Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

Section 6.14 Waivers of Events of Default. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners of at least a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of any Outstanding Obligations at the date of maturity thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and all expenses of the Trustee, in connection with such default shall have been paid or provided for; or (b) any default in the payment of amounts set forth in Sections 7.05 and 7.07 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Registered Owners of Obligations shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon. The Trustee shall give written notice to each Rating Agency of any waiver of an Event of Default pursuant to this Section.

ARTICLE VII

THE TRUSTEE

Section 7.01 Acceptance of Trust. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

(a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) Before taking any action hereunder requested by Registered Owners, the Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability, including costs incurred in defending itself against any and all charges, claims, complaints, allegations, assertions or demands of any nature whatsoever arising from or related to its role as Trustee, except liability which results from the negligence or willful misconduct of the Trustee including without limitation negligence or willful misconduct with respect to moneys deposited and applied pursuant to this Indenture.

Section 7.02 Recitals of Others. The recitals, statements and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Trustee shall incur no responsibility in respect of such matters.

Section 7.03 As to Filing of Indenture. The Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) to do any act which may be suitable to be done for the better maintenance of the lien or security hereof (other than the filing of any continuation (but not initial) statements), or (e) to give notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to the Trust Estate and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners in respect of such property or pledged to the Trust Estate. The Trustee agrees to prepare, request that the Issuer execute (if such execution is necessary for any such filing) and file in a timely manner (if received from the Issuer in a timely manner) with any necessary execution by the Issuer, the continuation statements referred to herein; provided, that the Trustee shall have no responsibility for the sufficiency, adequacy or priority of any initial filing and in the absence of written notice to the contrary by the Issuer or other Authorized Representative, may rely and shall be protected in relying on all information and exhibits in such initial filings for the purposes of any continuation statements.

Section 7.04 Trustee May Act Through Agents. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents or employees, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed. All reasonable costs incurred by the Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

Section 7.05 Indemnification of Trustee. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Sections 6.02 and 6.08 hereof, for each of which no additional security or indemnity may be required, the Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in Section 7.01(c) hereof. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Section 6.01(a) or (b) hereof) unless and until it shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) the Registered Owners of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Representative of the Issuer. However, the Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Trustee, without assurance of reimbursement or indemnity, and in such case the Trustee shall be reimbursed or indemnified by the Registered Owners requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys’ fees and other reasonable disbursements properly incurred in connection therewith are adjudicated to have resulted from the negligence or willful misconduct of the Trustee. In furtherance and not in limitation of this Section, the Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any Issuer Orders, instructions or other directions upon which the Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Registered Owners, as appropriate, shall fail to make such reimbursement or indemnification, the Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Notes for the payment of the principal thereof and interest thereon from the Collection Fund. None of the provisions contained in this Indenture or any other agreement to which it is a party shall require the Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered Owners shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder arising from the Trust Estate. The Issuer agrees to indemnify and hold harmless the Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

Section 7.06 Trustee’s Right to Reliance. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer, the Administrator, a Servicer or a Subservicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, paper or document, but may accept the same as conclusive evidence of the truth and accuracy of such statement. Before acting or refraining from acting in the administration hereof, the Trustee may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Trustee, the Administrator or a Registered Owner), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

Whenever in the administration hereof the Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Representative of the Issuer or an authorized officer of the Administrator, a Servicer or a Subservicer.

The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer or any Servicer or Subservicer but the Trustee may require of the Issuer or any Servicer or Subservicer full information and advice as to the performance of any covenants, conditions or agreements pertaining to the Financed Eligible Loans.

The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby or error of judgment made in good faith; provided, however, that the Trustee shall be liable for its negligence or willful misconduct in taking such action.

The Trustee is authorized to enter into agreements with other Persons, in its capacity as Trustee, in order to carry out or implement the terms and provisions of this Indenture. The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other transaction document.

Section 7.07 Compensation of Trustee. Except as otherwise expressly provided herein, all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. The Trustee shall not change the Trustee Fee without giving the Issuer and each Rating Agency at least 90 days’ written notice prior to the beginning of a Fiscal Year. If not paid by the Issuer, the Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Collection Fund for the payment of the principal thereof and interest thereon, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee).

Section 7.08 Creditor Relationships. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Obligations.

Section 7.09 Resignation of Trustee. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Trustee shall have been appointed pursuant to Section 7.11 hereof (and is qualified to be the Trustee under the requirements of Section 7.11 hereof). If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Trustee may (a) appoint a temporary successor Trustee having the qualifications provided in Section 7.11 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint a Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to clause (a) above, the Issuer may remove such temporary successor Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

Section 7.10 Removal of Trustee. The Trustee or any successor Trustee may be removed (a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, (b) by the Issuer for cause or upon the sale or other disposition of the Trustee or its corporate trust functions or (c) by the Issuer without cause so long as no Event of Default exists or has existed within the last 30 days, upon payment to the Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Delaware Trustee and the other with the Trustee so removed.

In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

Section 7.11 Successor Trustee. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Issuer by an instrument in writing duly authorized by the Issuer. In the case of any such appointment by the Issuer of a successor to the Trustee, the Issuer shall forthwith cause notice thereof to be mailed to the Registered Owners of the Notes at the address of each Registered Owner appearing on the note registration books maintained by the Trustee, as registrar.

Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Issuer shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans originated under the Higher Education Act.

Section 7.12 Manner of Vesting Title in Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties and obligations of its predecessors in trust hereunder (except that the predecessor Trustee shall continue to have the benefits to indemnification hereunder together with the successor Trustee), with like effect as if originally named as Trustee herein; but the Trustee ceasing to act shall nevertheless, on the written request of an Authorized Representative of the Issuer, or an authorized officer of the successor Trustee, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title and interest of the Trustee which it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties and obligations, and the Trustee ceasing to act also, upon like request, pay over, assign and deliver to the successor Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to the Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

Section 7.13 Additional Covenants by the Trustee to Conform to the Higher Education Act. The Trustee covenants that it will at all times be an Eligible Lender under the Higher Education Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans, that it will acquire Eligible Loans originated under the Higher Education Act in its capacity as an Eligible Lender and that it will not knowingly dispose of or deliver any Financed Eligible Loans originated under the Higher Education Act or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Financed Eligible Loans; provided, however, that nothing above shall prevent the Trustee from delivering the Eligible Loans to a Servicer, a Subservicer or a Guaranty Agency.

Section 7.14 Right of Inspection. (a) A Registered Owner shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the principal office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the Trust Estate.

(b) At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, accountants and representatives, shall have the right to fully inspect all books, papers and records of the Issuer, the Administrator and any Servicer or Subservicer pertaining to Financed Eligible Loans, and to copy or to take such memoranda from and in regard thereto as may be desired.

Section 7.15 Limitation with Respect to Examination of Reports. Except as provided in this Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by or on behalf of the Issuer, the Administrator, or any Servicer or Subservicer, and the Trustee may accept the same as conclusive evidence of the truth and accuracy of any statement contained therein or as to the existence or non-existence of any fact stated therein.

Section 7.16 Servicing Agreements. The Trustee acknowledges the receipt of copies of the Servicing Agreements and Subservicing Agreements described in Section 4.04 hereof.

Section 7.17 Additional Covenants of Trustee. The Trustee, by the execution hereof, covenants, represents and agrees that:

(a) it will not exercise any of the rights, duties or privileges under this Indenture in such manner as would cause the Eligible Loans held or acquired under the terms hereof to be transferred, assigned or pledged as security to any person or entity other than as permitted by this Indenture;

(b) it will comply with the Higher Education Act and the Regulations and will, upon written notice from an Authorized Representative of the Issuer, the Secretary or a Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Higher Education Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture; and

(c) it will comply with each covenant, agreement or undertaking set forth in the Securitization Cooperation Annex.

Section 7.18 Notices to Rating Agencies. It shall be the duty of the Issuer to notify each Rating Agency then rating any of the Notes of (a) any amendment, change, expiration, extension or renewal of this Indenture, (b) prepayment or defeasance of all the Notes, (c) any change in the Trustee and (d) any other information reasonably required to be reported to each Rating Agency under any Supplemental Indenture; provided, however, the provisions of this

Section do not apply when such documents have been previously supplied to such Rating Agency and the Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section shall be sent in writing (which shall include electronic transmission) at the following addresses:

Via electronic delivery to servicer_reports@sandp.com

For any information not available in electronic format:

Standard & Poor’s Ratings Services

a Division of the McGraw-Hill Companies, Inc.

55 Water Street, 41st Floor

New York, New York 10041-0003

Attention: ABS Surveillance Group

Via electronic delivery to suveillance-abs-consumr@fitchratings.com

For any information not available in electronic format:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Attention: ABS Surveillance

Via electronic delivery to servicerreports@moodys.com

For any information not available in electronic format:

Moody’s Investors Service

99 Church Street

New York, New York 10007

Attention: ABS Monitoring Group

Via electronic delivery to dhartung@dbrs.com

For any information not available in electronic format:

DBRS, Inc.

140 Broadway, 35th Floor

New York, New York 10005

The Trustee also acknowledges that each Rating Agency’s periodic review for maintenance of a Rating on any Class of the Notes may involve discussions and/or meetings with representatives of the Trustee at mutually agreeable times and places.

Section 7.19 Merger of the Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

Section 7.20 Receipt of Funds from and Actions of a Servicer or Subservicer. The Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the Administrator, the depository bank of any funds of the Issuer, or any Servicer or Subservicer while such Servicer or Subservicer is acting as bailee or agent of the Trustee with respect to the Eligible Loans for actions taken in compliance with any instruction or direction given to the Trustee, or for the application of funds or moneys by any Servicer or Subservicer until such time as funds are received by the Trustee. The Trustee shall not be liable for any act or omission by a Servicer. The Trustee shall be under no duty to service or monitor the servicing of Financed Eligible Loans and the Administrator on behalf of the Issuer shall be responsible for selecting, contracting with or otherwise engaging any Servicer and monitoring any Servicer.

Section 7.21 Special Circumstances Leading to Resignation of Trustee. Because the Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise which will cause the Trustee to resign from its position as trustee for one or more but not all of the Obligations. In the event that the Trustee makes a determination that it should so resign due to the occurrence of an Event of Default or potential default hereunder or otherwise, the Issuer may permit such resignation as to one or more but not all of the Obligations or request the Trustee’s resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

Section 7.22 Survival of Trustee’s Rights to Receive Compensation, Reimbursement and Indemnification. The Trustee’s rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Trustee’s resignation or removal shall survive the Trustee’s resignation or removal.

Section 7.23 Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Trustee.

Section 7.24 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any Class shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

(b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Notes to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of any Registered Owner of a Note in any such proceeding.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Registered Owners of the Notes, and it shall not be necessary to make any Registered Owners of the Notes parties to any such proceedings.

Section 7.25 No Petition. The Trustee will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under this Indenture.

Section 7.26 Article Controlling as to Trustee Conduct and Liability. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of the Trustee shall be subject to this Article VII.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Not Requiring Consent of Registered Owners. The Issuer and the Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(a) to cure any ambiguity or formal defect or omission in this Indenture;

(b) to grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Trustee;

(c) to subject to this Indenture additional revenues, properties or collateral;

(d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

(e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder, or any additional or substitute Guaranty Agency, Servicer or Subservicer;

(f) to add such provisions to or to amend such provisions of this Indenture as may be necessary or desirable to assure implementation of the Program in conformance with the Higher Education Act if along with such Supplemental Indenture there is filed an opinion of counsel to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Obligations;

(g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

(h) to make any changes necessary to comply or obtain more favorable treatment under any current or future law, rule or regulation, including the Higher Education Act, the Regulations or the Code and the regulations promulgated thereunder;

(i) to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to a Derivative Product, and to modify this Indenture with respect to any particular Derivative Product;

(j) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Trustee to be necessary or desirable;

(k) to make any other change with a Rating Confirmation; or

(l) to make any other change which, in the judgment of the Trustee is not to the material prejudice of the Registered Owners of any Obligations;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

Section 8.02 Supplemental Indentures Requiring Consent of Registered Owners. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding that are adversely affected thereby shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section shall permit, or be construed as permitting (a) without the consent of the Registered Owners of all then Outstanding Obligations adversely affected thereby, (i) an extension of the Note Final Maturity Date or interest payment date for any Note, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to such Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein; or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of an Obligation at the address shown on the registration books or listed in any Derivative Product. Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations Outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

Section 8.03 Additional Limitation on Modification of Indenture. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of the Financed Eligible Loans originated under the Higher Education Act or granting of a security interest therein to any Person other than an Eligible Lender, a Servicer, a Subservicer or a Guaranty Agency, unless the Higher Education Act or Regulations are hereafter modified so as to permit the same. The Trustee may request an Opinion of Counsel to the effect that an amendment or supplement to this Indenture was adopted in conformance with this Indenture.

Section 8.04 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest with respect to any Note, or in the payment of any sinking fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners of the Notes. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 8.05 Conformity with the Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Notices. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners of Obligations may be effected by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners of Obligations in person or by agent appointed in writing. As a condition for acting thereunder the Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

The amount of Notes held by any person executing such instrument as a Registered Owner of Notes and the fact, amount and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker or other depository in a form approved by the Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Trustee may require the actual deposit of such Note or Notes with the Trustee.

All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy, electronic communication, facsimile or similar writing) at the following addresses, and each address shall constitute each party’s respective “Principal Office” for purposes of this Indenture:

If intended for the Issuer:

Goal Capital Funding Trust 2007-1

c/o Wilmington Trust Company, Delaware Trustee

1100 North Market Street

Wilmington, DE 19890

Attention: Jeanne Oller

Telephone: (302) 636-6188

Facsimile: (302) 636-4140

E-Mail: joller@wilmingtontrust.com

With a copy to the Administrator:

Goal Financial, LLC

9477 Waples Street, Suite 100

San Diego, CA 92121

Attention: Seamus Garland

Telephone: (858) 320-6790

Facsimile: (858) 452-6648

E-Mail: sgarland@goalfinancial.net

If intended for the Trustee or the Eligible Lender Trustee:

The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attention: Corporate Trust Department

Telephone: (904) 998-4738

Facsimile: (904) 645-1931

E-Mail: nturner@bankofny.com

Any party may change the address to which subsequent notices to such party are to be sent, or of its Principal Office, by notice to the other parties, delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by facsimile or other electronic transmission or registered first-class mail, postage prepaid.

Section 9.02 Covenants Bind Issuer. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Obligations.

No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Eligible Loans or extension of time for payment.

Section 9.03 Lien Created. This Indenture shall operate effectually as (a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

Section 9.04 Severability of Lien. If the lien of this Indenture shall be or shall ever become ineffectual, invalid or unenforceable against any part of the Trust Estate that is not subject to the lien because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

Section 9.05 Consent of Registered Owners Binds Successors. Any request or consent of the Registered Owner of any Obligations given for any of the purposes of this Indenture shall bind all future Registered Owners of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Trustee in pursuance of such request or consent.

Section 9.06 Nonliability of Persons; No General Obligation. It is hereby expressly made a condition of this Indenture that any agreements, covenants or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the organizers, officers, employees, agents or trustees or the Administrator of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

Section 9.07 Nonpresentment of Notes. Should any of the Notes not be presented for payment when due, the Trustee shall retain from any money transferred to it for the purpose of paying the Notes so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Notes when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Registered Owners of such Notes and all rights of such Registered Owners against the Issuer under the Notes or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Note shall not be presented for payment within the period of two years following its payment or prepayment date, the Trustee shall return to the Issuer the money theretofore held by it for payment of such Note, and such Note shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Trustee’s responsibility for any such money shall cease upon remittance thereof to the Issuer.

Section 9.08 Security Agreement. This Indenture constitutes a Financing Statement and a Security Agreement under the Uniform Commercial Code as in effect in New York and Delaware.

Section 9.09 Laws Governing. It is the intent of the parties hereto that this Indenture shall in all respects be governed by the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

Section 9.10 Severability. If any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

Section 9.11 Exhibits. The terms of the Schedules, Exhibits and Annexes, if any, attached to this Indenture are incorporated herein in all particulars.

Section 9.12 Non-Business Days. Except as may otherwise be provided herein, if the date for making payment of any amount hereunder or on any Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made without accruing further interest or action can be taken on the next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date.

Section 9.13 Parties Interested Herein. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Trustee, the Delaware Trustee, the Paying Agent, if any, and the Registered Owners of the Obligations, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Trustee, the Paying Agent, if any, and the Registered Owners of the Obligations.

Section 9.14 Obligations Are Limited Obligations. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

Section 9.15 Limitations on Counterparty Rights. No Counterparty which shall be in default under any Derivative Product with the Issuer shall have any of the rights granted to a Counterparty or a Registered Owner of an Obligation hereunder. A Counterparty which is in default under any Derivative Product shall however, continue to maintain all obligations undertaken by it under the terms of its Derivative Product. No Counterparty shall have any consent or voting rights under this Indenture, or any rights to instruct the Trustee to take, or refrain from taking, any action hereunder except upon satisfaction of a Rating Confirmation.

Section 9.16 Disclosure of Names and Addresses of Registered Owners.

(a) Registered Owners may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Registered Owners with respect to their rights under this Indenture or under the Notes. Upon receipt by the Trustee of any request by three or more Registered Owners or by one or more holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Registered Owners (whether or not made pursuant to Section 312(b) of the Trust Indenture Act), the Trustee shall promptly notify the Issuer thereof by providing to the Issuer a copy of such request and a copy of the list of Registered Owners produced in response thereto.

(b) Registered Owners of Notes, by receiving and holding the same, agree with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Clearing Agency shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Registered Owners of Notes in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 9.17 Aggregate Principal Amount of Obligations. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes and the Derivative Value of any Derivative Product.

Section 9.18 Financed Eligible Loans. The Issuer expects to acquire Eligible Loans and to transfer Eligible Loans to the Trustee, in accordance with this Indenture, which Eligible Loans, upon becoming subject to the lien of this Indenture, constitute Financed Eligible Loans, as defined herein. If for any reason a Financed Eligible Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Eligible Loan.

Section 9.19 Concerning The Delaware Trustee. It is expressly understood and agreed by the parties to this Indenture and the Registered Owners that (a) this Indenture is executed and delivered by the Delaware Trustee not in its individual or personal capacity but solely in its capacity as Delaware Trustee under the Trust Agreement on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it as Delaware Trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Delaware Trustee thereunder; (b) the representations, warranties, covenants, undertakings, agreements and obligations by the Delaware Trustee are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by Wilmington Trust Company, but are made and intended for the purpose of only binding the Trust Estate, as defined in the Trust Agreement, and the Issuer; (c) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Wilmington Trust Company, be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Delaware Trustee or Issuer hereunder.

Section 9.20 Subordination of Counterparties. All rights and interest of any Counterparty in the security interest granted to the Trustee under this Indenture with respect to any Termination Payments (other than Priority Termination Payments) shall be fully subordinated to the interests of the Registered Owners of the Notes. No Counterparty shall have any rights, implied or otherwise, in the Trust Estate with respect to any Termination Payments (other than Priority Termination Payments) until after the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture. Notwithstanding the foregoing, the provisions of this Section shall not modify or otherwise affect the contractual priority of payments set forth in Sections 5.04(b) and (c) hereof. More specifically, no Counterparty shall have any voting rights or rights to exercise any remedies under this Indenture until after the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture. After the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture, each Counterparty shall have all of the rights and obligations, including all voting rights, of the Registered Owners set forth in this Indenture.

Section 9.21 Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Depositor to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Trustee (in its individual capacity and as the Trustee), by entering into this Indenture, and each Noteholder or any other beneficiary, by accepting the benefits of this Indenture, hereby acknowledges and agrees that the Trustee, such Noteholder and any other such beneficiary has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, any of the Trustee, a Noteholder or any other beneficiary either (i) asserts an interest in, claim to, or benefit from Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Trustee, such Noteholder or such beneficiary, as applicable, further acknowledges and agrees that any such interest in, claim to or benefit from such Other Assets is and will be expressly subordinated to the indefeasible payment in full of such Other Assets under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets to such Persons as are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Trustee (in its individual capacity and as the Trustee), by entering into or accepting this agreement, any Noteholder and any beneficiary, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

ARTICLE X

PAYMENT AND CANCELLATION OF NOTES

AND SATISFACTION OF INDENTURE

Section 10.01 Trust Irrevocable. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) and all Issuer Derivative Payments are fully paid or provision made for its payment as provided in this Article.

Section 10.02 Satisfaction of Indenture.

(a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Notes, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture; and (ii) to each Counterparty, all Issuer Derivative Payments then due, then the pledge of the Trust Estate, and all covenants, agreements and other obligations of the Issuer to the Registered Owners of Notes shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes and to each Counterparty all Issuer Derivative Payments then due, at the times and in the manner stipulated in this Indenture and in the respective Derivative Product, such Notes and each Counterparty shall cease to be entitled to any lien, benefit or security under this Indenture, and all covenants, agreements and obligations of the Issuer to the Registered Owners thereof and each Counterparty shall thereupon cease, terminate and become void and be discharged and satisfied.

(b) Notes or interest installments shall be deemed to have been paid within the meaning of Section 10.02(a) hereof if money for the payment thereof has been set aside and is being held in trust by the Trustee at the Note Final Maturity Date or earlier prepayment date thereof. Any Outstanding Note shall, prior to the Note Final Maturity Date or earlier prepayment thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 10.02(a) hereof if (i) such Note is to be prepaid on any date prior to its Note Final Maturity Date and (ii) the Issuer shall have given notice of prepayment as provided herein on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Corporation or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Note on and prior to the prepayment date or Note Final Maturity Date thereof, as the case may be. Notwithstanding anything herein to the contrary, however, no such deposit shall have the effect specified in this subsection (b) if made during the existence of an Event of Default, unless made with respect to all of the Notes then Outstanding. Neither Governmental Obligations nor money deposited with the Trustee pursuant to this subsection (b) nor principal or interest payments on any such Governmental Obligations shall be withdrawn or used for any purpose other than, and shall be held irrevocably in trust in an escrow account for, the payment of the principal of and interest on such Notes. Any cash received from such principal of and interest on such Governmental Obligations deposited with the Trustee, if not needed for such purpose, shall, to the extent practicable, be reinvested in Governmental Obligations maturing at times and in amounts sufficient to pay when due the principal of and interest on such Notes on and prior to such prepayment date or Note Final Maturity Date thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Issuer, as received by the Trustee, free and clear of any trust, lien or pledge. Any payment for Governmental Obligations purchased for the purpose of reinvesting cash as aforesaid shall be made only against delivery of such Governmental Obligations. For the purposes of this Section, “Governmental Obligations” shall mean and include only non-callable direct obligations of the Department of the Treasury of the United States of America or portions thereof (including interest or principal portions thereof), and such Governmental Obligations shall be of such amounts, maturities and interest payment dates and bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient to make the payments required herein, and which obligations have been deposited in an escrow account which is irrevocably pledged as security for the Notes. Such term shall not include mutual funds and unit investment trusts.

(c) Any Issuer Derivative Payments are deemed to have been paid and the applicable Derivative Product terminated when payment of all Issuer Derivative Payments due and payable to each Counterparty under its respective Derivative Product have been made or duly provided for to the satisfaction of each Counterparty and the respective Derivative Product has been terminated.

(d) In no event shall the Trustee deliver over to the Issuer any Financed Eligible Loans originated under the Higher Education Act unless the Issuer is an Eligible Lender, if the Higher Education Act or Regulations then in effect require the owner or holder of such Financed Eligible Loans to be an Eligible Lender.

(e) The provisions of this Section are applicable to the Notes and the Issuer Derivative Payments.

Section 10.03 Optional Purchase of All Financed Eligible Loans. The Administrator shall certify to and notify the Depositor, or any assignee of its rights hereunder, and the Trustee in writing, within 15 days after the last Business Day of each Collection Period in which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance. The Administrator or its assignee (provided that such assignee is a Goal Eligible Purchaser) shall have the option to purchase all of the Financed Eligible Loans on the date that is the tenth (10th) Business Day preceding the Quarterly Distribution Date next succeeding the Collection Period during which the then outstanding Pool Balance is first reduced to 10% or less of the Initial Pool Balance (the “Optional Purchase Date”). To exercise the option described in this Section, the Administrator or its assignee shall deposit in the Collection Fund on the Optional Purchase Date, an amount equal to the aggregate Purchase Amount for the Financed Eligible Loans and the related rights with respect thereto, plus the appraised value of any such other property held in the Trust Estate other than the Funds and Accounts, such value to be determined by an appraiser mutually agreed upon by the Administrator or its assignee and the Trustee; provided, however, that the Administrator or its assignee may not effect such purchase if such aggregate Purchase Amounts and the appraised value of such other property do not equal or exceed the Minimum Purchase Amount, less any amounts on deposit in the Funds and Accounts. The amount deposited by the Administrator or its designee on the Optional Purchase Date, together with all amounts on deposit in the Funds and Accounts, shall be applied in accordance with Section 6.02.

Section 10.04 Auction of Financed Eligible Loans. If the Administrator, or any assignee of its rights under Section 10.03 hereof, does not exercise its option to purchase Financed Eligible Loans pursuant to Section 10.03 hereof, the Trustee (or its designated agent) shall, promptly after the Business Day next succeeding the Optional Purchase Date, offer for sale Financed Eligible Loans in an amount sufficient to redeem all Notes Outstanding on such Quarterly Distribution Date, and any such sale shall be consummated on or before such Quarterly Distribution Date (the “Trust Auction Date”). Goal Financial or any Affiliate of Goal Financial, may bid to purchase the Financed Eligible Loans only to the extent such bidding party is a Goal Eligible Purchaser. The Trustee shall provide written notice to the Administrator of any such offer for sale at least five Business Days in advance of the Trust Auction Date. If at least two independent bids are received, the Trustee (or its designated agent) shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of the remaining bids if it is equal to or in excess of both (i) the Minimum Purchase Amount, less any amounts on deposit in the Funds and Accounts and (ii) the fair market value of such Financed Eligible Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the amounts described in the preceding sentences, the Trustee shall not consummate such sale. The Trustee may consult, and, at the direction of the Depositor, shall consult, with a financial advisor, including an underwriter of the Notes or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered. The proceeds of any such sale, together with all amounts on deposit in the Funds and Accounts, shall be deposited to the Collection Fund and applied in accordance with Section 6.02. Unless requested by the Administrator, if the sale is not completed, the Trustee may, but will not be obligated to, solicit bids for sale of the Financed Eligible Loans with respect to future Quarterly Distribution Dates upon terms similar to those described above. The Trustee shall be obligated to make such solicitations, however, if requested to do so by the Administrator. Notice of the prepayment of any Obligations resulting from a purchase of the Financed Eligible Loans on the Optional Purchase Date or the auction of the Financed Eligible Loans on the Trust Auction Date, shall be given by the Trustee to the Registered Owners by first-class mail within five Business Days of such Optional Purchase Date or Trust Auction Date.

Section 10.05 Cancellation of Paid Notes. Any Notes which have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Note for which definitive Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled by the Trustee and, except for temporary Notes, returned to the Issuer.

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its organizational name and behalf by its Delaware Trustee, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Indenture to be executed in its organizational name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Indenture to be dated as of the date herein above first shown.

GOAL CAPITAL FUNDING TRUST 2007-1, a Delaware statutory trust

By:	WILMINGTON TRUST COMPANY, not in its individual capacity or personal capacity but solely in its capacity as Delaware Trustee

By:	/s/ J. Chirstopher Murphy
Name:	J. Chirstopher Murphy
Title:	Financial Services Officer

S-1	Indenture of Trust
(Goal Capital Funding Trust 2007-1)

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Nathan E. Turner
Name:	Nathan E. Turner
Title:	Assistant Treasurer

Acknowledged and accepted as to clause “C” of the Granting Clauses as of the day and year first written above:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Eligible Lender Trustee

By:	/s/ Nathan E. Turner
Name:	Nathan E. Turner
Title:	Assistant Treasurer

S-2	Indenture of Trust
(Goal Capital Funding Trust 2007-1)

EXHIBIT A

ELIGIBLE LOAN ACQUISITION CERTIFICATE

This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of June 7, 2007, as amended (the “Indenture”), between Goal Capital Funding Trust 2007-1 (the “Issuer”) and The Bank of New York Trust Company, N.A., as Trustee and as Eligible Lender Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Trustee, you are hereby authorized and requested to disburse to              (the “Seller”) the sum of $             (or, in the case of an exchange, the Eligible Loans listed in Exhibit A hereto) for the acquisition of Eligible Loans. With respect to the Eligible Loans so to be acquired, the Issuer hereby certifies as follows:

1. The Eligible Loans to be acquired are those specified in Schedule A attached hereto (the “Acquired Eligible Loans”). The remaining unpaid principal amount of each Acquired Eligible Loan is as shown on such Schedule A.

2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 5.02 of the Indenture, plus accrued interest and any applicable premium.

3. Each Acquired Eligible Loan is an Eligible Loan authorized so to be acquired by the Indenture.

4. The following items have been received and are being retained, on your behalf, by the Issuer, a Servicer or a Subservicer:

(a) a copy of the Student Loan Purchase Agreement(s) between the Issuer and the Eligible Lender Trustee with respect to the Acquired Eligible Loans (original copy maintained on file with the Issuer on behalf of the Trustee);

(b) with respect to each Insured Loan included among the Acquired Eligible Loans, the Certificate of Insurance relating thereto;

(c) with respect to each Guaranteed Loan included among the Acquired Eligible Loans, a certified copy of the Guarantee Agreement relating thereto;

(d) an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreements in favor of the Trustee in the manner provided for by the provisions of 20 U.S.C. § 1087-2(d)(3) or 20 U.S.C. § 1082(m)(1)(D)(iv), as applicable, (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you); and

(e) instruments duly assigning the Acquired Eligible Loans to the Trustee.

A-1

5. The Issuer is not, on the date hereof, in default under the Indenture or in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement(s) relating to the Acquired Eligible Loans, and, to the best knowledge of the Issuer, the Eligible Lender Trustee is not in default under the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinion of counsel referred to in paragraph 4(d) hereof.

6. All of the conditions specified in the Student Loan Purchase Agreement(s) applicable to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive any requirement of an opinion of counsel in connection with such acquisition.

7. If a Financed Eligible Loan is being sold in exchange for an Acquired Eligible Loan, the final expected maturity date of such Acquired Eligible Loan shall be substantially similar to that of the Financed Eligible Loan being sold and such sale and exchange shall not adversely affect the ability of the Issuer to make timely principal and interest payments on its Obligations.

8. With respect to all Acquired Eligible Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Eligible Loans which are Guaranteed, the Guarantee Agreement is in effect with respect thereto.

9. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans.

10. The proposed use of moneys in the Prefunding Account or the Add-On Consolidation Loan Account of the Acquisition Fund, as applicable, is in compliance with the provisions of the Indenture.

11. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

12. Eligible Loans are being acquired at a price which permits the results of the cash flow analyses provided to the Rating Agencies on or about the Date of Issuance and as revised/amended to be sustained.

WITNESS my hand this          day of                     .

GOAL CAPITAL FUNDING TRUST 2007-1

By:
Name:
Title:

A-2

EXHIBIT B-1

FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5

AND CLASS C-1 NOTE

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The principal of this Note is payable as set forth herein. Accordingly, the outstanding principal amount of this Note at any time may be less than the amount shown on the face hereof. This Note is not guaranteed or insured by any governmental agency.

GOAL CAPITAL FUNDING TRUST 2007-1

STUDENT LOAN ASSET-BACKED NOTES

[SENIOR] [JUNIOR SUBORDINATE] CLASS [•]

REGISTERED NO. R-			REGISTERED $[ ]

DATE OF ISSUANCE	MATURITY DATE	CUSIP NO.	ISIN NO.

[ ], 2007	[ ]	[ ]	[ ]

PRINCIPAL SUM:

REGISTERED OWNER:	**CEDE & CO.**

Goal Capital Funding Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the portion of any payments of principal owing to the Class [•] Notes allocable to this Note for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of June 7, 2007 (the “Indenture”), between the Issuer (by Wilmington Trust Company, in its capacity as Delaware Trustee) and The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States, as eligible lender trustee and indenture trustee (the “Trustee”) (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the “Class [•] Maturity Date”).

B-1-1

The Issuer shall pay interest on this Note at the rate per annum equal to the Class [•] Rate on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. The “Class [•] Rate” for each Interest Accrual Period shall be equal to the applicable Three-Month LIBOR, plus [            ]%; provided that the Class [•] Rate for the first Interest Accrual Period shall be determined by reference to the formula described in the Indenture. [If, however, a Junior Subordinate Interest Trigger Event (as defined in the Indenture) is in effect on any Quarterly Distribution Date, interest accrued on the Class C-1 Notes will constitute a Carry-Over Amount and will be paid only to the extent of available funds in accordance with Section 5.04(c) of the Indenture] Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an “Interest Accrual Period”). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

B-1-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

GOAL CAPITAL FUNDING TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement,

By:
Authorized Signatory

Date:                      ,

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

Date:                      ,

B-1-3

This Note is one of a duly authorized issuance of Notes of the Issuer (the “Notes”), including its Student Loan Asset-Backed Notes, Senior Class A-1, Senior Class A-2, Senior Class A-3, Senior Class A-4, Senior Class A-5, (collectively, the “Class A Notes”), Subordinate Class B-1 (the “Class B-1 Notes”) and Junior Subordinate Class C (the “Class C-1 Notes”), which are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

The Indenture provides that the Issuer may enter into a derivative product (a “Derivative Product”) between the Issuer and a derivative provider (a “Counterparty”), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as “Issuer Derivative Payments,” and are paid on a parity with interest on the Class A Notes.

The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B-1 Notes as and to the extent provided in the Indenture. The Class B-1 Notes are senior to the Class C-1 Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Principal of the Class [•] Notes shall be payable on each Quarterly Distribution Date in the amount specified in Section 5.04(c) of the Indenture for such Quarterly Distribution Date. “Quarterly Distribution Date” means the twenty-fifth (25th) day of each March, June, September and December, commencing in September of 2007, or, if any such date is not a Business Day, the immediately succeeding Business Day.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class [•] Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after the Quarterly Distribution Date next succeeding the Collection Period during which the then outstanding Pool Balance is first reduced to 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

B-1-4

The LIBOR Rate Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which the LIBOR Rate Notes are to be redeemed, the Trustee shall cause notice of such redemption to be given by emailing, faxing or mailing a copy of the notice by first-class mail to the Administrator and Registered Owners of the LIBOR Rate Notes, at their address as the same shall last appear upon the registration books on such date; provided, however that failure to give such notice, or defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the LIBOR Rate Notes.

Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of this Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), which is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the

B-1-5

“Code”)), which is subject to Section 4975 of the Code (iii) a governmental plan, non-U.S. plan, or church plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“Similar Law”) or (iv) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in the entity; or (b) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation of any Similar Law.

Each Registered Owner and each transferee of a Note shall be deemed to agree to treat its Note for federal, state and local income and franchise tax purposes as indebtedness.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

B-1-6

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                                                                                 attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By	*
Name
Title

Signature Guaranteed:

By	*

*  NOTICE: Signature(s) should be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee. The Assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular without alteration or any change whatever.

B-1-7

EXHIBIT B-2

FORM OF CLASS B-1 AUCTION RATE NOTE

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The principal of this Note is payable as set forth herein. Accordingly, the outstanding principal amount of this Note at any time may be less than the amount shown on the face hereof. This Note is not guaranteed or insured by any governmental agency.

GOAL CAPITAL FUNDING TRUST 2007-1

STUDENT LOAN ASSET-BACKED NOTES

SUBORDINATE CLASS B-1

REGISTERED NO. R-			REGISTERED $[ ]

DATE OF ISSUANCE	MATURITY DATE	CUSIP NO.	ISIN NO.

[ ], 2007	[ ]	[ ]	[ ]

PRINCIPAL SUM:	[ ]

REGISTERED OWNER:	**CEDE & CO.**

Goal Capital Funding Trust 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Auction Rate Distribution Date the principal sum equal to the portion of any payments of principal owing to the Class B-1 Notes allocable to this Note for such Auction Rate Distribution Date, as described in the Indenture of Trust dated as of June 7, 2007 (the “Indenture”) between the Issuer (by Wilmington Trust Company, in its capacity as Delaware Trustee) and The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States, as eligible lender trustee and indenture trustee (the “Trustee”) (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the “Class B-1 Maturity Date”).

The Issuer shall pay interest on this Note at the rate per annum equal to the Class B-1 Rate (as defined on the reverse hereof), on each Auction Rate Distribution Date for the Class B-1

B-2-1

Notes until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Auction Rate Distribution Date or the Date of Issuance in the case of the first Auction Rate Distribution Date (after giving effect to all payments of principal made on the preceding Auction Rate Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue, unless changed as provided in the Indenture in Appendix B thereto, initially during the period commencing on the Date of Issuance through and not including the Initial Rate Adjustment Date for the Class B-1 Notes, and thereafter, each period commencing on an Auction Rate Distribution Date and ending on but excluding the succeeding Auction Rate Distribution Date (each an “Interest Accrual Period” or “Auction Period”). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

B-2-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

GOAL CAPITAL FUNDING TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement,

By:
Authorized Signatory

Date:                      ,

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

Date:                      ,

B-2-3

This Note is one of a duly authorized issuance of Notes of the Issuer (the “Notes”), including its Student Loan Asset-Backed Notes, Senior Class A-1, Senior Class A-2, Senior Class A-3, Senior Class A-4, Senior Class A-5 (collectively, the “Class A Notes”), Subordinate Class B-1 (the “Class B-1 Notes”) and Junior Subordinate Class C (the “Class C-1 Notes”), which are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

The Indenture provides that the Issuer may enter into a derivative product (a “Derivative Product”) between the Issuer and a derivative provider (a “Counterparty”), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as “Issuer Derivative Payments,” and are paid on a parity with interest on the Class A Notes.

The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B-1 Notes as and to the extent provided in the Indenture. The Class B-1 Notes are senior to the Class C-1 Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

Principal of the Class B-1 Notes shall be payable on each Auction Rate Distribution Date in the amount specified in Sections 5.04(c) and (d) of the Indenture. “Auction Rate Distribution Date” means for the Class B-1 Notes, the Business Day immediately following the Initial Period and each related Auction Period thereafter; provided, however, that if the duration of such Auction Period exceeds 90 days, then the Class B-1 Notes will have Auction Rate Distribution Dates on (i) the 25th of each March, June, September and December occurring during such Auction Period (or, if such day is not a Business Day, the immediately succeeding Business Day), and (ii) the first Business Day immediately following the end of such Auction Period.

As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after the Quarterly Distribution Date next succeeding the Collection Period during which the then outstanding Pool Balance is first reduced 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal

B-2-4

amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

All Auction Rate Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Not less than 10 days prior to the Auction Rate Distribution Date on which the Auction Rate Notes are to be redeemed, the Trustee shall cause notices of such redemption to be given by emailing, faxing or mailing a copy of the notice by first-class mail to the Administrator and registered owners of the Auction Rate Notes, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the Auction Rate Notes.

Interest on the Class B-1 Notes shall be payable on each Auction Rate Distribution Date on the principal amount outstanding of the Class B-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class B-1 Rate. The “Class B-1 Rate” for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the Auction Note Interest Rate for the Class B-1 Notes for such Interest Accrual Period, and, for the first Interest Accrual Period, the Initial Rate for such class. The Auction Note Interest Rate is determined for each Interest Accrual Period in accordance with the Auction Procedures described in Appendix B to the Indenture. The Initial Rate for the Class B-1 Notes is the rate selected by the Underwriters and specified in the Indenture for such class of Notes. Under certain circumstances, the Class B-1 Notes may be entitled to payment of certain Carry-Over Amounts for such class, as described in Appendix B to the Indenture. Payment of such Carry-Over Amounts is subordinated to the payment of principal and interest on the Notes, and to payment of other amounts owed by the Issuer, as described in the Indenture.

Payments of interest on this Note on each Auction Rate Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person’s address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Auction Rate Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Auction Rate Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Auction Rate Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for

B-2-5

transfer of this Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), which is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)), which is not subject to Section 4975 of the Code (iii) a governmental plan, non-U.S. plan, or church plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“Similar Law”) or (iv) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in the entity; or (b) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation of any Similar Law.

Each Registered Owner and each transferee of a Note shall be deemed to agree to treat its Note for federal, state and local income and franchise tax purposes as indebtedness.

The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

B-2-6

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

B-2-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                                                                                 attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By	*
Name
Title

Signature Guaranteed:

By	*

*  NOTICE: Signature(s) should be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee. The Assignor’s signature to this assignment must correspond with the name as it appears upon the face of the within note in every particular without alteration or any change whatever.

B-2-8

EXHIBIT C

FORM OF ADMINISTRATOR’S MONTHLY

ALLOCATION DATE CERTIFICATE

This Administrator’s Monthly Allocation Date Certificate (the “Certificate”) is being provided by Goal Financial, as Administrator (the “Administrator”) to Goal Capital Funding Trust 2007-1 (the “Issuer”) pursuant to Section 5.04(b) of the Indenture of Trust, dated as of June 7, 2007 (the “Indenture”), among the Issuer, The Bank of New York Trust Company, N.A., as eligible lender trustee, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

The Available Funds on this Monthly Allocation Date is equal to $                    .

Pursuant to this Certificate, the Administrator hereby directs the Trustee to, from and to the extent of the Available Funds on deposit in the Collection Fund:

[1. distribute to [            ] and [            ], [$                    ,] [and $                    , respectively] [,the amount[s] payable under the joint sharing agreement[s] to which the Issuer is a party.]

[2. a. distribute to [Guaranty Agency A] and [Guaranty Agency B], [$                    ,] [and $                    , respectively], the fees and expenses owing to each such party, related to the Financed Eligible Loans and the Trust Estate; and b. distribute to the Department Rebate Fund, $[                    ].]

3. distribute to [Servicer A] [and Servicer B], respectively, the $                     Servicing Fee and the $                     Servicing Fee due to each with respect to the preceding calendar month.

4. deposit in the Future Distribution Fund, for payment to the Trustee, $                    , for payment to the Delaware Trustee, $                    , for payment to the Auction Agent, $                    , for payment to the Broker-Dealers, $                    , (each such amount the fees due to such party on the present or prior to the next Monthly Allocation Date).

5. deposit in the Future Distribution Fund, for payment to the Class A Noteholders, $                    , (the Monthly Interest Allocation with respect to the Class A Notes), [and for payment to [Counterparty], $                     (the Monthly Issuer Derivative Payment owing to such party).]

6. deposit in the Future Distribution Fund, for payment to the Class B Noteholders, $                    , (the Monthly Interest Allocation with respect to the Class B Notes)

C-1

The Administrator hereby certifies that the information herein is true and accurate in all material respects, is in compliance with the provisions of the Indenture and that the Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

IN WITNESS WHEREOF, the Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

GOAL FINANCIAL, LLC, as Administrator

By:
Authorized Signatory

[DATE]

C-2

EXHIBIT D

FORM OF ADMINISTRATOR’S

DISTRIBUTION DATE CERTIFICATE

D-1

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

The Bank of New York Trust Company, N.A. as ELT for Goal Capital Funding Trust 2007-1

10161 Centurion Parkway, 2nd Floor

Jacksonville, FL 32256

Pursuant to Section 5.04 of the Indenture of Trust, dated June 07, 2007 (the “Indenture”), between Goal Capital Funding Trust (the “Issuer”), The Bank of New York Trust Company, N.A. (the “Eligible Lender Trustee”), and The Bank of New York Trust Company, N.A. (the “Trustee”), the Issuer Administrator hereby instructs the Trustee to pay from amounts on deposit in the Collection Fund on Month/Day/Year the following amounts for quarterly payments:

Distributions	Quarterly Distributions Date
to pay Trustee, Delaware Trustee, Broker, Dealer Fees	$—
to pay the Administration Fees	—
to the Class A Noteholders for Interest	—
to the Class B Noteholders for Interest	—
to the Class C Noteholders for Interest	—
to the Class A Noteholders for Principal	—
to the Class B Noteholders for Principal	—
to the Reserve Account to Achieve Specified Balance	—
to the Class A Noteholders for Principal (During Occurance of a Sub Trigger Event)	—
to the Class B Noteholders for Carry Over Amounts	—
to the Class C Noteholders for Carry Over Amounts	—
to pay Counterparties	—
to pay to Certificateholders (Deemed released from Trust)	—

Total Distributions	$—

In Witness Whereof, the undersigned has hereunto set his hand this 25th day of Month, Year

Goal Capital Funding Trust 2007-1
By:	Goal Financial, LLC As Issuer Administrator

By:
Name /Title

Qtrly Issuer Order

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

The Bank of New York Trust Company, N.A. as ELT for Goal Capital Funding Trust 2007-1

10161 Centurion Parkway, 2nd Floor

Jacksonville, FL 32256

Pursuant to Section 5.04 of the Indenture of Trust, dated June 07, 2007 (the “Indenture”), between Goal Capital Funding Trust (the “Issuer”), The Bank of New York Trust Company, N.A. (the “Eligible Lender Trustee”), and The Bank of New York Trust Company, N.A. (the “Trustee”), the Issuer Administrator hereby instructs the Trustee to pay from amounts on deposit in the Collection Fund on Month/Day/Year the following amounts for monthly payments:

Distributions		Payment Method	Monthly Distributions Date
to amounts payable under joint sharing agreement		Internal Transfer	$—
Bank Name
Account No.
Account
ABA No.
Reference
to the Department of Education		by check - see attached remittance	—
Department of Education
Attn: 371584
Room 154 -0695
Pittsburgh, PA 15251		by wire - see attached invoice	—
to the Servicer - ACS
Bank	Wells Fargo
Account Name	ACS Lending, Inc
ABA#	121000248
Account#	4911433720
Reference	YU	by check - see attached invoice	—
to the Servicer - Great Lakes
Great Lakes
PO Box 8970
Madison, WI 53708
Reference	Invoice #	Internal Transfer	—
to Future Distribution Fund for Trustee Payments
Account No.		Internal Transfer	—
to Future Distribution Fund for Class A Interest Payments
Account No.		Internal Transfer	—
to Future Distribution Fund for Class B Interest Payments
Account No.

Total Distributions			$—

The Issuer Administrator hereby certifies that the information herein is true and accurate in all material respects and that the Trustee may conclusively rely on this Certificate.

IN WITNESS WHEREOF, the Issuer Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

GOAL CAPITAL FUNDING TRUST 2007-1
By:	Goal Financial, LLC As Issuer Administrator

By:
Name:
Date:

The Bank of New York Trust Company, N.A. As Verification Agent

By:
Name:
Date:

Monthly Issuer Order

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

2. Notes Balances	Original Balances	Beginning Balances	Interest Paid	Principal Paid	Ending Balances	Currant Factor
Senior FRN:
A-1	$237,000,000	$—	$—	$—	$—	0.0000
A-2	155,000,000	—	—	—	—	0.0000
A-3	279,000,000	—	—	—	—	0.0000
A-4	331,000,000	—	—	—	—	0.0000
A-5	118,000,000	—	—	—	—	0.0000

Subtotal	1,120,000,000	—	—	—	—	0.0000
Subordinate ARN:
B-1	$45,000.000	—	—	—	—	0.0000

Subtotal	45,000,000	—	—	—	—	0.0000
Subordinate FRN:
C-1	$35,000,000	—	—	—	—	0.0000

Subtotal	35,000,000	—	—	—	—	0.0000

Total	$1,200,000,000	$—	$—	$—	$—	0.0000

3. Portfolio Overview	Date	Date	Change	Date	Change	Date
Beginning Balance	$—	$—	$—	$—	$—	$—
Loans Purchased	—	—	—	—	—	—
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	—	—	—	—	—	—
Claims Paid	—	—	—	—	—	—
Capitalized Interest	—	—	—	—	—	—
Servicer Adjustments	—	—	—	—	—	—

Ending Balance	$—	$—	$—	$—	$—	$—

Accrued Interest	$—	$—	$—	$—	$—	$—
SAP Receivable	—	—	—	—	—	—
Servicer Payments Due	—	—	—	—	—	—
Trust Cash Accounts	—	—	—	—	—	—

Total Assets	$—	$—	$—	$—	$—	$—

Senior Notes	$—	$—	$—	$—	$1,120,000,000	$1,120,000,000
Subordinate Notes	—		—	—	80,000,000	80,000,000
Accrued Liabilities	—		—	—

Total Liabilities	$—	$—	$—	$—	$1,200,000,000	$1,200,000,000

Selected Statistics:
Asset Coverage (a)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Asset Coverage (aaa)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Subordinate %	0.00%	0.00%	0.00%	0.00%	6.67%	6.67%
WA Coupon	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Daily Avg 1 Mon Libor	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Avg 3 Mon Libor	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Average Balance	$—	$—	$—	$—	$—	$—
WA Rem. Mo.	—	—	—	—	—	—
Number of Loans	—	—	—	—	—	—
Estimated % CPR	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

4. Trust Cash Accounts	Date	Date	Change	Date	Change	Date
Collection acct.	$—	$—	$—	$—	$—	$—
Reserve acct.	—	—	—	—	—	—
Prefunolng acct.	—	—	—	—	—	—
Add-on Consol acct.	—	—	—	—	—	—
Capitalized Int. acct.	—	—	—	—	—	—
Cost of Issuance acct.	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$—

5. Accrued Liabilities	Date	Date	Change	Date	Change	Date
Accrued Liabilities
FRN Interest Payable	$—	$—	$—	$—	$—	$—
Admin Fee Payable	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$—

Reporting Form

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

6. Claims in Process	Date	Date	Change	Date	Change	Date
Beginning Balance	$—	$—	$—	$—	$—	$—
Net Claims Filed	—	—	—	—	—	—
Net Settlements	—	—	—	—	—	—
Administrative	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$—

7. Loans by School Type	WA Coupon	$ of Loans	Distribution	$ of Loans	Distribution	Avg. Loan Balance
(current month)
4-Year	0.00%	$—	0.00%	—	0.00%	$—
2-Year	0.00%	—	0.00%	—	0.00%	—
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	0.00%	—	0.00%	—	0.00%	—
Other/Unknown	0.00%	—	0.00%	—	0.00%	—

Total	0.00%	$—	0.00%	—	0.00%	$—

8. Loans by Status ($)	Date	Distribution	Date	Distribution	Date	Distribution
In Repayment, days DQ
0-30	$—	0.00%	$—	0.00%	$—	0.00%
31-60	—	0.00%	—	0.00%	—	0.00%
61-90	—	0.00%	—	0.00%	—	0.00%
91-120	—	0.00%	—	0.00%	—	0.00%
121-150	—	0.00%	—	0.00%	—	0.00%
151-180	—	0.00%	—	0.00%	—	0.00%
181-210	—	0.00%	—	0.00%	—	0.00%
211-240	—	0.00%	—	0.00%	—	0.00%
241 -270	—	0.00%	—	0.00%	—	0.00%
270+	—	0.00%	—	0.00%	—	0.00%

Total repayment	$—	0.00%	$—	0.00%	$—	0.00%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	—	0.00%	—	0.00%	—	0.00%
Forbearance	—	0.00%	—	0.00%	—	0.00%
Claims in Process	—	0.00%	—	0.00%	—	0.00%
Administrative	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$—	0.00%	$—	0.00%	$—	0.00%

9. Loans by Status ($)	Date	Distribution	Date	Distribution	Date	Distribution
In Repayment, days DQ
0-30	—	0.00%	—	0.00%	—	0.00%
31-60	—	0.00%	—	0.00%	—	0.00%
61-90	—	0.00%	—	0.00%	—	0.00%
91-120	—	0.00%	—	0.00%	—	0.00%
121-150	—	0.00%	—	0.00%	—	0.00%
151-180	—	0.00%	—	0.00%	—	0.00%
181-210	—	0.00%	—	0.00%	—	0.00%
211-240	—	0.00%	—	0.00%	—	0.00%
241-270	—	0.00%	—	0.00%	—	0.00%
270+	—	0.00%	—	0.00%	—	0.00%

Total repayment	—	0.00%	—	0.00%	—	0.00%
In School	—	0.00%	—	0.00%	—	0.00%
Grace	—	0.00%	—	0.00%	—	0.00%
Deferment	—	0.00%	—	0.00%	—	0.00%
Forbearance	—	0.00%	—	0.00%	—	0.00%
Claims in Process	—	0.00%	—	0.00%	—	0.00%
Administrative	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	—	0.00%	—	0.00%	—	0.00%

Reporting Form

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

10. Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
ASA	0.00%	$—	0.00%	$—	0.00%	$—
Great Lakes	0.00%	—	0.00%	—	0.00%	—
ECMC	0.00%	—	0.00%	—	0.00%	—

Total	0.00%	$—	100.00%	$—	0.00%	$—

11. Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
ACS	0.00%	$—	0.00%	$—	0.00%	99.00%
Great Lakes	0.00%	—	0.00%	—	0.00%	99.00%

Total	0.00%	$—	0.00%	$—	0.00%	0.00%

12. Loans by Program	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
Subsidized Stafford	0.00%	$—	0.00%	—	0.00%	$—
Unsubsidized Stafford	0.00%	—	0.00%	—	0.00%	—
PLUS	0.00%	—	0.00%	—	0.00%	—
Consolidation	0.00%	—	0.00%	—	0.00%	—
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	0.00%	$—	0.00%	—	0.00%	#DIV/01

13. Loans by APR	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
current month)
<4%	0.00%	$—	0.00%	—	0.00%	$—
4-5%	0.00%	—	0.00%	—	0.00%	—
5-6%	0.00%	—	0.00%	—	0.00%	—
6-7%	0.00%	—	0.00%	—	0.00%	—
7-8%	0.00%	—	0.00%	—	0.00%	—
8+%	0.00%	—	0.00%	—	0.00%	—

Total	0.00%	$—	0.00%	—	0.00%	$—

14. Remaining Term	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
						(prior month)
0-60	$—	0.00%	—	0.00%	$—	$—
61-120	—	0.00%	—	0.00%	—	—
121-180	—	0.00%	—	0.00%	—	—
181-240	—	0.00%	—	0.00%	—	—
241-300	—	0.00%	—	0.00%	—	—
301-360	—	0.00%	—	0.00%	—	—
361+	—	0.00%	—	0.00%	—	—

Total	$—	0.00%	—	0.00%	$—	$—

15. Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
3-Month CP Index	0.00%	$—	0.00%	$—	0.00%	$—

16. Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
Date	0.00%	$—	0.00%	$—	0.00%	$—

Reporting Form

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

Loan by Balance	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
$9,999.99 or less	0.00%	—	0.00%	—	0.00%	$—
$10,000 - $14,999	0.00%	—	0.00%	—	0.00%	—
$15,000 - $19,999	0.00%	—	0.00%	—	0.00%	—
$20,000 - $24,999	0.00%	—	0.00%	—	0.00%	—
$25,000 - $29,999	0.00%	—	0.00%	—	0.00%	—
$30,000 - $39,999	0.00%	—	0.00%	—	0.00%	—
$40,000 - $49,999	0.00%	—	0.00%	—	0.00%	—
$50,000 - $59,999	0.00%	—	0.00%	—	0.00%	—
$60,000 - $69,999	0.00%	—	0.00%	—	0.00%	—
$70,000 - $79,999	0.00%	—	0.00%	—	0.00%	—
$80,000 - $89,999	0.00%	—	0.00%	—	0.00%	—
$90,000 - $99,999	0.00%	—	0.00%	—	0.00%	—
$100,000 - $124,999	0.00%	—	0.00%	—	0.00%	—
$125,000 - $149,999	0.00%	—	0.00%	—	0.00%	—
$150,000 or greater	0.00%	—	0.00%	—	0.00%	—

Total	0.00%	$—	0.00%	—	0.00%	$—

Loan by State	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
AK	0.00%	$—	0.00%	—	0.00%	$—
AL	0.00%	—	0.00%	—	0.00%	—
AR	0.00%	—	0.00%	—	0.00%	—
AZ	0.00%	—	0.00%	—	0.00%	—
CA	0.00%	—	0.00%	—	0.00%	—
CO	0.00%	—	0.00%	—	0.00%	—
CT	0.00%	—	0.00%	—	0.00%	—
DC	0.00%	—	0.00%	—	0.00%	—
DE	0.00%	—	0.00%	—	0.00%	—
FL	0.00%	—	0.00%	—	0.00%	—
GA	0.00%	—	0.00%	—	0.00%	—
HI	0.00%	—	0.00%	—	0.00%	—
IA	0.00%	—	0.00%	—	0.00%	—
ID	0.00%	—	0.00%	—	0.00%	—
IL	0.00%	—	0.00%	—	0.00%	—
IN	0.00%	—	0.00%	—	0.00%	—
KS	0.00%	—	0.00%	—	0.00%	—
KY	0.00%	—	0.00%	—	0.00%	—
LA	0.00%	—	0.00%	—	0.00%	—
MA	0.00%	—	0.00%	—	0.00%	—
MD	0.00%	—	0.00%	—	0.00%	—
ME	0.00%	—	0.00%	—	0.00%	—
MI	0.00%	—	0.00%	—	0.00%	—
MN	0.00%	—	0.00%	—	0.00%	—
MO	0.00%	—	0.00%	—	0.00%	—
MS	0.00%	—	0.00%	—	0.00%	—
MT	0.00%	—	0.00%	—	0.00%	—
NC	0.00%	—	0.00%	—	0.00%	—
ND	0.00%	—	0.00%	—	0.00%	—
NE	0.00%	—	0.00%	—	0.00%	—
NH	0.00%	—	0.00%	—	0.00%	—
NJ	0.00%	—	0.00%	—	0.00%	—
NM	0.00%	—	0.00%	—	0.00%	—
NV	0.00%	—	0.00%	—	0.00%	—
NY	0.00%	—	0.00%	—	0.00%	—
OH	0.00%	—	0.00%	—	0.00%	—
OK	0.00%	—	0.00%	—	0.00%	—
OR	0.00%	—	0.00%	—	0.00%	—
PA	0.00%	—	0.00%	—	0.00%	—
RI	0.00%	—	0.00%	—	0.00%	—
SC	0.00%	—	0.00%	—	0.00%	—
SD	0.00%	—	0.00%	—	0.00%	—
TN	0.00%	—	0.00%	—	0.00%	—
TX	0.00%	—	0.00%	—	0.00%	—
UT	0.00%	—	0.00%	—	0.00%	—
VA	0.00%	—	0.00%	—	0.00%	—
VT	0.00%	—	0.00%	—	0.00%	—
WA	0.00%	—	0.00%	—	0.00%	—
WI	0.00%	—	0.00%	—	0.00%	—
WV	0.00%	—	0.00%	—	0.00%	—
WY	0.00%	—	0.00%	—	0.00%	—
Other	0.00%	—	0.00%	—	0.00%	—

Total	0.00%	$—	0.00%	—	0.00%	$—

Reporting Form

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

WA Remaining Term by Status	Deferment	Forbearance	Repayment	Remaining Term
Deferment	—	—	—	—
Forbearance	—	—	—	—
Repayment	—	—	—	—

Total	—	—	—	—

Note Interest Rates	NA	NA	Date	Date	Date	Date
Senior FRN:
A-1			0.00%	$—	0.00%	$—
A-2			0.00%	—	0.00%	—
A-3			0.00%	—	0.00%	—
A-4			0.00%	—	0.00%	—
A-5			0.00%	—	0.00%	—
A-6			0.00%	—	0.00%	—

Subtotal				—		$—
Subordinate ARN:
B			0.00%	—	0.00%	—

Subtotal				—		—
Subordinate FRN:
C			0.00%	—	0.00%	—

Subtotal				—		—

Total				$—		$—

Reporting Form

Goal Capital Funding Trust 2007-1 (Discrete Trust)

Issue: 2007-1 (under “GOAL” on Bloomberg)

Distribution Date -

Collection Period -

	Date	Date	Date
1. Restricted Cash Account Activity

A. Collection Account Activity
Beginning Collection Account Balance	$—	$—	$—
Collection period payment activity	—	—	—
Principal Payments	—	—	—
Principal Claim Payments	—	—	—
Interest Payments	—	—	—
Interest Claim Payments	—	—	—
Fees	—	—	—
Repurchased principal and interest	—	—	—

Subtotal	—	—	—
Prior Period Collections Deposited by the Servicer in the Current Period	—	—	—
Current Period Collections Deposited by the Servicer in the Subsequent Period	—	—	—

Total Cash Remitted by the Servicers During the Current collection Period	—	—	—

Other Deposits
Special Allowance Payments	—	—	—
Subsidy Payments	—	—	—
Interest Earnings on Trust Accounts	—	—	—

Total Deposits	—	—	—

Amounts transferred from other Trust Funds	—	—	—

Subtotal	—	—	—

Total Distributions (Prior Period)	—	—	—

Collection Account Balance at the end of the Collection Period	$—	$—	$—

B. Distributions from the Collection Account and Future Distribution Fund
	Date	Date	Date
Distribution Date
To the U.S. Department of Education	$—	$—	$—
Transfers
To the Servicers, Trustee, and Delaware Trustee	—	—	—
To be Deposited to the Remarketing Fee Fund	—	—	—
To the Issuer Administrator for Administration Fees	—	—	—
To the Class A Noteholders for Interest;	—	—	—
To Swap Counterparties for the Reset Rate Notes	—	—	—
To the Class B Noteholders for Interest	—	—	—
To the Class A Noteholders for Principal	—	—	—
To the Supplemental Interest Fund	—	—	—
To the Class B Noteholders for Principal	—	—	—
To the Reserve Account to Achieve Required Balance	—	—	—
To Swap Counterparties for Non-Priority Termination Payments	—	—	—
To Administrator for Reimbursement of Remarketing Expenses Paid	—	—	—
To the Noteholders for Accelerated Payment of Principal	—	—	—
To the Class C Noteholders for Interest;	—	—	—
Remaining Available Funds to Issuer	—	—	—

Total Transfers	—	—	—

Total Collection Account Distributions	$—	$—	$—

C. Payments from the Trust Estate
Total Restricted Cash at the beginning of the collection period	$—	$—	$—
Total Deposits	—	—	—
Note Retirements	—	—	—
Payments
Class A ARN Notes	—	—	—
Class B ARN Notes	—	—	—
Class C ARN Notes	—	—	—
Class A FRN Notes	—	—	—
Class B FRN Notes	—	—	—
Class C FRN Notes	—	—	—
Consolidation Rebate	—	—	—
Broker Dealer	—	—	—
Auction Agent	—	—	—
Servicing	—	—	—
Administrative	—	—	—
Trustee	—	—	—
Amounts released to Issuer	—	—	—
Miscellaneous	—	—	—

Total Payments	—	—	—

Total Restricted Cash Account Balance at the end of the Collection Period	$—	$—	$—

Waterfall

ANNEX A

SECURITIZATION COOPERATION ANNEX

This Annex forms a part of the Indenture of Trust dated as of June 7, 2007 (the “Indenture”) between Goal Capital Funding Trust 2007-1, as issuer (the “Issuer”), and The Bank of New York Trust Company, N.A. (“BNYTC”), as trustee and as eligible lender trustee (referred to herein in both such capacities as the “Trustee”). Capitalized terms used but not defined in this Annex shall have the meanings assigned to them in Exhibit A to this Annex and, if not defined therein, in the Indenture.

1. Trustee Duties.

(a) As soon as available, but in no event later than March 15 of each calendar year in which the Issuer is required to file reports under the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2008, the Trustee shall deliver to the Issuer a report regarding its assessment of compliance with the relevant Servicing Criteria applicable to the Trustee, as identified on Exhibit B to this Annex, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report. Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the Servicing Criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable Servicing Criteria, (c) disclosure of any material instance of noncompliance identified by such party and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable Servicing Criteria, which report shall be delivered by the Trustee. In addition, on or before March 15th of each calendar year in which the Issuer is required to file reports in accordance with the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2008, the Trustee shall furnish or cause to be furnished to the Issuer an assessment of compliance of any Subservicer or Subcontractor with respect to the Trustee.

(b) On or before March 15th of each calendar year for so long as the Issuer is subject to Exchange Act reporting requirements, beginning with March 15, 2008, the Trustee shall cause a firm of independent public accountants (who may also render other services to Trustee), which is a member of the American Institute of Certified Public Accountants, to furnish to the Issuer a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 1(a) of this Annex, which report shall be made in accordance with standards for attestation engagements issued or adopted by the PCAOB. In addition, on or before March 15th of each calendar year in which the Issuer is required to file reports with respect to the Trust Estate in accordance with the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2008, the Trustee shall furnish to the Issuer an accountant’s attestation of any Subservicer or Subcontractor with respect to the Trustee.

Annex A-1

(c) The Trustee shall give written notice to the Issuer of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Issuer) of the role and function of each Subcontractor utilized by the Trustee, specifying (A) the identity of each such Subcontractor and (B) which elements of the Servicing Criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance and accountant’s attestations provided by each such Subcontractor.

(d) For as long as the Issuer is subject to Exchange Act reporting requirements, the Trustee shall notify the Issuer within three (3) Business Days of the related Distribution Date (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate (as contemplated in Item 1119 of Regulation AB) of any of the parties listed on Exhibit D to this Annex, together with a description thereof. On or before March 1st of each year, the Issuer shall distribute the information in Exhibit D to the Trustee.

(e) Each of the parties to the Indenture acknowledges and agrees that the purpose of this Annex is to facilitate compliance by Goal and the Trustee with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by Goal or the Trustee for delivery of additional or different information, to the extent such information is available or reasonably attainable, as Goal or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB.

2. Indemnification.

(a) The Trustee agrees to indemnify and hold harmless the Issuer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all claims, losses, liabilities, damages or expenses of any nature resulting solely from or directly related to (i) any untrue statement of a material fact contained in the Trustee Information, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission was contained in or omitted from the information furnished in writing to Goal by the Trustee specifically for use in any of the Securitization Documents which shall be limited to the Trustee Information or (iii) a breach of any of the representations and warranties of the Trustee contained in Article VII of the Indenture.

Annex A-2

(b) The Issuer agrees to indemnify and hold harmless BNYTC and its officers, directors, shareholders, employees, agents and each Person, if any, who controls BNYTC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all claims, losses, liabilities, damages or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained in any of the Securitization Documents, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Issuer Information.

(c) In no event will BNYTC be liable for special, indirect or consequential damages relating to this Annex.

3. This Annex shall survive any termination of the Indenture or the resignation or removal of the Trustee with respect to any liability or obligation of the Trustee arising prior to such termination, resignation or removal; it being understood that the Trustee shall be required to provide any information reasonably requested by Goal pursuant to this Annex relating to any period during which BNYTC was acting as Trustee, regardless of whether BNYTC shall be acting as Trustee at the time of such request.

Annex A-3

EXHIBIT A

DEFINITIONS

As used in this Annex, the following terms shall have the following meanings:

“Commission” means, collectively, the Securities and Exchange Commission and any successor agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Goal” means, collectively, the Issuer, Goal Capital Funding, LLC and Goal Financial, LLC, a California limited liability company.

“Goal Information” means all information in any Securitization Document, or any amendment or supplement thereto, other than the Trustee Information.

“Indenture” is defined in the preamble to this Annex.

“Issuer” is defined in the preamble to this Annex.

“PCAOB” means the Public Company Accounting Oversight Board.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means any (i) financing transaction or securities offering that is payable from or secured, directly or indirectly, by all or a portion of the Financed Eligible Loans, (ii) sale or other transfer of all or a portion of the Financed Eligible Loans or (iii) other securitization, secured loan, financing or similar transaction involving all or a portion of the Financed Eligible Loans.

“Securitization Document” means any transaction document or any prospectus, offering document, term sheet, computational material or other information filed with the Commission or delivered to any rating agency, trustee, investor or other participant in connection with or during the term of a Securitization, including (without limitation) any reports under the Exchange Act.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time, which are applicable to the Trustee’s role.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Eligible Loans but performs one or more discrete material servicing functions required to be performed under this Agreement, any Servicing Agreement or any

Annex A-4

subservicing agreement, as identified in Item 1122(d) of Regulation AB with respect to the Eligible Loans under the direction or authority of a Servicer, the Master Servicer, the Trustee or a Custodian.

“Subservicer” means any Person that (i) is considered to be a Servicing Function Participant, (ii) services the Eligible Loans on behalf of any Servicer or Additional Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of any material servicing functions required to be performed under this Agreement, any related servicing agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

“Trustee Information” means any information in any Securitization Document describing or relating to the Trustee, including, but not limited to Exhibit C of this Annex, or any information delivered by the Trustee to Goal pursuant to this Annex.

Annex A-5

EXHIBIT B

Reg AB Reference	Servicing Criteria	BNYTC
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X*

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect tot a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X**

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

Annex A-6

Reg AB Reference	Servicing Criteria	BNYTC
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Annex A-7

Reg AB Reference	Servicing Criteria	BNYTC
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts) (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Annex A-8

Reg AB Reference	Servicing Criteria	BNYTC
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.	X

*	Only with respect to payment defaults.
**	Subject to clarification from the Securities and Exchange Commission.

Annex A-9

EXHIBIT C

The indenture trustee is The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States. It maintains a corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256. The Bank of New York Trust Company, N.A. has been, and currently is, serving as indenture trustee for numerous securitization transactions and programs involving pools of student loan receivables.

C-1

EXHIBIT D

ACS Education Services, Inc.

Great Lakes Educational Loan Services, Inc.

Wilmington Trust Company

Goal Financial, LLC

Goal Capital Funding, LLC

Goal Capital Funding Trust 2007-1

Higher Education Funding I, LLC

Higher Education Funding II, LLC

Higher Education Funding III, LLC

Massachusetts Higher Education Assistance Corporation d/b/a

            American Student Assistance

Education Credit Management Corporation

Great Lakes Higher Education Guaranty Corporation

D-1

APPENDIX A

[Reserved]

APPENDIX A-1

APPENDIX B

CERTAIN TERMS AND PROVISIONS OF

THE AUCTION RATE NOTES

ARTICLE I

DEFINITIONS

Section 1.01. Except as provided below in this Section, all terms which are defined in Article I of the Indenture shall have the same meanings, respectively, in this Appendix B as such terms are given in the Indenture. In addition, the following terms shall have the following respective meanings:

“90-Day Financial Commercial Paper Rate” means the 90-Day AA Financial Commercial Paper rate posted on the Federal Reserve Release entitled “Commercial Paper Rates and Outstandings,” which rate may be available on the Internet at www.federalreserve.gov/releases/cp.

“All Hold Rate” means, on any date of determination, the interest rate per annum equal to 90% of the Applicable LIBOR Rate, rounded to the nearest one thousandth of one percent; provided that in no event shall the All Hold Rate be more than the Interest Rate Limitation or less than zero.

“Applicable CP Spread,” on any date of determination, means the following percentages, based on the lowest rating assigned to the Auction Rate Notes:

Rating Category	Applicable CP Spread
Top three rating categories	0.75%
Fourth highest rating category	1.00
Lower rating categories	1.50

“Applicable LIBOR Rate” means, with respect to the Auction Rate Notes (a) for Auction Periods of 28 days or less, One Month LIBOR; (b) for Auction Periods of more than 28 days but less than 91 days, Three Month LIBOR; (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR; and (d) for Auction Periods of more than 180 days, One Year LIBOR. As used in this definition and otherwise herein, the terms “One Month LIBOR,” “Three Month LIBOR,” “Six Month LIBOR” or “One Year LIBOR” mean the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the Interest Rate Determination Date. If at least two such quotations appear, One Month LIBOR, Three Month LIBOR, Six Month LIBOR or One Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest

APPENDIX B-1

one hundredth of one percent) of such offered rates. If fewer than two such quotes appear, One Month LIBOR, Three Month LIBOR, Six Month LIBOR or One-Year LIBOR, respectively, with respect to such Auction Period will be determined at approximately 11:00 a.m., London time, on such Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month, three months, six months or one year, respectively, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Auction Agent or the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, One Month LIBOR, Three Month LIBOR, Six Month LIBOR or One Year LIBOR, respectively, will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of such offered rates. If fewer than two quotations are provided, One Month LIBOR, Three Month LIBOR, Six Month LIBOR or One Year LIBOR, respectively, with respect to such Auction Period will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Rate Determination Date by three major banks in New York, New York selected by the Auction Agent or the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month, three months, six months or one year, respectively, and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One Month LIBOR, Three Month LIBOR, Six Month LIBOR or One Year LIBOR, respectively, in effect for the applicable Auction Period will be One Month LIBOR, Three Month LIBOR, Six Month LIBOR or One Year LIBOR, respectively, in effect for the immediately preceding Auction Period.

“Applicable LIBOR Spread,” on any date of determination, means the Applicable LIBOR Rate plus the following percentages, based on the lowest rating assigned to the Auction Rate Notes:

Rating Category	Applicable LIBOR Spread
Top three rating categories	1.00%
Fourth highest rating category	1.25
Lower rating categories	1.50

“Auction” means the implementation of the Auction Procedures on an Auction Date.

“Auction Agent” means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which “Auction Agent” shall mean the Substitute Auction Agent.

APPENDIX B-2

“Auction Agent Agreement” means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which “Auction Agent Agreement” shall mean such Substitute Auction Agent Agreement.

“Auction Agent Fee” has the meaning set forth in the Auction Agent Agreement.

“Auction Date” means, with respect to the Auction Rate Notes, initially June 27, 2007, and thereafter the Business Day immediately preceding the first day of each Auction Period, other than:

(a) each Auction Period commencing after the ownership of the applicable Auction Rate Notes is no longer maintained in Book-Entry Form by the Clearing Agency;

(b) each Auction Period commencing after and during the continuance of a Payment Default; or

(c) each Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 2.02(h) of this Appendix B.

“Auction Note Interest Rate” means each variable rate of interest per annum borne by an Auction Rate Note for each Auction Period and determined in accordance with the provisions of Sections 2.01 and 2.02 of this Appendix B.

“Auction Period” means the Interest Accrual Period applicable to the Auction Rate Notes with respect to which the interest rate is determined pursuant to Section 2.02(a) of this Appendix B, which Auction Period (after the Initial Period) initially shall consist generally of 28 days for the Auction Rate Notes, as may be adjusted pursuant to Sections 2.01 and 2.02(g) of this Appendix B.

“Auction Period Adjustment” means an adjustment to the Auction Period as provided in Section 2.02(g) of this Appendix B.

“Auction Procedures” means the procedures set forth in Section 2.02(a) of this Appendix B by which the Auction Rate is determined.

“Auction Rate” means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 2.02(a)(iii)(B) of this Appendix B.

“Auction Rate Distribution Date” means, for the Auction Rate Notes, the Business Day immediately following the expiration of the Initial Period and each Auction Period thereafter; provided, however, if the duration of such Auction Period exceeds 90 days, then the related Auction Rate Distribution Dates shall occur on (a) each Quarterly Distribution Date occurring

APPENDIX B-3

during such Auction Period and (b) the first Business Day immediately following the end of such Auction Period.

“Authorized Denominations” means $50,000 and any integral multiple thereof.

“Available Auction Rate Notes” has the meaning set forth in Section 2.02(a)(iii)(A)(1) of this Appendix B.

“Bid” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

“Bid Auction Rate” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

“Bidder” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

“Bond Equivalent Yield” means with respect to any security with a maturity of six months or less the rate for which is quoted in The Wall Street Journal on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula and rounded up to the nearest one-hundredth of one percent:

Bond Equivalent Yield =	Q x N	x 100
360-(T x Q)

where “Q” refers to the per annum interest rate for the security quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366 (days), as the case may be, and “T” refers to the number of days to maturity.

“Book-Entry Form” or “Book-Entry System” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a Clearing Agency or its nominee as registered owner, with the securities “immobilized” to the custody of the Clearing Agency, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

“Broker-Dealer” means, (i) Banc of Americas Securities LLC, (ii) J.P. Morgan Securities Inc. or (iii) any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Clearing Agency Participant (or an affiliate of a Clearing Agency Participant), (b) has been approved as such by the Issuer pursuant to Section 2.02(f) of this Appendix B, and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

“Broker-Dealer Agreement” means each agreement among the Issuer, the Auction Agent and a Broker-Dealer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker Dealer Agreements, each

APPENDIX B-4

dated as of June 7, 2007, among the Issuer, The Bank of New York, as Auction Agent, and the respective Broker-Dealers.

“Broker-Dealer Fee” has the meaning set forth in the Auction Agent Agreement.

“Broker-Dealer Fee Rate” has the meaning set forth in the Auction Agent Agreement.

“Business Day” means any day other than a Saturday, Sunday, holiday or other day on which the New York Stock Exchange or banks located in New York, New York, or in the city in which the principal office of the Trustee or the Auction Agent is located, are authorized or permitted by law or executive order to close; provided that with respect to Auction Dates such term shall exclude such other dates as may be agreed to in writing by the Auction Agent, the Broker-Dealers and the Issuer.

“Carry-Over Amount” means, with respect to the Auction Rate Notes and for any Interest Accrual Period for the Auction Rate Notes during which interest thereon is calculated at the Net Loan Rate, and subject to the provisions of Section 2.01 of this Appendix B, the excess, if any, of (a) the amount of interest on an Auction Rate Note that would have accrued with respect to the related Interest Accrual Period at the least of the applicable Auction Rate and the components included in the Maximum Rate over (b) the amount of interest on such Auction Rate Note actually accrued with respect to such Auction Rate Note with respect to such Interest Accrual Period based on the Net Loan Rate, together with the unreduced portion of any such excess from prior Interest Accrual Periods; provided, that the terms “principal” or “interest”, as used in this Indenture (including in this Appendix B), shall not mean, or be deemed to include, Carry-Over Amount or any interest accrued on any Carry-Over Amount.

“CP CAP” means, for any Auction Date, the rate (for the then-current Auction) at which the Quarterly Average Auction Rate equals the Quarterly Average CP Rate plus the Applicable CP Spread, such rate to be determined by the formula:

N x (C + S)—R,

where N is the number of Auction Dates which precede the current Auction Date by 91 days or less, including the current Auction Date; C is the Quarterly Average CP Rate; S is the Applicable CP Spread; and, R is the sum of the Auction Rates for Auction Dates preceding the current Auction Date by 91 days or less, excluding the current Auction.

“Effective Interest Rate” means, with respect to any Financed Eligible Loan, the interest rate per annum payable by the borrower as of the last day of the calendar quarter borne by such Financed Eligible Loan after giving effect to any reduction in such interest rate pursuant to borrower incentives, (a) less all accrued rebate fees on such Financed Eligible Loan paid during such calendar quarter expressed as a percentage per annum and (b) plus all accrued Interest Benefit Payments and Special Allowance Payments applicable to such Financed Eligible Loan during such calendar quarter expressed as a percentage per annum.

“Eligible Carry-Over Make-Up Amount” means, with respect to each Interest Accrual Period relating to the Auction Rate Notes as to which, as of the first day of such Interest Accrual

APPENDIX B-5

Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of the Auction Rate Notes in respect to such Interest Accrual Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Auction Rate, together with the unreduced portion of any such excess from prior Interest Accrual Periods; and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Accrual Period together with interest accrued and unpaid thereon through the end of such Interest Accrual Period.

“Existing Owner” means (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Owner Registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction; and (b) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

“Existing Owner Registry” means the registry of Persons who are owners of the Auction Rate Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

“Hold Order” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

“Initial Auction Agent” means The Bank of New York, a New York banking corporation.

“Initial Auction Agent Agreement” means the Auction Agent Agreement dated as of June 7, 2007, by and among the Issuer, the Trustee and the Initial Auction Agent, as amended, supplemented or otherwise modified from time to time.

“Initial Period” means the period commencing on the Date of Issuance and continuing through the day immediately preceding the Initial Rate Adjustment Date.

“Initial Rate” means, for the Auction Rate Notes, a per annum rate equal to 5.35%.

“Initial Interest Rate Adjustment Date” means June 28, 2007.

“Interest Accrual Period” means, with respect to the Auction Rate Notes, the Initial Period and each period commencing on an Auction Rate Distribution Date and ending on the day before (a) the next Auction Rate Distribution Date or (b) the Note Final Maturity Date of the Auction Rate Notes, as applicable.

“Interest Rate Adjustment Date” means (a) the date on which an Auction Note Interest Rate is effective and (b) the date of commencement of each Auction Period.

“Interest Rate Determination Date” means the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of an Auction Period.

“Interest Rate Limitation” means, on any date of determination, the lesser of (a) the highest rate the Issuer may legally pay from time to time and (b) 17%.

APPENDIX B-6

“LIBOR Cap” means, for any Auction Date, the rate (for the then-current Auction) at which the Quarterly Average Auction Rate equals the Applicable LIBOR Rate plus the Applicable LIBOR Spread.

“Maximum Rate” on any date of determination means the least of (i) the LIBOR Cap, (ii) the Interest Rate Limitation, (iii) for Auctions after the initial Auction Date, the CP Cap, and (iv) the Net Loan Rate.

“Net Loan Rate” means, with respect to any Interest Accrual Period applicable to the Auction Rate Notes, the weighted average return on the Financed Eligible Loans, including all revenues derived from such Financed Eligible Loans, less all program expenses expressed as a percentage of the average outstanding principal balance of such Financed Eligible Loans, which percentage shall be calculated by the Issuer on a quarterly basis, in arrears and provided to the Trustee and the Auction Agent. In making the determination of the Net Loan Rate, the Issuer shall take into account any Counterparty Payments received and/or any Issuer Derivative Payments made.

“Non-Payment Rate” means the lesser of (a) One-Month LIBOR plus 1.50% and (b) the Interest Rate Limitation.

“Order” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

“Payment Default” means, with respect to the Auction Rate Notes, (a) a default in the due and punctual payment of any installment of interest on such Auction Rate Notes, or (b) a default in the due and punctual payment of any interest on and principal of such Auction Rate Notes at their maturity.

“Potential Owner” means any Person (including an Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner of an Auction Rate Note when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

“Quarterly Average Auction Rate” means the simple average of the Auction Rates for Auction Dates preceding the current Auction Date by 91 days or less, including the current Auction Date.

“Quarterly Average CP Rate” means the simple average of the Bond Equivalent Yield of 90-Day Financial Commercial Paper Rates for the 91 days preceding (but not including) the current Auction Date.

“Regular Record Date” means the Business Day next preceding the applicable Auction Date.

“Sell Order” has the meaning set forth in Section 2.02(a)(i)(A) of this Appendix B.

APPENDIX B-7

“Submission Deadline” means 1:00 p.m., Eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

“Submitted Bid” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

“Submitted Hold Order” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

“Submitted Order” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

“Submitted Sell Order” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

“Substitute Auction Agent” means the Person with whom the Issuer and the Trustee enter into a Substitute Auction Agent Agreement.

“Substitute Auction Agent Agreement” means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.02(e) of this Appendix B agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under this Appendix B.

“Sufficient Bids” has the meaning set forth in Section 2.02(a)(iii)(A) of this Appendix B.

ARTICLE II

TERMS AND ISSUANCE

Section 2.01. Auction Rate And Carry Over Amounts. During the Initial Period, the Auction Rate Notes shall bear interest at the Initial Rate. Thereafter, and except with respect to an Auction Period Adjustment, the Auction Rate Notes shall bear interest at an Auction Note Interest Rate based on a 28-day Auction Period with respect to the Class B Auction Rate Notes, as determined pursuant to this Section 2.01 and Section 2.02 of this Appendix B. For the Auction Rate Notes during the Initial Period and each Auction Period thereafter, interest at the applicable Auction Note Interest Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, and rounded to the fifth decimal point.

The Auction Note Interest Rate to be borne by the Auction Rate Notes after such Initial Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as described below. Each such Auction Period after the Initial Period for the Auction Rate Notes shall commence on and include the day following the expiration of the immediately preceding Auction Period and terminate on and include the Wednesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Auction Rate Notes, such Auction Period shall commence on the Initial Rate Adjustment Date. The Auction Note Interest Rate for each

APPENDIX B-8

Auction Period shall be the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.02(a) of this Appendix B. By way of example, if an Auction Period ordinarily would end on a Friday, but the following Monday is not a Business Day, the Auction Period will end on that Monday and the new Auction Period will begin on Tuesday.

Notwithstanding the foregoing, unless otherwise specified in an Issuer Order, if an Auction is scheduled to occur for the next Auction Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Note Interest Rate in effect for the next Auction Period will be the Auction Note Interest Rate in effect for the preceding Auction Period and such Auction Period will generally be 28 days in duration for the Class B Auction Rate Notes, beginning on the calendar day following the date of the deemed Auction and ending on (and including) the applicable Wednesday (unless such day is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) of the following fourth week in the case of such Auction Rate Notes. If the preceding Auction Period was other than 28 days in duration for the Auction Rate Notes, the Auction Note Interest Rate for the deemed Auction will instead be the rate of interest determined by the applicable Broker-Dealer on equivalently rated auction securities with a comparable length of Auction Period.

Notwithstanding the foregoing:

(a) If the ownership of an Auction Rate Note is no longer maintained in Book-Entry Form, the Auction Note Interest Rate on the Auction Rate Notes for any Interest Accrual Period commencing after the delivery of certificates representing Auction Rate Notes pursuant to this Indenture shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Accrual Period; or

(b) If a Payment Default shall have occurred, the Auction Note Interest Rate for the Interest Accrual Period commencing on or immediately after such Payment Default, and for each Interest Accrual Period thereafter, to and including the Interest Accrual Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured, shall equal the applicable Non-Payment Rate on the first day of each such Interest Accrual Period.

In accordance with Section 2.02(a)(iii)(B) and (C) of this Appendix B, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Note Interest Rate (unless the Auction Note Interest Rate is the applicable Non-Payment Rate) and the Maximum Rate when such rate is not the Auction Note Interest Rate. The Trustee shall notify the Registered Owners and the Issuer of Auction Rate Notes of the applicable Auction Note Interest Rate applicable to such Auction Rate Notes for each Auction Period not later than the third Business Day of such Auction Period. Notwithstanding any other provision of an Auction Rate Note or this Indenture and except for the occurrence of a Payment Default, interest payable on such Auction Rate Note for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Maximum Rate in effect for such Auction Period.

APPENDIX B-9

If the Auction Rate is greater than the Maximum Rate, then the Auction Note Interest Rate for that Interest Accrual Period will be the Maximum Rate. If the Auction Note Interest Rate for any Interest Accrual Period is the Maximum Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to such Auction Rate Notes for such Interest Accrual Period. Such Carry-Over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Auction Rate Distribution Date for the Interest Accrual Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, second, in reduction of such Carry-Over Amount. For purposes of this Indenture and this Appendix B, any reference to “principal” or “interest” herein shall not include within the meaning of such words Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Auction Rate Note by the Trustee during such Interest Accrual Period in sufficient time for the Trustee to give notice to each Registered Owner of such Carry-Over Amount as required in the next succeeding sentence. Not less than four days before the Auction Rate Distribution Date for an Interest Accrual Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Registered Owner, the Auction Agent and the Issuer of the Carry-Over Amount applicable to each Registered Owner’s Auction Rate Note, which written notice may accompany the payment of interest by check made to each such Registered Owner on such Auction Rate Distribution Date or otherwise shall be mailed on such Auction Rate Distribution Date by first-class mail, postage prepaid, to each such Registered Owner at such Registered Owner’s address as it appears on the registration records maintained by the Trustee, as registrar (or a successor registrar). In addition to such Carry-Over Amount, such notice shall state, that, unless and until an Auction Rate Note has been redeemed (other than by optional redemption), after which redemption all accrued Carry-Over Amounts (and all accrued interest thereon) that remain unpaid shall be cancelled and no Carry-Over Amount (or related accrued interest) shall be paid with respect to any redeemed Auction Rate Note, (a) the Carry-Over Amount (and interest accrued thereon calculated at a rate equal to One-Month LIBOR) shall be paid by the Trustee from the Collection Account on an Auction Rate Note on the earlier of (i) the date of defeasance of such Auction Rate Notes and (ii) the first occurring Auction Rate Distribution Date (or on the date of any optional redemption) if and to the extent that (x) the Eligible Carry-Over Make-Up Amount with respect to such subsequent Interest Accrual Period is greater than zero, and (y) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or a portion of such Carry-Over Amount (and interest accrued thereon); and (b) interest shall accrue on the Carry-Over Amount at a rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

The Carry-Over Amount (and interest accrued thereon) for the Auction Rate Notes shall be paid by the Trustee from the Collection Account on Outstanding Auction Rate Notes on the earlier of (a) the date of defeasance of the Auction Rate Notes and (b) the first occurring Auction Rate Distribution Date if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to the related Interest Accrual Period is greater than zero and (ii) on such Auction Rate Distribution Date there are sufficient moneys in the Future Distribution Fund to pay the Eligible Carry-Over Make-Up Amount on such Auction Rate Distribution Date pursuant to Section 5.04(d) of this Indenture. Any Carry-Over Amount (and any interest accrued thereon) on

APPENDIX B-10

any Auction Rate Note which is due and payable on an Auction Rate Distribution Date, which Auction Rate Note is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date, shall be paid to the Registered Owner thereof on said Auction Rate Distribution Date to the extent that moneys are available therefor in accordance with the provisions of this Appendix B; provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not yet due and payable on said Auction Rate Distribution Date shall be cancelled with respect to said Auction Rate Note that is to be redeemed (other than by optional redemption) on said Auction Rate Distribution Date and shall not be paid on any succeeding Auction Rate Distribution Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the earliest of (a) the date of defeasance of any of the Auction Rate Notes or (b) the next occurring Auction Rate Distribution Date or Dates, as necessary, if and to the extent that the conditions in the second preceding sentence are satisfied. On any Auction Rate Distribution Date on which the Trustee pays only a portion of the Carry-Over Amount (and any interest accrued thereon) on Auction Rate Notes, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Registered Owner of such Auction Rate Note receiving such partial payment of the Carry-Over Amount remaining unpaid on such Auction Rate Note.

The Auction Rate Distribution Date or other date on which such Carry-Over Amount (or any interest accrued thereon) for Auction Rate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as, and from the same Fund from which, it pays interest on such Auction Rate Notes on an Auction Rate Distribution Date. Any payment of Carry-Over Amounts (and interest accrued thereon) shall reduce the amount of Eligible Carry-Over Make-Up Amount.

In the event that the Auction Agent no longer determines, or fails to determine, when required, the Auction Note Interest Rate, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Auction Note Interest Rate for the next succeeding Interest Accrual Period, which Interest Accrual Period shall be an Auction Period for such Auction Rate Notes, shall be the Maximum Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by the securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions of this Appendix B and written notice of such determination shall be given by such securities dealer to the Trustee.

Section 2.02. Auction Rate.

(a) Determining the Auction Rate. By purchasing Auction Rate Notes, whether in an Auction or otherwise, each purchaser of the Auction Rate Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (x) to participate in Auctions on the terms described herein, (y) to have its beneficial ownership of the Auction Rate Notes maintained at all times in Book-Entry Form for the account of its Clearing Agency Participant, which in turn will maintain records of such beneficial

APPENDIX B-11

ownership, and (z) to authorize such Clearing Agency Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

So long as the ownership of Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency, an Existing Owner may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Owner, its Broker-Dealer or its Clearing Agency Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

(i) (A) Prior to the submission deadline for the Auction Rate Notes on each Auction Date;

(1) Each Existing Owner of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

a. the principal amount of outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner desires to continue to own without regard to the Auction Note Interest Rate for the next succeeding Auction Period;

b. the principal amount of Outstanding Auction Rate Notes, if any, which such Existing Owner offers to sell if the Auction Note Interest Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Owner; and/or

c. the principal amount of Outstanding Auction Rate Notes, if any, owned by such Existing Owner which such Existing Owner offers to sell without regard to the Auction Note Interest Rate for the next succeeding Auction Period; and

(2) One or more Broker-Dealers may contact Potential Owners to determine the principal amount of Auction Rate Notes which each Potential Owner offers to purchase, if the Auction Note Interest Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Owner.

The statement of an Existing Owner or a Potential Owner referred to in (1) or (2) of this paragraph (A) is herein referred to as an “Order,” and each Existing Owner and each Potential Owner placing an Order is herein referred to as a “Bidder”; an Order described in clause (1)a is herein referred to as a “Hold Order”; an Order described in clauses (1)b and (2) is herein referred to as a “Bid”; and an Order described in clause (1)c is herein referred to as a “Sell Order.”

APPENDIX B-12

(B) (1) Subject to the provisions of Section 2.02(a)(ii) of this Appendix B, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

a. the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be less than the rate specified in such Bid; or

b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(A)(4) of this Appendix B, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid; or

c. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes to be determined as set forth in Section 2.02(a)(iv)(B)(3) of this Appendix B, if the rate specified in such Bid shall be higher than the applicable Maximum Rate and Sufficient Bids have not been made.

(2) Subject to the provisions of Section 2.02(a)(ii) of this Appendix B, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

a. The principal amount of Outstanding Auction Rate Notes specified in such Sell Order; or

b. Such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(B)(3) of this Appendix B, if Sufficient Bids have not been made.

(3) Subject to the provisions of Section 2.02(a)(ii) of this Appendix B, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

a. the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be higher than the rate specified in such Bid; or

b. such principal amount, or a lesser principal amount of Outstanding Auction Rate Notes set forth in Section 2.02(a)(iv)(A)(5) of this Appendix B, if the Auction Note Interest Rate determined as provided in this Section 2.02(a) shall be equal to the rate specified in such Bid.

APPENDIX B-13

(ii) (A) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(1) the name of the Bidder placing such Order;

(2) the aggregate principal amount of the Auction Rate Notes that are the subject of such Order;`

(3) to the extent that such Bidder is an Existing Owner:

a. the principal amount of Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Owner;

b. the principal amount of Auction Rate Notes, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

c. the principal amount of Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Owner; and

(4) to the extent such Bidder is a Potential Owner, the rate specified in such Potential Owner’s Bid.

(B) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth of 1%.

(C) If an Order or Orders covering all Outstanding Auction Rate Notes owned by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner and not subject to an Order submitted to the Auction Agent.

(D) Each Broker-Dealer may submit Orders in Auctions for its own account.

(E) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

(F) If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

APPENDIX B-14

(1) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes owned by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner.

(2) a. Any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Order referred to in clause (1) of this paragraph (F);

b. subject to subclause a. of this clause (2), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

c. subject to subclauses a. and b. of this clause (2), if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

d. In any such event, the amount of Outstanding Auction Rate Notes, if any, subject to Bids not valid under this clause (2) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

(3) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to Hold Orders referred to in clause (1) of this paragraph (F) and valid Bids referred to in clause (2) of this paragraph (F).

(G) If more than one Bid for Auction Rate Notes is submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

APPENDIX B-15

(H) An Existing Owner that offers to purchase additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Owner.

(I) Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination shall be rejected.

(J) Any Bid specifying a rate higher than the applicable Maximum Rate will (1) be treated as a Sell Order if submitted by an Existing Owner and (2) not be accepted if submitted by a Potential Owner.

(K) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

(iii) (A) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or, generally, as a “Submitted Order,” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or, generally, as “Submitted Orders”) and shall determine (such determinations shall be made separately for the Auction Rate Notes):

(1) the excess of the total principal amount of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being herein referred to as the “Available Auction Rate Notes”), and

(2) From the Submitted Orders whether:

a. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the applicable Maximum Rate exceeds or is equal to the sum of:

1. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Existing Owners specifying one or more rates higher than the applicable Maximum Rate; and

2. the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Sell Orders;

APPENDIX B-16

(in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause a. above shall be referred to collectively as “Sufficient Bids”); and

(3) If Sufficient Bids exist, the “Bid Auction Rate”, which shall be the lowest rate specified in such Submitted Bids such that if:

a. (x) each Submitted Bid from Existing Owners specifying such lowest rate and (y) all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bids; and

b. (x) each such Submitted Bid from Potential Owners specifying such lowest rate and (y) all other Submitted Bids from Potential Owners specifying lower rates were accepted;

the result would be that such Existing Owners described in subclause a. above would continue to own an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Owners described in subclause b. above, would equal not less than the Available Auction Rate Notes.

(B) Promptly after the Auction Agent has made the determinations pursuant to Section 2.02(a)(iii)(A) of this Appendix B, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Note Interest Rate for the next succeeding Interest Accrual Period as follows:

(1) if Sufficient Bids exist, that the Auction Note Interest Rate for the next succeeding Interest Accrual Period shall be equal to the Bid Auction Rate so determined;

(2) if Sufficient Bids do not exist (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Note Interest Rate for the next succeeding Interest Accrual Period shall be equal to the applicable Maximum Rate; or

(3) if all Outstanding Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Note Interest Rate for the next succeeding Interest Accrual Period shall be equal to the applicable All Hold Rate.

APPENDIX B-17

(C) Promptly after the Auction Agent has determined the Auction Note Interest Rate, the Auction Agent shall advise the Trustee of the Auction Note Interest Rate.

(iv) Existing Owners shall continue to own the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the Maximum Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (A).

If the Maximum Rate is less than the Bid Auction Rate, the Maximum Rate will be the Auction Note Interest Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), the Auction Note Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (B).

(A) If Sufficient Bids have been made and the Maximum Rate is equal to or greater than the Bid Auction Rate, and if the Maximum Rate does not apply (in which case the Auction Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of clause (D) of this Section 2.02(a)(iv), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

(1) Existing Owners’ Submitted Bids specifying any rate that is higher than the Auction Note Interest Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(2) Existing Owners’ Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be rejected, thus entitling each such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(3) Potential Owners’ Submitted Bids specifying any rate that is lower than the Auction Note Interest Rate shall be accepted;

(4) Each Existing Owners’ Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owner to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Notes (the “remaining principal amount”) equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of

APPENDIX B-18

Auction Rate Notes subject to Submitted Bids described in clauses (2) and (3) of this Section 2.02(a)(iv)(A), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to own the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix B; and

(5) Each Potential Owner’s Submitted Bid specifying a rate that is equal to the Auction Note Interest Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (2), (3) and (4) of this Section 2.02(a)(iv)(A) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Auction Note Interest Rate, subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix B.

(B) If Sufficient Bids have not been made (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), or if the Maximum Rate is less than the Bid Auction Rate (in which case the Auction Note Interest Rate shall be the Maximum Rate), subject to the provisions of Section 2.02(a)(iv)(D) of this Appendix B, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(1) Existing Owners’ Submitted Bids specifying any rate that is equal to or lower than the Auction Note Interest Rate shall be rejected, thus entitling such Existing Owners to continue to own the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

(2) Potential Owners’ Submitted Bids specifying (x) any rate that is equal to or lower than the Auction Note Interest Rate shall be accepted and (y) any rate that is higher than the Auction Note Interest Rate shall be rejected; and

APPENDIX B-19

(3) each Existing Owner’s Submitted Bid specifying any rate that is higher than the Auction Note Interest Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clause (2)(x) of this Section 2.02(a)(iv)(B) by a fraction, the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes owned by such Existing Owner subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

(C) If all Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(D) If, as a result of the procedures described in paragraph (A) or (B) of this Section 2.02(a)(iv), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Notes.

(v) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

(vi) Notwithstanding anything in this Appendix B to the contrary, (A) no Auction for an Auction Period of less than 180 days will be held on any Auction Date hereunder on which there are insufficient moneys in the Collection Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on any such Auction Rate Notes on the Auction Rate Distribution Date immediately following such Auction Date, and (B) no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default. The Trustee shall promptly notify the Auction Agent of any such occurrence.

APPENDIX B-20

(b) Application of interest payments for the auction rate notes.

(i) The Trustee shall determine not later than 2:00 p.m., Eastern time, on the Business Day next succeeding an Auction Rate Distribution Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., Eastern time, on such Business Day, send a notice thereof in substantially the form of Attachment A attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Attachment B attached hereto to the Auction Agent by telecopy or similar means.

(ii) Not later than 2:00 p.m., Eastern time, on each anniversary of the Date of Issuance, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund or the Future Distribution Fund, as applicable, in accordance with Sections 5.04(c) and 5.04(d) of this Indenture, an amount equal to the Auction Agent Fee as set forth in the Auction Agent Agreement. Not later than 2:00 p.m., Eastern time, on each Auction Date, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Collection Fund or the Future Distribution Fund, as applicable, in accordance with Sections 5.04(c) and 5.04(d) of this Indenture, an amount equal to the Broker-Dealer Fee as calculated in the Auction Agent Agreement.

(c) Calculation of Maximum Rate, All Hold Rate, Applicable LIBOR Rate, and Non-Payment Rate. The Auction Agent shall calculate the Maximum Rate, Applicable LIBOR Rate and All Hold Rate, as the case may be, on each Auction Date and shall notify the Trustee and the Broker-Dealers of the Maximum Rate, Applicable LIBOR Rate and All Hold Rate, as the case may be, as provided in the Auction Agent Agreement; provided, that if the ownership of the Auction Rate Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate for each such Interest Accrual Period. If the ownership of the Auction Rate Notes is no longer maintained in Book-Entry Form by the Clearing Agency, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Accrual Period after the delivery of certificates representing the Auction Rate Notes pursuant to the Indenture. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Accrual Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Accrual Period commencing less than two Business Days after the cure of any Payment Default. The determination by the Trustee or the Auction Agent, as the case may be, of the Maximum Rate, Applicable LIBOR Rate, All Hold Rate and Non-Payment Rate shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee of the Maximum Rate, Applicable LIBOR Rate and All Hold Rate. The Trustee shall be allowed to hire such consultants or experts as it deems necessary to make any such calculations required of the Trustee as set forth in this Indenture or the Auction Agent Agreement.

APPENDIX B-21

(d) Notification of rates, amounts and payment dates.

(i) By 12:00 noon, Eastern time, on the Business Day following each Regular Record Date, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Auction Rate Distribution Date to the beneficial owners of Auction Rate Notes.

(ii) At least four days prior to any Auction Rate Distribution Date, the Trustee shall:

(A) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency, (1) the date of such next Auction Rate Distribution Date and (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.02(b)(ii) of this Appendix B;

(B) pursuant to Section 2.01 of this Appendix B, advise the Registered Owners of the Auction Rate Notes of any Carry-Over Amount accruing on such Auction Rate Notes; and

(C) advise the Clearing Agency, so long as the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency, upon request, of the aggregate amount of interest distributable on such next Auction Rate Distribution Date to the beneficial owners of the Auction Rate Notes.

If any day scheduled to be an Auction Rate Distribution Date shall be changed after the Trustee shall have given the notice or confirmation referred to in clause (ii) of the preceding sentence, the Trustee shall, not later than 11:15 a.m., Eastern time, on the Business Day next preceding the earlier of the new Auction Rate Distribution Date or the old Auction Rate Distribution Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in Book-Entry Form by the Clearing Agency.

(e) Auction Agent.

(i) The Bank of New York is hereby appointed as Initial Auction Agent by the Trustee. Any Substitute Auction Agent shall be (A) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (B) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this

APPENDIX B-22

Appendix B by giving at least 90 days’ notice to the Trustee, each Broker-Dealer and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an authorized officer or the Registered Owners of 51% of the aggregate principal amount of the auction rate notes then outstanding, and if by such Registered Owners, by an instrument signed by such Registered Owners or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least 90 days’ written notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a substitute Auction Agent has been appointed and has accepted such appointment. If required by the Issuer, a substitute Auction Agent Agreement shall be entered into with a substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, each Broker-Dealer and the Issuer in writing that it has not received payment of any Auction Agent fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

(ii) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Issuer, shall use its best efforts to appoint a Substitute Auction Agent.

(iii) In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

(f) Broker-Dealers.

(i) The Auction Agent will enter into Broker-Dealer Agreements with each of Banc of America Securities LLC and J.P. Morgan Securities Inc., as the initial Broker-Dealers for the Auction Rate Notes. An Authorized Representative may, from time to time, approve one or more additional persons to serve as Broker Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

(ii) Any Broker-Dealer may be removed at any time, at the request of an Authorized Representative, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

(g) Changes in Auction Period or periods and certain percentages.

(i) While any of the Auction Rate Notes are Outstanding, the Issuer may, from time to time, change the length of one or more Auction Periods (an “Auction Period Adjustment”), in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be

APPENDIX B-23

relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received the written consent of the applicable Broker-Dealers, which consent shall not be unreasonably withheld, not later than nine days prior to the Auction Date for such Auction Period. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Broker-Dealers, each Rating Agency and the Registered Owners of the Auction Rate Notes in substantially the form of, or containing substantially the information contained in, Attachment C attached hereto at least 10 days prior to the Auction Date for such Auction Period.

(ii) An Auction Period Adjustment shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., Eastern time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Attachment D attached hereto, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the written consents of the applicable Broker-Dealers and, (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in clause (A) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be determined pursuant to the above provisions of this Section 2.02 and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in clause (A) above is met but the condition referred in clause (B) above is not met, the applicable Auction Note Interest Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06 of the Auction Agent Agreement.

(h) Changes in the Auction Date. The applicable Broker-Dealer, with the written consent of an Authorized Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in Section 1.01 of this Appendix B with respect to one or more specified Auction Periods in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Auction Rate Notes. The applicable Broker-Dealer shall deliver a written request for consent to such change in the length of the Auction Date to the Issuer at least 14 days prior to the effective date of such change. If the Issuer shall have delivered such written consent to the applicable Broker-Dealer, such Broker-Dealer shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer, each Rating Agency and the Registered Owners of the Auction Rate Notes. Such notice shall be substantially in the form of, or contain substantially the information contained in, Attachment E attached hereto.

APPENDIX B-24

In connection with any change described in this Section 2.02(h), the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06 of the Auction Agent Agreement.

Section 2.03. Additional provisions regarding the interest rates on the auction rate notes. The determination of an Auction Note Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Registered Owners of the Auction Rate Notes to which such Auction Note Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on the Auction Rate Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Notes or related documents) calculated from the Date of Issuance of the Auction Rate Notes through any subsequent day during the term of the Auction Rate Notes or otherwise prior to payment in full of the Auction Rate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Notes, or if the redemption or acceleration of the maturity of the Auction Rate Notes results in payment to or receipt by the Registered Owner or any former Registered Owner of the Auction Rate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Rate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Notes shall be credited on the principal balance of the Auction Rate Notes (or, if the Auction Rate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Notes and under the related documents.

Section 2.04. Amendments to this Appendix B. The provisions of this Appendix B, including without limitation the definitions of All Hold Rate, Auction Note Interest Rate, Auction Rate Distribution Date, Maximum Rate and Non Payment Rate, may be amended pursuant to the Indenture by obtaining the consent of the Registered Owners of all affected Outstanding Auction Rate Notes as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the Registered Owners of the affected Outstanding Auction Rate Notes as required by the Indenture, the Auction Note Interest Rate which is determined on such date is the Bid Auction Rate or the All Hold Rate, the proposed amendment shall be deemed to have been consented to by the Registered Owners of all affected Outstanding Auction Rate Notes.

APPENDIX B-25

ATTACHMENT A

NOTICE OF PAYMENT DEFAULT

GOAL CAPITAL FUNDING TRUST 2007-1

STUDENT LOAN ASSET-BACKED NOTES

CLASS B-1 AUCTION RATE NOTES

NOTICE IS HEREBY GIVEN that a Payment Default has occurred and is continuing with respect to the Auction Rate Notes identified above. The next Auction for the Auction Rate Notes will not be held. The Auction Rate for the Auction Rate Notes for the next succeeding Interest Period shall be the Non-Payment Rate.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Date

APPENDIX B-26

ATTACHMENT B

NOTICE OF CURE OF PAYMENT DEFAULT

GOAL CAPITAL FUNDING TRUST 2007-1

STUDENT LOAN ASSET-BACKED NOTES

CLASS B-1 AUCTION RATE NOTES

NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Auction Rate Notes identified above has been waived or cured. The next Auction Rate Distribution Date is                                          and the Auction Date is                                         .

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Date

APPENDIX B-27

ATTACHMENT C

NOTICE OF PROPOSED CHANGE IN LENGTH

OF ONE OR MORE AUCTION PERIODS

GOAL CAPITAL FUNDING TRUST 2007-1

STUDENT LOAN ASSET-BACKED NOTES

CLASS B-1 AUCTION RATE NOTES

Notice is hereby given that the Issuer proposes to change the length of one or more Auction Periods pursuant to the Indenture of Trust, as amended (the “Indenture”) as follows:

1. The change shall take effect on                             , the Interest Rate Adjustment Date for the next Auction Period (the “Effective Date”).

2. The Auction Period Adjustment in Paragraph 1 shall take place only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Issuer, as required by the Indenture authorizing the change in length of one or more Auction Periods and (b) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

3. If the condition referred to in paragraph 2(a) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in paragraph 2(a) is met but the condition referred to in (b) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

4. It is hereby represented, upon advice of the Auction Agent for the Class B-1 Notes described herein, that there were Sufficient Bids for such Class B-1 Notes at the Auction immediately preceding the date of this Notice.

5. Terms not defined in this Notice shall have the meanings set forth in the Indenture entered into in connection with the Class B-1 Notes.

APPENDIX B-28

6. The Issuer hereby certifies the instructions set forth in this Notice are in accordance with the terms and provisions of the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement.

GOAL CAPITAL FUNDING TRUST 2007-1, a Delaware statutory trust

By:	GOAL FINANCIAL, LLC, as Administrator

By:
Name:
Title:

Date:

APPENDIX B-29

ATTACHMENT D

NOTICE ESTABLISHING CHANGE IN LENGTH

OF ONE OR MORE AUCTION PERIODS

GOAL CAPITAL FUNDING TRUST 2007-1

STUDENT LOAN ASSET-BACKED NOTES

CLASS B-1 AUCTION RATE NOTES

Notice is hereby given that the Issuer hereby establishes new lengths or one or more Auction Periods pursuant to the Indenture of Trust, as amended:

1. The change shall take effect on                                         , the Interest Rate Adjustment Date for the next Auction Period (the “Effective Date”).

2. For the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be                                         , or the next succeeding Business Day if such date is not a Business Day.

3. For Auction Periods occurring after the Auction Period commencing on the Effective Date, the Interest Rate Adjustment Date shall be [                                         (date) and every                                          (number)                                          (day of week) thereafter] [every                                          (number)                                          (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in the Indenture of Trust.

4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the Indenture of Trust and our prior notice dated                                          regarding the proposed change.

5. Terms not defined in this Notice shall have the meanings set forth in the Indenture of Trust relating to the Class B-1 Notes.

APPENDIX B-30

6. The Issuer hereby certifies the instructions set forth in this Notice are in accordance with the terms and provisions of the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement.

GOAL CAPITAL FUNDING TRUST 2007-1, a Delaware statutory trust

By:	GOAL FINANCIAL, LLC, as Administrator

By:
Name:
Title:

Date:

APPENDIX B-31

ATTACHMENT E

NOTICE OF CHANGE IN AUCTION DATE

GOAL CAPITAL FUNDING TRUST 2007-1

STUDENT LOAN ASSET-BACKED NOTES

CLASS B-1 AUCTION RATE NOTES

Notice is hereby given by [                                         ], as Broker-Dealer for the Auction Rate Notes, that with respect to the Auction Rate Notes, the Auction Date is hereby changed as follows:

1. With respect to Class B-1 Notes, the definition of “Auction Date” shall be deemed amended by substituting “                                         (number) Business Day” in the second line thereof and by substituting “                                         (number) Business Days” for “two Business Days” in subsection (d) thereof.

2. This change shall take effect on                                          which shall be the Auction Date for the Auction Period commencing on                                         .

3. The Auction Date for the Class B-1 Notes shall be subject to further change hereafter as provided in the Indenture of Trust.

4. Terms not defined in this Notice shall have the meaning set forth in the Indenture of Trust, as amended, relating to the Class B-1 Notes.

5. The Broker-Dealer hereby certifies the instructions set forth in this Notice are in accordance with the terms and provisions of the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement.

[BROKER-DEALER], as Broker-Dealer

By:
Name:
Title:

APPENDIX B-32